As filed with the Securities and Exchange
                                         Commission on November 18, 2003.
                                              Registration No. 333-109592

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 2
                                      TO

                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          BIOPHAN TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

          Nevada                             8700                 82-0507874
(State or other jurisdiction of    (Primary Standard Industrial  (IRS Employer
 corporation or organization)      Classification Code Number)  Identification
                                                                  Number)

                      150 Lucius Gordon Drive, Suite 215
                        West Henrietta, New York 14586
                                (585) 214-2441
   (Address and telephone number of registrant's principal executive offices)

                               Michael L. Weiner
                            Chief Executive Officer
                       150 Lucius Gordon Drive, Suite 215
                         West Henrietta, New York 14586
                              Ph. (585) 214-2441
                              Fax:(585) 427-2433
           (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                            Melissa A. Mahler, Esq.
                              Nixon Peabody LLP
                               Clinton Square
                               P.O. Box 31051
                        Rochester, New York 14603-1051
                            Ph.  (585) 263-1000
                            Fax: (585) 263-1600

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


Page                                  i



               Subject to completion, dated November 18, 2003

                               PROSPECTUS


                            11,000,000 SHARES

                        BIOPHAN TECHNOLOGIES, INC.

                              COMMON STOCK

_________________

     This prospectus relates to the offer of up to 11,000,000 shares of the common stock of Biophan Technologies, Inc. by a selling shareholder, SBI Brightline Consulting, LLC.

     SBI may sell the shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. The shares of our common stock covered by this prospectus may be issued from time to time pursuant to a common stock purchase agreement between us and SBI, as further described in this prospectus. We will receive consideration from SBI in connection with our sale of shares to SBI as contemplated by the stock purchase agreement, but we will not receive any of the proceeds from the resale of shares by SBI.

     SBI is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sales of our common stock.

_________________

     Our common stock trades on the over-the-counter market under the symbol "BIPH." The last reported sales price for our common stock on November 17, 2003 was $.385 per share.

_________________

     Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the "risk factors" beginning on page 7 of this prospectus before investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. It is illegal for anyone to tell you otherwise.


                              The date of this prospectus is ___________ 2003.


     The information in this prospectus is not complete and may be changed without notice. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholder are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

     You should rely only on the information contained in this prospectus. We have not, and the selling stockholder has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                           TABLE OF CONTENTS

                                                                   Page

    Prospectus Summary                                                3
    Summary Historical Financial Information                          6
    Risk Factors                                                      7
    Use of Proceeds                                                  16
    Nature of Trading Market                                         16
    Dividend Policy                                                  18
    Capitalization                                                   18
    SBI Stock Purchase Agreement                                     19
    Spectrum Stock Purchase Agreement                                20
    Plan of Operation                                                21
    Business                                                         23
    Legal Proceedings                                                48
    Management                                                       48
    Executive Compensation                                           54
    Security Ownership of Certain Beneficial Owners and Management   57
    Certain Relationships and Related Transactions                   60
    Description of Securities                                        62
    Shares Eligible for Resale                                       63
    Selling Stockholder                                              64
    Plan of Distribution                                             65
    Legal Matters                                                    67
    Experts                                                          67
    Where You Can Find Additional Information                        67
    Financial Statements                                             68

                          PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes.

Biophan Technologies, Inc.

     Biophan is an early-stage research and development company focusing on technology that will enable certain medical procedures and biomedical devices, including cardiac pacemakers, defibrillators, guidewires, stents, prosthetic devices and others, to become safe and compatible with magnetic resonance imaging (MRI) diagnostics. Our approach is based on multiple technologies, some that are patented and others for which we have U.S. and foreign patents pending. Our research efforts are focused on demonstrating the feasibility of our coating and filtering solutions which we intend to license to medical device manufacturers for use in their existing and future products. We incorporated on August 1, 1968 and began our current line of business on December 1, 2000. From that date through our fiscal quarter ended August 31, 2003, we have had no revenues from operations and have incurred cumulative net losses of $9,328,746. Since December 1, 2000, we have relied entirely on sales of our securities and loans to fund our operations.

Stock Purchase Agreement with Selling Stockholder

     On October 1, 2003, we entered into a stock purchase agreement with SBI Brightline Consulting, LLC that obligates SBI to purchase, upon our election, up to 11,000,000 shares of our common stock for an aggregate purchase price of $2.9 million. At our election, we may sell the shares to SBI in six tranches that must be sold in the following order:

                                  Number of          Purchase Price
                                   Shares              Per Share
                                  ---------          --------------
           Tranche 1              2,000,000              $.15
           Tranche 2              2,000,000              $.20
           Tranche 3              2,000,000              $.25
           Tranche 4              2,000,000              $.30
           Tranche 5              2,000,000              $.35
           Tranche 6              1,000,000              $.40

     Except for the requirement to sell the tranches in order, there is no limitation on when we may require SBI to purchase the shares included in any tranche. We are not obligated to sell any shares to SBI unless and until we make an election to do so. If we sell all the shares to SBI, the shares will be sold at a weighted average purchase price of $.264 per share.

     This prospectus relates to shares of common stock that may be purchased by SBI pursuant to the SBI stock purchase agreement.

Existing Restated Stock Purchase Agreement with Spectrum

     In addition to our stock purchase agreement with SBI, we are a party to a restated stock purchase agreement with Spectrum Advisors, Ltd. Pursuant to the Spectrum agreement, we may require Spectrum to purchase shares of our common stock at our sole discretion and from time to time over a period of 24 months ending July 11, 2005. The purchase price for shares purchased under the Spectrum agreement is 80% of the average daily volume weighted average price of our common stock for the three trading days preceding the applicable date.

    Under the Spectrum agreement, Spectrum is currently committed to purchase shares for consideration of up to $3,000,000. Under certain circumstances, however, we are entitled to increase Spectrum's obligation under the Spectrum agreement to purchase common stock for up to 50% of our market capitalization but no more than $10,000,000. We have registered for resale by Spectrum 8,960,000 shares of common stock that we may sell to Spectrum pursuant to the Spectrum agreement. Through the date of this prospectus, we have sold Spectrum 3,325,757 shares for aggregate consideration of $491,190. If we were to sell to Spectrum the remaining shares that we have already registered at the closing price of our common stock on November 17, 2003 at $.385 per share, we would receive additional consideration of $1,735,347. If that were to occur, it would leave $773,463 available for sale under the current Spectrum commitment if we were to choose to register additional shares for resale by Spectrum.

The Offering

Securities Offered by SBI             Up to 11,000,000 shares that may be
                                      acquired by SBI pursuant to the stock
                                      purchase agreement between us and SBI

Use of Proceeds                       We will not receive any proceeds from
                                      the sale by SBI of shares in this
                                      offering.  We will receive proceeds
                                      from the sale of shares to SBI pursuant
                                      to the SBI stock purchase agreement.
                                      We expect to use such proceeds for
                                      working capital and for other general
                                      corporate purposes, including research
                                      and product development.

Risk Factors                          An investment in our common stock
                                      involves a high degree of risk and
                                      could result in a loss of your entire
                                      investment.

OTC Symbol                            BIPH


Executive Offices

     Our executive offices are located at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586. Our telephone number is (585) 214-2441 and our website is: www.biophan.com. The information on our website is not part of this prospectus.

                SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following table presents summarized financial information as of and for the six months ended August 31, 2003 and as of and for the fiscal years ended February 28, 2003, 2002 and 2001. The information is extracted from the consolidated financial statements presented elsewhere in this prospectus and in previous filings and should be read in conjunction therewith.

                        For the Six          For the Fiscal Year Ended
                        Months Ended                February 28,
                        -------------    ---------------------------------
                       August 31, 2003      2003        2002        2001
                         ------------       ----        ----        ----
                         (Unaudited)
Operating Data:
Revenue                           0              0           0          0
Salaries and related     $  257,503     $  648,304  $  461,629     59,861
General &
administrative
expenses                    224,445        582,174     475,520     16,059
Total expenses            1,355,589      3,438,252   3,705,917    729,130
Net (loss)               (1,355,589)    (3,438,252) (3,705,917)  (729,130)
Net (loss) per share          (0.04)         (0.11)      (0.14)     (0.08)
Weighted average
shares outstanding       38,532,599     31,731,051  27,000,962  9,166,887


                                                As of February 28,
                            As of        ----------------------------------
                       August 31, 2003      2003        2002        2001
                       ---------------      ----        ----        ----
                         (Unaudited)
Balance Sheet Data:
Current assets           $  142,843     $  476,353  $  672,823    172,092
Total assets                286,170        683,056     866,638     343,75
Current liabilities         927,726        796,187     645,389    280,992
Long-term liabilities       190,000         83,333           -    438,000
Stockholders' equity
(deficiency)               (831,556)      (196,464)    221,249   (375,240)
Working capital
(deficiency)               (784,883)      (319,834)     27,434   (108,900)

                            RISK FACTORS

     Please consider the following risk factors together with the other information presented in this prospectus, including the financial statements and the notes thereto, before investing in our common stock. The trading price of our common stock could decline due to any of the following risks, and you might lose all or part of your investment.

We Are A New Business With A Limited Operating History And No Revenues To Date And Are Not Likely To Succeed Unless We Can Overcome The Many Obstacles We Face.

     We are a development-stage company with limited prior business operations and no revenues. We are presently engaged in the early stage development of certain medical procedures and biomedical devices. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, our efforts have been allocated primarily to the following:

     *     organizational activities;
     *     developing a business plan;
     *     obtaining interim funding;
     * conducting research and working toward the ultimate successful development of our products;
     *     marketing to major biomedical manufacturers; and
     *     aggressively patenting our intellectual property.

     In order to establish ourselves in the medical device market, we are dependent upon continued funding and the successful development and marketing of our products. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a research and development company and that an investment in our common stock may be worthless if our business fails.

We Have Generated No Revenues And If We Are Unable To Generate Sufficient Revenues In The Future, We May Not Be Able To Continue Our Business.

     We are still in our formative and development stage. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated research and developmental expenses, employment costs, and administrative expenses. We cannot assure our investors that our proposed business plans as described in this prospectus will materialize or prove successful, or that we will ever be able to finalize development of our products or operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the start-up nature of our business, initially we expect to sustain substantial operating expenses without generating significant revenues.

We Are Dependent On Raising Additional Capital. If We Are Unable To Raise Additional Capital, Our Business May Fail Or Our Operating Results And Our Stock Price May Be Materially Adversely Affected.

     Because we are a development stage company and have no revenues, we need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail. The funds that we raise by selling stock to SBI and Spectrum under the stock purchase agreements may not be sufficient to carry out all of the plans described in this prospectus or to fund our operating losses until we are able to generate enough revenues to sustain our business. We do not have commitments for additional financing. To secure additional financing, we may have to borrow money or sell more securities, which may reduce the value of the securities to be sold by SBI in this offering. We may be unable to secure additional financing on favorable terms or at all.

     Selling additional stock, either privately or publicly, could dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations which would have a material negative effect on operating results and most likely result in a lower stock price.

We Have A History Of Losses And A Large Accumulated Deficit And We Expect Future Losses That May Cause Our Stock Price To Decline.

     For the fiscal years ended February 28, 2003, 2002 and 2001, we incurred net losses of $3,438,252, $3,705,917 and $729,130, respectively, and for the six months ended August 31, 2003 we incurred a net loss of $1,355,589. We expect to continue to incur losses as we spend additional capital to develop and market our technologies and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, the current economic weakness may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

Our Inability To Retain And Attract Key Personnel Could Adversely Affect Our Business.

     We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our president and CEO and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and eventually market our medical devices and other products being developed, which will have a material adverse effect on our business.

Our Research And Development Efforts May Not Result In Commercially Viable Products Which Could Result In A Decline Of Our Stock Price And A Loss Of Your Investment.

     Our technologies are in the development stage. Further research and development efforts will be required to develop these technologies to the point where they can be incorporated into commercially viable or salable products. We have set forth in this prospectus our proposed research and development program as it is currently conceived. We cannot assure you, however, that this program will be accomplished in the order or in the time frame set forth. We reserve the right to modify the research and development program. We may not succeed in developing commercially viable products from our technologies. Also, our research and development efforts are aimed at technology that will enable certain medical procedures and biomedical devices to become safe and compatible with MRI diagnostics. If MRI diagnostics are replaced by the healthcare industry, our technology and products, if any, may become obsolete. If we are not successful in developing commercially viable products or if such products become obsolete, our ability to generate revenues from our technologies will be severely limited. This would result in the loss of all or part of your investment.

We May Not Have Opportunities To Enter Into Strategic Partnerships For The Commercialization Of Our Technologies Which Could Have A Severe Negative Impact On Our Ability To Market Our Products.

     We intend to enter into strategic partnerships or other relationships with established biomedical, pharmaceutical and bio-pharmaceutical companies to obtain necessary regulatory approvals and to undertake the manufacturing and marketing efforts required to commercialize our products. On September 25, 2003, we entered into a development agreement with Boston Scientific Corp., a biomedical device company. We are also developing relationships with other potential partners; however, we have not yet entered into any definitive agreements with them. If we are unable to enter into any new partnerships, or if our relationship with Boston Scientific is not successful, then we may be unable to commence the commercialization of our products.

We May Not Be Able To Develop A Market For Our Technology Which Will Most Likely Cause Our Stock Price To Decline.

     The demand and price for our technology and related products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products maybe adversely affected. Our success will be dependent upon market acceptance of our technology and related products. Failure of our technology to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration. This would likely cause our stock price to decline.

If We Are Not Able To Compete Effectively In The Competitive Medical Device Industry, Our Future Growth And Operating Results Will Suffer.

     Our future success depends on our ability to compete effectively with other manufacturers of medical devices, including major manufacturers of pacemakers and other implantable devices that may have internal development programs. We are an early-stage research and development company engaged exclusively in developing our initial products. We have not yet completed our first product and have no revenue from operations. As a result, we may have difficulty competing with larger, established medical device companies. Most of our potential competitors will be established, well-known companies that have:

     * substantially greater financial, technical and marketing resources;
     *     larger customer bases;
     *     better name recognition;
     *     related product offerings; and
     *     larger marketing areas.

     Companies such as Medtronic Incorporated, Guidant Corporation, St. Jude Medical, Boston Scientific and Johnson & Johnson are major, international providers of active medical devices currently contraindicated for MRI. Because these companies may possibly develop MRI safe solutions for their own product lines, they may ultimately be in competition with us. These companies represent a wide array of medical devices and products, technologies and approaches. Most of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable
products and bring those products to market more efficiently than we.   If we
do not compete effectively with current and future competitors, our future growth and operating results will be adversely affected.

We May Not Be Able To Obtain Necessary Government Approval To Market Our Technology Which Will Most Likely Cause Our Stock Price To Decline And Our Business To Fail.

     Our marketing partners must obtain the approval of the U.S. Food and Drug Administration in order to market our MRI-safe technology. If these approvals are not obtained, or are significantly delayed, our ability to generate revenues may be adversely affected and our development and marketing efforts inhibited. This would most likely cause our stock price to decline and result in the loss of all or part of your investment.

We May Not Be Able To Protect Our Proprietary Rights And We May Infringe The Proprietary Rights Of Others. Our Inability To Protect Our Rights Could Impair Our Business And Cause Us To Incur Substantial Expense To Enforce Our Rights.

     Proprietary rights are critically important to us. Although we have exclusive licenses to three issued U.S. patents for MRI safety-related technology and we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them, we cannot assure you that any additional patents will be issued. Although we will seek to defend our patents and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement of their patents and other proprietary rights.

     Policing unauthorized use of our technology is difficult and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

Because Two Of Our Directors Are Equity Owners And Managers Of Biomed Solutions, LLC, A Creditor And Shareholder Of Biophan, There May Be Conflicts Of Interest.

     Michael L. Weiner, our President, CEO and director, is the Manager and a 24.3% beneficial equity member of Biomed. Mr. Weiner, and Ross Kenzie, also a director of Biophan, make up the Biomed Board of Members. Biomed and its members own a significant amount of our outstanding common stock and we owe Biomed $500,000 plus interest for the transfer to us of its MRI-compatible pacemaker patents pending. We have also executed a line of credit with Biomed pursuant to which we owe Biomed $266,000 plus accrued interest as of the date hereof. We have issued to Biomed 1,180,000 warrants for the purchase of our common stock. Mr. Weiner is also the Manager and 42.3% equity member of Technology Innovations, LLC, which is a 57% equity member of Biomed. Further, Mr. Weiner is on the board of Nanoset, LLC, an entity owned in part by Biomed and with which we have negotiated a technology license agreement and are exploring acquiring additional rights to Nanoset's technology.

     Because of their relationships with these other entities, Messrs. Weiner and Kenzie may have conflicts of interest with respect to certain matters affecting us. Biomed is a creditor of Biophan and has the right to reacquire the MRI-compatible technology that it sold to us if payments are not made on a timely basis. Thus, a potential conflict could arise as to the enforcement of Biomed's rights to the MRI-compatible technology under its agreement with us. Also, a conflict could arise among the entities in the determination of which entity might acquire a particular technology. All potential conflicts may not be resolved in a manner that is favorable to us. We believe it is impossible to predict the precise circumstances under which future potential conflicts may arise and therefore intend to address potential conflicts on a case-by-case basis. Under Nevada law, directors have a fiduciary duty to act in good faith and with a view to the interests of the corporation.

If We Fail To Pay The Purchase Price For Our Technology, That Technology Will Revert To Biomed, Which Will Significantly And Negatively Impact Our Business And Your Investment.

     Under the Transfer Agreement with Biomed in connection with our acquisition of the MRI intellectual property rights, Biomed maintains a security interest in the underlying patents until the amount of $500,000, plus interest at 8% per annum, is paid to Biomed. Biomed has the right to take back these intellectual property rights if we do not satisfy the liability which is payable in 12 equal installments commencing June 1, 2004. In the event we are unable to satisfy this condition, and we lose our rights to the technology, we will suffer significant harm to our business and financial condition which would most likely cause the price of our stock to decline.

The So Called "Penny Stock Rule" Could Make It Cumbersome For Brokers And Dealers To Trade In Our Common Stock, Making The Market For Our Common Stock Less Liquid Which Could Cause The Price Of Our Stock To Decline.

     Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

     * make a special suitability determination for purchasers of our shares;

     * receive the purchaser's written consent to the transaction prior to the purchase; and

     * deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

     Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We May Not Be Able To Fully Utilize Our Arrangements With SBI And Spectrum And, If Such Utilization Is Necessary, We May Be Required To Register Additional Shares For Resale By Spectrum, Amend Our Articles Of Incorporation or Identify Alternative Sources Of Capital

     Our authorized capital currently consists of 80,000,000 shares of common stock. As of October 31, 2003, we had 46,006,074 outstanding shares and outstanding options and warrants to purchase an additional 7,415,989 shares. We may grant options to purchase an additional 1,520,005 shares under our stock option plan and may be required to issue 5,282,759 shares upon the conversion of our outstanding debt that is convertible into our common stock. This leaves an aggregate of 19,775,173 shares of common stock available for sale to SBI and Spectrum under our existing arrangements with them. If we sell to SBI all 11,000,000 shares that we have the right to sell to it, we would have 8,775,173 shares available to sell to Spectrum. Of these shares, 5,634,243 have been registered for resale by Spectrum.

     In order to raise the balance of $2,508,810 currently committed by Spectrum by selling only those shares which are currently registered for resale, we would need to sell those shares to Spectrum at an average purchase price of $.468 per share. To raise the currently committed amount by selling to Spectrum all shares available for sale to Spectrum assuming that we sell 11,000,000 shares to SBI, we would need to register an additional 3,140,930 shares for resale by Spectrum and sell the shares to Spectrum at an average purchase price of $.30 per share. If we are not able to sell shares to Spectrum at these prices, we may not be able to fully utilize our capital arrangements with both SBI and Spectrum.

     If our need for capital requires us to fully utilize our arrangements with SBI and Spectrum and if we are unable to sell shares to Spectrum at adequate prices, we may need to register additional shares for resale by Spectrum, amend our articles of incorporation to increase the number of shares of our authorized common stock, identify alternative sources of capital, or undertake a combination of those actions.

Our Stock Purchase Agreements With SBI And Spectrum And The Issuance Of Shares To SBI And Spectrum Thereunder May Cause Significant Dilution To Our Stockholders, Encourage Short Selling and Have An Adverse Impact On The Market Price Of Our Common Stock.

     The resale by SBI and Spectrum of our common stock that they purchase from us will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, as all the shares we sell to SBI and Spectrum will be available for immediate resale, the mere prospect of our sales under the stock purchase agreements could depress the market price for our common stock. If we were to require Spectrum to purchase our common stock at a time when our stock price is low, our existing common stockholders will experience substantial dilution. The issuance of shares to SBI and Spectrum will dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock.

     The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

     The trading price of our common stock during the several month period leading up to November 17, 2003 was generally greater than the price per share for the first 4,000,000 shares that would be sold under our stock purchase agreement with SBI; however, our trading price during this period was less than the weighted-average purchase price of all shares covered by the SBI agreement. The closing price of our common stock on November 17, 2003 was $.385 per share and exceeded the purchase price for 10,000 of the 11,000 shares covered by the SBI agreement. If we sell shares to SBI at prices less than the current trading price of our common stock at the time of the sale, SBI may have an incentive to immediately resell such shares in the market which may, in turn, cause the trading price of our common stock to decline.

Our Common Stock Has Experienced In The Past, And Is Expected To Experience In The Future, Significant Price And Volume Volatility, Which Substantially Increases The Risk That You May Not Be Able To Sell Your Shares At Or Above The Price That You Pay For The Shares.

     Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. During 2002, and through the date of this prospectus, our common stock was sold and purchased at prices that ranged from a high of $6.45 to a low of $.10 per share. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

     The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

     *     variations in our quarterly operating results;
     * our ability to complete the research and development of our technologies;
     *     the development of a market in general for our products;
     *     changes in market valuations of similar companies;
     * announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     * loss of a major customer or failure to complete significant transactions;
     *     additions or departures of key personnel; and
     *     fluctuations in stock market price and volume.

     Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board OTC-BB and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

     Over the past few months, there have been periods of significant increases in trading volume of our common stock during which the price of our stock has both increased and decreased. The historical trading of our common stock is not an indicator of how it will trade in the future and our trading price as of the date of this prospectus is not necessarily an indicator of what the trading price of our common stock might be in the future.

     In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

The Spectrum Stock Purchase Agreement Limits Our Ability To Draw Down Amounts If The Draw Down Would Cause Spectrum To Hold More Than 9.9% Of Our Outstanding Common Stock. This Restriction May Limit Our Access To Capital When We Need It.

     The Spectrum stock purchase agreement provides that we may not sell shares of our common stock pursuant to our draw down right under such agreement if the sale would cause Spectrum to beneficially own more than 9.9% of our issued and outstanding common stock at any one time. As of the date hereof, 9.9% of our outstanding common stock would be 5,055,051 shares. To draw down the remaining commitment under the Spectrum agreement without exceeding the 9.9% limitation would require us to sell these shares at a price of $4.69 per share, a price that exceeds the recent trading price for our common stock. If we are unable to sell our stock to Spectrum at that price and Spectrum does not re-sell our stock, the 9.9% limitation may prevent us from raising the full amount of capital represented by Spectrum's current commitment. Accordingly, we may have to significantly curtail the scope of our operations and alter our business plan if we are relying solely on a draw down under the Spectrum stock purchase agreement. Of course, any resale of our common stock by Spectrum would reduce their beneficial ownership, reducing the effect of the 9.9% provision on our ability to exercise draw downs.

Because Spectrum Is A Resident Of A Foreign Country, It May Be Difficult Or Impossible To Obtain Or Enforce Judgments Against Spectrum.

     Spectrum is a Nevis corporation with offices in London, England, and a substantial portion of its assets are located outside of the United States. As a result, it may be difficult or impossible to effect service of process on Spectrum within the United States. It may also be difficult or impossible to enforce judgments entered against Spectrum in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

A Finder That We Engaged In A Private Placement Had Previously Been Convicted Of Securities Law Violations And May Have Been Required To Be Registered As A Broker Dealer As A Result Of Its Activities In Our Private Placement. We May Suffer Adverse Consequences As A Result Of Such Finder's Participation In Our Private Placement.

     Westbay Consulting, Inc., a Nevada corporation beneficially owned by Jason Cope, acted as finder and consultant to Biophan in connection with a private placement of our common stock that we conducted from September 2002 through January 2003. On August 14, 2001, the SEC obtained a final judgment against Jason Cope and three other defendants. Mr. Cope and the other defendants were ordered by the U.S. District Court for the Southern District of New York to pay a total of $19.4 million in disgorgement, interest and civil penalties. Mr. Cope was also enjoined from committing any further violation of the antifraud provisions of the federal securities laws These orders were based on allegations that Mr. Cope unlawfully offered and sold securities without being registered as a broker-dealer. Until after the completion of the private placement we were unaware that Mr. Cope had previously been convicted of violations of the securities laws. If we had been aware of Mr. Cope's prior violations of the securities laws we would not have hired Westbay to assist in our private placement.

     The SEC has informed us that in the opinion of the Division of Market Regulation, Westbay acted as an unregistered broker-dealer in connection with our private placement. The SEC further alleges that the shareholders that acquired our shares in the private placement may have acquired their shares in violation of federal securities laws. Although we believe that Westbay acted as a finder and not a broker-dealer in connection with our private placement, there can be no assurance that the SEC will not find otherwise.
We also believe that the private placement complied with the provisions of Regulation D and Rule 506 of the Securities Act of 1933, and was exempt from the registration provisions of the Securities Act. However, there can be no assurance that the SEC will not conclude that the private placement was defective or that the exemption from registration was not available. Without further information from the SEC, we are unable to predict the possible consequences to us should an adverse finding against Westbay or us be made by the SEC.

Special Note Regarding Forward-Looking Statements

     This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

     *     continued development of our technology;
     *     dependence on key personnel;
     *     competitive factors;
     *     the operation of our business; and
     *     general economic conditions.

     The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


                            USE OF PROCEEDS

     We will not receive any proceeds from the sale by SBI of shares in this offering. We will receive proceeds from the sale of shares to SBI pursuant to the SBI stock purchase agreement. We expect to use such proceeds for working capital, repay outstanding debts and for other general corporate purposes, including research and product development.


                        NATURE OF TRADING MARKET

     Our common stock is listed on the OTC Bulletin Board under the symbol BIPH. The stock was not actively traded until October 2001, and the following table sets forth, for the fiscal quarters indicated, the high and low bid prices. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions.

       Quarter Ended                         High        Low
       -----------------                    -----       -----
       November 30, 2001                    $6.50       $5.50

       February 28, 2002                    $7.25       $2.37

       May 31, 2002                         $2.65       $ .75

       August 31, 2002                      $1.13       $ .30

       November 30, 2002                    $ .38       $ .18

       February 28, 2003                    $1.15       $ .29

       May 31, 2003                         $ .51       $ .27

       August 31, 2003                      $ .37       $ .12

       Through November 17,                 $ .49       $ .10
       2003


     We currently have outstanding 46,006,074 shares of our common stock. Our shares of common stock are held by approximately 400 stockholders of record.


                            DIVIDEND POLICY

     We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.


                             CAPITALIZATION

     The following table sets forth our capitalization (unaudited) as of August 31, 2003. You should read this information in conjunction with our financial statements and the accompanying notes, and the other financial information appearing elsewhere in this prospectus.

Long-term debt                                     $190,000
                                                -----------
Stockholders' equity (deficiency):
  Common stock, $.005 par value
    Authorized, 80,000,000 shares
    Issued and outstanding, 40,951,317            $ 204,757
  Additional paid-in capital                      8,292,433
  Accumulated deficit                            (9,328,746)
                                                ------------
                                                $  (831,556)
                                                ============

                         SBI STOCK PURCHASE AGREEMENT

     On October 1, 2003, we entered into a Stock Purchase Agreement with SBI Brightline, LLC obligating SBI to purchase, upon our election, up to 11,000,000 shares of our common stock for an aggregate purchase price of $2.9 million. At our election, we may sell the shares to SBI in six tranches that must be sold in the following order:

                                  Number of          Purchase Price
                                   Shares              Per Share
                                  ---------          --------------
           Tranche 1              2,000,000              $.15
           Tranche 2              2,000,000              $.20
           Tranche 3              2,000,000              $.25
           Tranche 4              2,000,000              $.30
           Tranche 5              2,000,000              $.35
           Tranche 6              1,000,000              $.40

     Except for the requirement to sell the tranches in order, there is no limitation on when we may require SBI to purchase the shares included in any tranche. In particular, there is no specified expiration date for SBI's obligation to purchase the shares. The agreement permits us to exercise our right to sell multiple tranches at the same time, and no particular period of time must elapse between the sale of tranches. We are not obligated to sell any shares to SBI unless and until we elect to do so. However, if we want to sell any shares in a tranche we must exercise our right to sell all of the shares in the tranche. This prospectus relates to shares of common stock that may be purchased by SBI pursuant to the SBI stock purchase agreement.

     SBI's obligation to purchase the shares is subject to the shares continuing to be registered for resale by SBI and to other customary conditions for transactions of this kind. In particular, SBI's obligation is contingent on:

     * the continued accuracy of our representations and warranties contained in the agreement;
     *     our compliance with our agreements contained in the agreement; and
     * our delivery of an opinion of our counsel that the shares being purchased are duly authorized, validly issued, fully-paid and non-assessable.

     If we have exercised our right to sell a particular tranche of shares and the closing of the sale of such shares does not occur for any reason, we will have the right to exercise our right with respect to those shares again; however, SBI's obligation to purchase the shares remains contingent on our ability to satisfy the closing conditions at the time we seek to sell the shares.

     Our obligation to sell a tranche of shares to SBI once we have made an election is contingent on SBI's satisfaction of corresponding closing conditions which we may waive in our discretion.

                      SPECTRUM STOCK PURCHASE AGREEMENT

     Effective November 22, 2002, we entered into a restated common stock purchase agreement with Spectrum Advisors, Ltd., for the future issuance and purchase of shares of our common stock. This agreement restates and supersedes the common stock purchase agreement that we entered into on June 6, 2002 with Bonanza Capital, upon essentially the same terms and conditions. The Spectrum stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.

     In general, the draw down facility established by the Spectrum stock purchase agreement operates as follows: at our sole discretion and from time to time over the course of 24 months ending July 11, 2005, we may make unlimited draw down requests pursuant to which Spectrum is obligated to purchase up to an aggregate of $3.0 million of our common stock. However, at our option we may increase Spectrum's commitment to up to 50% of our market capitalization at the time we exercise this option, not to exceed $10.0 million. Using our market capitalization based on our closing stock price of $.385 on November 17, 2003, and subject to the limits on daily draw-down amount, we could increase Spectrum's commitment to approximately
$8,856,169. We are under no obligation to request a draw down during any period or, in the absence of such a request, to issue any shares to Spectrum. Spectrum's obligation to purchase the shares is subject to the shares being registered for resale by Spectrum and to other customary conditions for transactions of this kind.

     Each draw down request relates to a settlement period of three consecutive trading days. We must make the request prior to the beginning of the settlement period. The maximum amount we can draw in connection with a settlement period is 30% of the volume weighted average price of our common stock during the settlement period multiplied by our total trading volume during the settlement period. The minimum amount that we must draw when we make a draw request is $37,500. If, on any day during the settlement period, the average volume weighted price of our common stock drops below the minimum threshold price of $.18 or the trading of our stock on the OTC Bulletin Board is suspended for at least three hours, then:

     *     that day will be excluded from the relevant settlement;
     * the aggregate amount of our draw down request will be reduced accordingly;
     * the minimum amount that we must draw for that settlement period will be reduced by $12,500; and
     * the volume weighted average price for that trading day will have no effect on the pricing of the shares purchased during that draw down period.

     After each settlement period, the final draw down amount for that settlement period is determined. The price per share that Spectrum pays for the shares is equal to 80% of the average of the daily volume weighted average price of our common stock for each of the trading days included in the settlement period (without taking into account the price for any trading day excluded as described above). The number of shares of common stock that we will issue to Spectrum is equal to the final draw down amount divided by the applicable purchase price for the shares. The closing of our sale of the shares to Spectrum and our receipt of the proceeds from the sale generally occurs two trading days after the end of the applicable settlement period.

     The common stock purchase agreement does not permit us to draw funds if the issuance of shares of common stock to Spectrum pursuant to the draw down would cause Spectrum to beneficially own more than 9.9% of our issued and outstanding common stock at the time of issuance. In such cases, we will not be permitted to issue the shares otherwise issuable pursuant to the draw down and Spectrum will not be obligated to purchase those shares. Of course, any of Spectrum's resales of shares would reduce the number of shares it beneficially owns, and would enable us to issue additional shares to Spectrum subject once again to the 9.9% limitation.

     In connection with each draw down, we must pay to Carolina Financial Services, LLC a fee equal to 10% of the amount of the draw down. We must also issue to Carolina warrants to purchase 5% of the shares sold to Spectrum (up to 448,000 shares of our common stock) at a price equal to 110% of the selling price to Spectrum. Carolina is not obligated to purchase any of our shares pursuant to the common stock purchase agreement. We have paid $25,000 to Spectrum to cover the fees and expenses of its counsel in connection with the restated stock purchase agreement.

     Spectrum is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Spectrum to us for inclusion in the registration statement and prospectus. We are entitled to customary indemnification from Spectrum for any losses or liabilities suffered by us based upon material misstatements or omissions from the registration statement and the prospectus to the extent that they relate to information supplied by Spectrum to us for inclusion in the registration statement and prospectus. Each party to the restated stock purchase agreement is obligated to indemnify the other for losses or liabilities arising from such party's breach of its representations, warranties or covenants contained in the restated stock purchase agreement.


                          PLAN OF OPERATION

     We are currently in the development stage of operations and expect to be in that mode for at least the next 12 months. Our primary mission is to develop and commercially exploit technologies for enabling cardiac pacemakers and other life sustaining medical devices to be safe and compatible with MRI and other equipment that generates powerful magnetic and radio frequency signals.

     On October 1, 2003, we entered into a stock purchase agreement with SBI Brightline Consulting, LLC that obligates SBI to purchase, upon our election, up to 11,000,000 shares of our common stock for an aggregate purchase price of $2.9 million. There is no limitation on when we may require SBI to purchase the shares except that the shares are divided into six tranches that must be purchased in a particular order.

     In addition to agreement with SBI, we are a party to a restated stock purchase agreement with Spectrum Advisors LTD. Pursuant to the Spectrum agreement, we may require Spectrum to purchase shares of our common stock at our sole discretion and from time to time over a period of 24 months ending July 11, 2005. The purchase price for shares purchased under the Spectrum agreement is 80% of the average daily volume weighted average price of our common stock during the trading days relating to a particular draw. Spectrum is currently committed to purchase shares for consideration of up to $3 million under the Spectrum agreement. We have registered for resale by Spectrum 8,960,000 shares of common stock that we may sell to Spectrum pursuant to the Spectrum agreement. Through the date of this prospectus, we have sold Spectrum 3,325,757 shares for aggregate consideration of $491,190. If we were to sell to Spectrum the remaining shares that we have already registered at the closing price of our common stock on November 17, 2003 of $.385 per share, we would receive additional consideration of $1,735,347. If that were to occur, it would leave $773,463 available for sale under the Spectrum agreement if we were to choose to register 1,744,610 additional shares for resale by Spectrum.

     We estimate that a combination of the equity financing from the sale of our common stock pursuant to the SBI and Spectrum stock purchase agreements will be sufficient to satisfy our projected cash requirements over the next 12 months. Our estimate of these cash requirements is as follows:

     Research and product development..................    $  973,000
     Operating expenses, including
       administrative salaries and benefits,
       office expenses, rent expense, legal
       and accounting, publicity, investor
       relations.......................................    1,137,000
     Repay related party loan plus interest............      330,000
     Pay down past-due accounts payable................      260,000
                                                          ----------
     Total Cash Requirements...........................   $2,700,000
                                                          ==========

     Our estimate of operating expenses represents the expenditures we anticipate incurring in the operation of our business, and includes our estimated costs associated with the preparation of this prospectus and the filing of the registration statement of which it forms a part, including legal, accounting and printing expenses and filing fees.

     We intend to pursue our research and product development activities, concentrating the major portion of our available resources on the shielding and filtering technologies for achieving MRI safe solutions. We have identified a core group of potential customers/development partners for our technology and continue to meet with these companies on a regular basis. We are obligated by confidentiality and nondisclosure agreements with the companies we are speaking with concerning potential relationships. Consistent with our business strategy, on September 25, 2003, we entered into a development agreement with Boston Scientific Corp., a medical device manufacturer, to develop MRI capability for one of their products. The terms of this development agreement are confidential. Additionally, our negotiations with other biomedical device manufacturers and our evaluation of their proposals is continuing.

     Our goal is to enter into a development arrangement with several or more of these entities whereby each entity would provide financial and research support to further the commercialization of our technologies. In addition to seeking development arrangements with potential partners, we will continue to expand our technology portfolio by seeking to acquire complementary technologies through licensing arrangements with other third parties. Key members of our management team have and will continue to attend and present technical papers at industry trade conferences and to leaders in the pacing and medical device arena.

     We estimate that our research and development plan will require approximately $973,000 of our funds over the next 12 months, dedicated to the following activities:

     MRI Shielding for Active Medical Devices..........    $  563,000
     MRI Shielding for Passive Medical Devices.........       410,000
                                                           ----------
       Total...........................................    $  973,000
                                                           ==========
     The MRI Shielding project entails the development of technology that may be applied to active medical devices and passive medical devices to allow patients to undergo MRI diagnostics. Active medical devices include such items as pacemakers and drug pumps, and passive medical devices include such items as biopsy needles, stents and guidewires.

     Our current strategic plan does not indicate a need for material capital expenditures in the conduct of research and development activities, nor does the plan contemplate any significant change in the number of employees. We currently employ eleven full-time individuals.



                                  BUSINESS

Company History

     We incorporated in the State of Idaho on August 1, 1968 under the name Idaho Copper and Gold, Inc. On February 9, 1999, we amended our Articles of Incorporation to change our name from Idaho Copper and Gold, Inc. to Idaho Technical, Inc. On January 12, 2000 we formed a corporation in Nevada with the intent to move our domicile to Nevada. On January 24, 2000, we implemented the change of domicile to Nevada by filing Articles of Merger between the Idaho and Nevada Corporations. On December 1, 2000, we amended our Articles of Incorporation to change our name from Idaho Technical, Inc. to GreatBio Technologies, Inc. and on July 19, 2001, we amended our Articles of Incorporation to change our name from GreatBio Technologies, Inc. to Biophan Technologies, Inc.

     On December 1, 2000, we acquired LTR Antisense Technology, Inc., a New York corporation, from Biomed Solutions, LLC (formerly Biophan, LLC), a New York limited liability company, in a share for share exchange. As a result of the exchange, LTR became a wholly owned subsidiary. The exchange was consummated pursuant to and in accordance with an Exchange Agreement, dated December 1, 2000 and amended as of June 8, 2001, by and among our company, LTR and Biomed. LTR owns several patents for proprietary HIV antisense gene therapy technology.

     Just prior to the acquisition of LTR, our Board of Directors consisted of Geoff Williams (President), David A. Miller (Vice President/Secretary/ Treasurer), Dale F. Miller and Ed Cowle. There were 4,047,330 shares of stock outstanding including shares owned by the following control persons. Geoff Williams owned 351,000 shares (8.7%), David A. Miller owned 90,500 shares (2.2%), Dale F. Miller owned 91,500 shares (2.2%), Ed Cowle owned 851,000 shares (21%), H. Deworth Williams owned 1,398,200 shares (34.5%), and Biomed owned 718,000 shares (17.7%). There were no other control persons prior to the acquisition. The terms of the transaction were established by arms-length negotiations between Messrs. Cowle, Miller and H. Deworth Williams on behalf of our company, and Michael Weiner on behalf of Biomed, and were approved by our Board of Directors and the Board of Members of Biomed. In connection with the transaction, 250,000 shares were issued to Walter Keay, an individual who acted as a financial consultant for us in connection with the transaction.

     Immediately following the acquisition, the same control persons owned collectively 97.9% of Biophan.

     In connection with the exchange, we:

     * issued 10,759,101 shares of common stock to Biomed in exchange for all the issued shares of LTR; and

     * issued an additional 10,759,101 shares of common stock to a group of investors, consisting of Ed Cowle, H. Deworth Williams and Geoff Williams, for cash of $175,000 in order to provide initial working capital.

     Also on December 1, 2000, we acquired intellectual property rights, including a pending patent to the MRI-compatible pacemaker technology from Biomed, for future consideration of $500,000. The assignment was consummated pursuant to, and in accordance with, a Transfer Agreement, and a related Assignment and Security Agreement, dated December 1, 2000 and subsequently amended, by and between us and Biomed. The due date of this payment has been extended to be payable in 12 equal monthly installments commencing on June 1, 2004. The obligation bears interest at 8% per annum from February 28, 2002.

     The Assignment and Security Agreement (i) assigns the rights to the transferred MRI patents and subsequent improvements, and (ii) provides the same as collateral for the payment of the $500,000 liability under the Transfer Agreement. Both the Exchange Agreement and the Assignment and Security Agreement contain provisions for the reversion of the technology to Biomed if:

     *     we become bankrupt or otherwise seek protection from creditors; or

     * in the case of the MRI-compatible technology, we fail to pay the consideration therefor when due.

     During 2001, we entered into a Commercial Research and Development Agreement (CRADA) with the National Institutes of Health and the University of Rochester Cancer Center, wherein these organizations conduct research and development associated with the antisense technology. This allowed us to put our full resources into the development of the MRI safety improvements to biomedical products. In 2002, we decided to discontinue research and development of the HIV antisense technology and the CRADA was terminated. While the technology holds promise and has issued patents, we feel our most promising opportunity is in the MRI safe solutions we have developed and we intend to focus our research and development activities on that technology. We may sell the HIV antisense patents if an appropriate buyer can be identified.

Company Business

     Our core business is providing technology that will enable both implantable medical devices such as pacemakers, and interventional devices such as tools used inside the body during surgery, to be used safely and effectively in conjunction with MRI diagnosis, and will enable surgical procedures to be performed under real-time MRI guidance.

Background Terms, Facts, and Assumptions:

     MRI is widely considered to be the premiere non-invasive imaging method due to the following capabilities:

     *     Superb soft tissue contrast
     *     No ionizing (x-ray) radiation that can cause cancer.
     * No toxic contrast agents such as those used in some x-ray procedures to highlight specific tissues that can cause allergic or other reactions.
     *     Images are not obstructed by bone
     * Multi-plane images can be obtained without repositioning the patient
     *     The ability to use MRI to guide surgical procedures.

     Due to these advantages, we believe the use of MRI will continue to increase and our technologies will be attractive to commercial partners. As the technology continues to evolve, MRI systems using higher power levels will provide better image quality. However, these advances may create greater risks to more patients and institutions that use MRI, exposing pacemaker patients to MRI creates risks and liabilities that are likely to endure for some time. We believe that a solution that can be shown to substantially reduce these risks would be readily accepted by the market. Such a solution may provide prospective licensees with the opportunity to increase their market share by offering safer devices, as well as reduce potential liabilities. Biophan's MRI-safe technology platforms could make this possible in a way that requires no changes to existing product designs, and requires very minor modifications to existing product manufacturing processes.

     FDA regulations and manufacturer labeling for pacemaker devices include strict contraindications against use in an MRI environment(See Achenbach S, et al Am Heart J 1997;134:467-473; ECRI, Health Devices Alert, May 27,1988, pp.1; Shellock FG, Reference Manual for Magnetic Resonance Safety: 2002 edition, Amirsys, Inc., Salt Lake City, 2001; Zaremba L. FDA guidance for MR system safety and patient exposures: current status and future considerations / Magnetic resonance procedures: health effects and safety. CRC Press, Boca Raton Fl, pp.183-196, 2001). Contraindication means that a particular action or procedure, in this case, use in an MRI environment, is inadvisable. This pacemaker contraindication is based on evidence that induced electrical currents in the pacemaker lead can falsely pace the heart rapidly, can damage the device itself, and can create localized heating that causes tissue damage that may degrade the effectiveness of the pacing system. Independent description of these problems can be found in the following references:

     1. Experimental studies showing that pacemaker electrodes could heat up to 100 C (increase of 63.1 C) within 90 seconds of MRI scanning: S. Achenbach, et. al. "Effects of MRI on Cardiac Pacemakers and Electrodes, American Heart Journal, 1997, 134, 467-473.

     2. Professional opinion that "In practice, it is not possible to design a device for use in an MR environment, incorporating long metallic parts such as guidewires, mechanical cables, or electrical leads, and be completely sure of safety." Conclusions from experimental studies showing 74 C (and higher) temperature increases in guidewires after 30 seconds of MR scanning. M. Konings, et.al. MEDICA MUNDI, 45/1, March 2001, page 35.

     3. Experimental data indicating a maximum temperature of almost 90 C and myocardial necrosis (that) could be demonstrated in histological studies.
F. Duru, et.al. Pacing in MRI environment: Clinical and technical considerations on compatibility. Eur Heart J, 2001, 22: 113-124.

     A conservative estimate of pacemaker population worldwide is 2.5 million (See Barbaro, V.; Bartolini, P., and Bernarducci, R. Biomedical Engineering Laboratory, Istituto Superiore di Sanita, Rome, Italy. ingbio:net.iss.it 2.5 million in 1997 and growing annually). Another reference ("Interference in Implanted Cardiac Devices, Part II" by Sergio L. Pinski and Richard G. Trohman, October 2002, PACE, Vol. 25, No. 10) cites a Japanese survey in which 17% of Japanese pacemaker patients stated that they presented conditions for which MRI would have been recommended if the device (pacemaker) had not been present. Since the practice of medicine in Japan reflects standards of care in the US and other countries where the use of pacemakers is widespread, it is reasonable to use the 17% figure across the worldwide population of pacemaker patients (2,500,000) to reach a number of 425,000 people who have at some time in the past been denied access to MRI diagnosis as a result of their pacemaker implant. Biophan has taken a conservative approach to these numbers and estimated that at least 300,000 pacemaker patients have been denied an MRI. However, currently no pacemaker patient can safely undergo an MRI, and FDA regulations and manufacturer labeling for pacemaker devices include strict contraindication against use in an MRI environment.

     Our shielding technology is intended for use on the lead that connects the implanted pulse generator to the electrodes that are placed in the internal heart wall. In order to eliminate risks associated with MRI for current pacemaker patients, the existing lead would need to be removed. This removal procedure is typically not done due to associated risks to the patient. As a result of this our shielding technology is intended only for future products, not previously implanted pacemakers. 600,000 people receive a pacemaker implant annually, and our technology could potentially be applied to all of these devices if it were adopted by all pacemaker and lead manufacturers worldwide. See http://biomed.brown.edu/Courses/BI108/BI108_1999_Groups/
Cardiapacing_Team/economics.html. In addition, the shielding technology, if successfully developed, could be used as an alternative to our photonic technology for use in temporary pacing for patients with existing implanted pacemakers who need an MRI procedure.

     Other medical devices also contraindicated for use with MRI could be made safe with Biophan's technologies. (See "The Reference Manual for

Magnetic Resonance Safety, by Dr. Frank G. Shellock, 2002 edition, Amirsys Inc., ISBN 1-931-884-00-5.). Technologies currently under development by us for MRI safety and compatibility, provide the following advantages to devices that use them:

     * Reduction of heating to long metallic components resulting from radio frequency energy and pulsed magnetic fields used in MRI;

     * Reduction of electrical currents induced in metallic components resulting from radio frequency energy used in MRI; and

     * Reduction of MRI distortion resulting from metallic or other conductive components in or near the body area being imaged.

     Pacemakers are one example of implanted devices used to control organ function. Other cardiac-related devices, such as implantable cardioverter defibrillators, are used to not only pace, but also to help the heart recover from episodes of dangerously high pulse rate (cardioversion) and from random chaotic behavior (defibrillation). Other stimulation devices are used to help organize the contraction of the four heart chambers to reverse the effects of congestive heart failure (CHF). Neurostimulators are being used to stimulate brain tissue and eliminate symptoms of Parkinson's disease. Electrical stimulators are also being used for bladder dysfunction. All of these devices use electrical leads similar to those in pacemakers. These devices are subject to the same heating and electrical currents and can benefit from the technologies being developed by Biophan.

     Surgical placement of leads used with pacemakers and other implantable devices, placement of catheters for short-term use, and placement of more permanent devices such as stents within the circulatory system, is done by use of guidewires. These guidewires typically use long metal wires for reasons of strength, flexibility, and reliability. The use of guidewires benefits from direct, real-time visualization. MRI is preferred in many cases due in part to the fact that x-ray imaging exposes patients and physicians to radiation, and due to the improved soft-tissue imaging available with MRI. However, guidewires and long wire components in catheters are subject to the same problems associated with pacemaker leads when used in MRI. Thus, our technologies being developed can also provide benefits to these devices.

     We are presently in the process of establishing one or more partnerships to complete the development process for our technologies. These partnerships may be with one or more companies involved in the manufacture and sale of:

     *     components such as pacemaker leads,

     * active devices such as pacemakers that make active use of wires to conduct data and stimulating pulses,

     * passive devices such as guidewires that only make use of the physical properties of the wire elements in them, and

     *     MRI diagnostics systems.

     All of these potential business relationships are being pursued with the interest of funding the remaining development work, supporting necessary clinical trials and approvals, and ultimately resulting in a license for manufactured products with royalties coming to Biophan. Consistent with our business strategy, on September 25, 2003, we entered into a development agreement with Boston Scientific Corp., a medical device manufacturer, to develop MRI capability for one of their products. The nature and terms of this development agreement are confidential. Additionally, our negotiations with other biomedical device manufacturers and our evaluation of their proposals is continuing. If we do not enter into additional development or licensing arrangements with any third parties then we may need to obtain additional financing to continue our development efforts. In this situation, if we are unable to obtain additional financing or sell or license our technology we would have to discontinue our development efforts which may force a dissolution of the business. We do not have plans to create separate business units to pursue these opportunities.

     An MRI procedure may be crucial to diagnosing colon cancer, a brain tumor, or a host of other serious, life threatening problems. The existence of a medical device that is not MRI safe and compatible requires physicians and patients to make a very difficult decision to either forego the MRI, or risk serious injury and potential death from undergoing MRI with a pacemaker, neurostimulator, or other implantable device installed. See the following references for information relating to patient deaths:

     1. FDA Medical Device Report (MDR) records of pacemaker patient deaths during or shortly after an MR exam. FDA Medical Device Records (MDRs) # 351516, 748838, 175218, and 1259381.

     2. Pacemaker patient who died 15 minutes after MRI scan of the brain. "Fiber Optics May Allow Pacemaker Users To Undergo MRIs Without Health Threat." The Wall Street Journal, Feb 22, 2002. D. Pennell, M.D. Imperial College, London.

     3. Pacemaker patient who suffered severe brain damage and death following an MRI exam. Loss prevention case of the month. "Not my responsibility!" Journal of the Tennessee Medical Association. 1988;81(8):
523, J. K. Avery, M.D.  St. Thomas Hospital, Nashville, TN.

Technology

     A brief description of the terms used to describe our technologies may be helpful and is presented below.

     * The term "MRI safe" refers to a situation in which MRI testing will cause no harm to the patient or to any implantable or interventional device within them.

     * The term "MRI compatible" refers to a situation in which image interference is minor, and the resulting MRI image is useful in diagnosing the patient's state of health.

     * The term "active" refers to an implantable device or surgical implement that uses optical, electrical, and/or other energy to sense or transmit information, and/or modify or treat diseased tissue. Examples include pacemakers and related devices, catheter imaging devices, and drug pumps, all of which may be affected during MRI.

     * The term "passive" refers to an implantable device or surgical implement that does not transmit information but serves to move, secure or modify tissue or another device, and does so via its mechanical action or presence only.

     * Carbon composite materials consist of ultra-fine whiskers of carbon dispersed in a plastic material. The resulting material has the ability to absorb and/or reflect electromagnetic energy at frequencies that relate to the size of the whiskers. This material can be extruded and molded to make components.

     * Nanomagnetic materials consist of ultra-fine particles of magnetic material (such as iron) embedded in a ceramic material. These particles are so small that they behave differently than they would in a continuous layer or solid. The choice of magnetic and ceramic materials, particle sizes, and layer thickness permit 'tuning' the nanomagnetic layer to reflect and/or absorb specific frequencies of energy. They are also so thin that they can flex without breaking and are extremely tough.

     * Filtering technology that essentially blocks unwanted induced currents at both ends of a catheter or other device.

     * Photonic technology that uses miniature diode lasers and photocells at each end of a catheter or pacemaker lead or surgical device to transmit energy and information without any electrical conductors. Diode lasers are semiconductor devices that can be as small as the size of a grain of salt that convert an electrical pulse to light at a single frequency or color. Photocells reverse this process and can also be very small. By integrating these elements carefully at each end of an optical fiber, we can send power and information without the use of wires. This technology has been made very reliable and cost effective by development in support of the telecommunications industry.

     * A further application of photonics is in intraluminal imaging. This is an extension of MRI imaging where the MRI receiver coil that is traditionally outside the body, is reduced to a very small size (microcoil) so that it can be placed inside (intra) a body cavity or blood vessel (lumen). This can provide significant improvements in resolution. We believe the performance and safety of these microcoils can be greatly improved by using our photonic technology to replace the wires currently being used by researchers to connect them to the external MRI system.

Research and Product Development Activities

     We are developing technology that will enable patients with implanted biomedical devices to safely undergo MRI. The research and development expenses incurred by us were $113,144 for the fiscal year ended February 28, 2001; $949,124 for the fiscal year ended February 28, 2002, $1,373,124 for the year ended February 28, 2003, and $439,889 for the six months ended August 31, 2003.

     We are committed to the development of MRI-safe solutions for pacemakers and other biomedical devices. Specifically, we have been developing an MRI safe temporary pacemaker and recently conducted animal tests demonstrating that this temporary pacemaker can safely pace an animal's heart. The details of this testing are discussed below. The current design of the temporary pacemaker utilizes a photonic, or fiber-optic based catheter which could be inserted into a patient prior to an MRI procedure to ensure that if their implanted device fails or malfunctions, the temporary device will keep their heart safely paced. Based on our testing and research we believe the technical and clinical feasibility of a photonic approach has already been demonstrated.

     Initially, we planned to develop the photonic temporary pacemaker ourselves through clinical trials, FDA approval and into commercial use. However, we do not intend to take the device through FDA approval on our own. Instead we are offering the temporary pacemaker, along with our other MRI safe solutions, to prospective licensees for licensing and further development. To date we have received licensing interest in a fiber-optic catheter for an imaging application using MRI scans, called "intraluminal imaging" however, we have not yet entered into any licensing or development contracts for the technology.


     Our current research efforts are focused on demonstrating the feasibility of our coating and filtering solutions that we intend to license to medical device manufacturers. Initial tests of these solutions have been promising enabling us to have discussions with several companies regarding potential development arrangements. Consistent with our business strategy, on September 25, 2003, we entered into a development agreement with Boston Scientific Corp., a medical device manufacturer, to develop MRI capability for one of their products. The nature and terms of this development agreement are confidential. Additionally, our negotiations with other biomedical device manufacturers and our evaluation of their proposals is continuing.

     The results of these tests are discussed below. Until these tests were recently completed, it was not clear if these solutions could solve the MRI safety issues of pacemakers and other devices. With the initial results we have achieved, it appears that these solutions can significantly reduce the heating and other problems that have caused the MRI contraindications. Our discussions with major manufacturers of pacemakers and other devices have indicated a strong preference for coating/filtering solutions versus photonic solutions for several reasons including battery life and ease of engineering redesign. To date, we have received licensing interest in our technology from pacemaker, guidewire and neurological device companies, but we have not yet entered into any licenses for the technology.

     Our original focus was solely on pacing technology. However, following the testing of our coating and filtering technologies and the corresponding positive feedback from medical device manufactures, both inside and outside the pacing industry, we believe our potential market has been significantly increased. This increase is a result of developing technology that could be utilized by medical devices, including guidewire and neurological devices in addition to the pacemakers. As the coating/filtering technology does not require a complete product redesign and manufacturers have indicated a preference for this technology, we believe the time to commercialize our technology has been reduced. Further, we anticipate that one or more manufacturers will partner with us in developing the technology, thereby reducing our capital requirements. If we do not enter into a development or licensing arrangement with a third party for our coating/filtering technologies then we will have to obtain additional third party financing to fund these development efforts or discontinue further development of our coating/filtering technologies.

     We have completed two evaluations of the fiber-optic based temporary pacemaker. Tests were performed in an active MRI environment conducted in a "phantom" (a plastic box with gel material that mimics the body) proved operability of the device and lack of heating. An animal study demonstrated that the device can effectively pace the heart. No clinical tests on humans have been conducted and there are currently no plans to do so unless a development partner is identified and unless they assume responsibility for conducting these tests. However, animal studies such as those conducted have a good correlation to human clinical trials, since the cardiac pacing mechanisms and their similarities across species are well understood.

     We believe that the combination of these tests demonstrates that a photonic pacemaker can effectively pace a heart, while eliminating the serious problems related to induced electrical currents and heating of the lead/tissue interface. In the test, the photonic catheter and pacemaker provided cardiac stimulation equivalent to that of a traditional electronic pacemaker. The in vitro test demonstrated that this stimulation is safely provided in the presence of electromagnetic fields associated with MRI. Additionally, the photonic catheter was found to have handling characteristics similar to traditional catheters.

     The fiber-optic lead has been tested in an MRI machine and does not heat up as do existing catheters that contain metal wires. We are exploring the use of this technology with third parties, under license, for use in deep brain stimulation applications, such as treating movement related disorders like Parkinson's disease and epilepsy. We have also received OEM licensing interest from several companies wishing to use the fiber-optic lead to power intraluminal coils. We are anticipating one or more R&D contracts to help finance the development of this product that is based upon Biophan's photonic technology platform.

     We have licensed, on an exclusive basis, issued patents for shielding and electromagnetic interference (EMI) filtering technologies that include the use of carbon composite and nanomagnetic particle technologies.

     We have obtained a license from Johns Hopkins University for an issued patent for an MRI-safe electrocardiogram and pacemaker lead. The license is exclusive to us for implantable devices and also covers other market segments. This technology provides a low-pass radio frequency ("RF") filter at the electrode tip in the heart that permits conduction of pacemaker signals but blocks high-frequency MRI electromagnetic signals that cause problems in implanted devices.

     Two tests of our technologies were recently conducted in active MRI imaging systems at imaging centers located in Western New York. The first test, showed a reduction of thermal heating caused by an MRI machine on a metal wire similar to a pacing lead that is protected by one of our MRI technologies. The control sample heated over 22 degrees Centigrade in less than one minute. With the Biophan technology added, the heating was reduced to about 1 degree Centigrade, below the level that can cause tissue damage and well within FDA safety guidelines. The second test showed a reduction of 89% in the electrical energy induced in a metal object by the MRI radio frequency field after our MRI safety technology is added to the sample.

     The two tests of Biophan's coating and filtering technology were conducted on November 11, 2002 and February 13, 2003. These tests were performed in an actual MRI chamber at the University Medical Imaging Center
(UMI), located at 4901 Lac de Ville Boulevard, Rochester, New York. Both tests were run by Biophan and UMI personnel.

     We have also filed patents for reducing the energy output of an MRI machine in order to minimize the energy that causes lead heating. The combination of shielding, filtering, and MRI output reduction could possibly result in solving the MRI heating problem in both active medical devices (e.g., pacemakers, defibrillators), and passive medical devices (e.g., catheters and guidewires).

     We conduct our R&D and prototype development through sub-contract arrangements with third parties. Greatbatch Enterprises Corporation, a company in Clarence, New York founded and managed by Wilson Greatbatch, has developed the fiber-optic prototype temporary pacemaker for us under contract, and has assigned the related patent applications to Biophan. Any future prototype work on the photonic catheter will be conducted with FDA approved manufacturers. Biophan has entered into R&D agreements with Alfred University to develop nanomagnetic shield technology, and with the University of Buffalo for carbon composite polymers (extremely fine carbon fibers in a polymer, or plastic base material). These arrangements are discussed below in more detail.

     Biophan has entered into a development agreement with the UB Business Alliance (at the University of Buffalo). The objective of the first phase of this collaboration focused on developing the means to shield implanted medical devices, such as a catheter, from the harmful effects of MRI. The second phase of this collaboration is focusing on improving the shielding technology developed in phase one by optimizing the formulation through the use of a magnetic additive. The technology being developed by this collaboration consists of small carbon materials manufactured in a flexible polymer support. Major activities include development of optimally performing mixtures of carbon and polymer materials and the application of these optimal formulations to medical devices. Under the terms of the agreement for phase one of the collaboration, we paid $23,375 toward the total project cost of $42,994. All aspects and obligations of phase one have been completed and satisfied. Biophan will pay $31,922 toward the total phase two project cost of $50,539 in four equal installments of $7,980.50. The initial amounts were paid August 15, 2003 and October 24, 2003, and subsequent installments are due and payable as follows: January 31, 2004 and a final payment within 30 days of the receipt of the final project report. Phase two of this collaboration is expected to be completed in August of 2004.

     Biophan has also entered into agreements with Alfred University. The objective of this collaboration is to develop the means to shield implanted medical devices, such as pacemaker leads, from the harmful effects of MRI and to resolve image artifacts in medical devices such as guidewires, stents, pacing leads and other medical devices. The technology being developed by this collaboration consists of nano-magnetic materials and the processes used to apply these materials as uniform, thin-film coatings. Major activities include the development of optimal nano-magnetic coating formulations, delivery of coated pacemaker leads, the delivery of coated guidewires and other devices suitable for testing, processes for applying these formulations to medical devices, and the testing of these devices in an MRI system. This collaboration also provides Biophan with access to expensive, thin-film coating equipment considered essential to the development of effective nano-magnetic MRI shielding materials. Biophan has paid Alfred University $127,200 to date for these services.

     While the objectives of the two collaborations are similar (i.e. the development and evaluation of MRI shielding materials), it should be understood that each collaboration is developing a different technology. The success of these collaborations would provide Biophan with multiple solutions to the MRI safety problem. Biophan considers this to be very important, since the MRI shielding requirements differ by product type, and having multiple solutions would enable us to apply our technologies to a broader range of products. Specific product technology development activities along with timelines and estimated costs, can be found in the section "Products and Markets" below in this document.

Patents and Intellectual Property

     We have been aggressive in filing patent applications on these technologies. Due to the importance of our patent portfolio it may be helpful to provide more detail regarding the patent process:

     * Once a patent application is filed, the United States Patent & Trademark Office (USPTO) examines it over a period that may range from a year to two or more. USPTO Office Action is a challenge to the content or scope of the patent, and may require one or more iterative responses to the Examiner's questions or challenges. During this process, typically after 18 months from filing, the USPTO will publish the application, making it available on the USPTO database so that it is publicly available. Once negotiation over the Office Action is complete the USPTO may allow the patent, essentially informing the inventor(s) that they may pay fees and the patent will then issue, or become a formal patent.

     * As previously discussed, we have exclusive licenses, for medical device applications, to three issued patents; one each in the areas of carbon composite shielding, nanomagnetic shielding, and RF (radio frequency) filtering. RF filters are commonly used in communications equipment to block unwanted signals.

     * We have filed 42 US patent applications covering various aspects of photonic and other technologies providing improvements in MRI safety and compatibility, as well as other aspects of implantable device performance. None of these applications has yet been allowed, approximately 80% of these have been published by the USPTO, and initial Office Actions have commenced.

     * The inventor of the nanomagnetic shield technology, Dr. Xingwu Wang, at Alfred University, New York, has applied for an additional nine US patent applications covering further improvements extensions to that technology; these will also be licensed exclusively to Biophan for medical markets.

     * Additional patent filings in nanomagnetic materials, and in MRI microcoil designs, are in process or contemplated.

The issued patents have remaining lifetimes, as follows:

     *     U.S. 6,506,972; Magnetically Shielded Conductor; 19 years
     * U.S. 5.827,997; Metal Filaments for Electromagnetic Interference Shielding; 11 years
     * U.S. 5,217,010; ECG Amplifier and Cardiac Pacemaker for Use During Magnetic Resonance Imaging; six years

     Lifetimes for any additional patent applications that are granted as patents by the USPTO will be the greater of:

     *     17 years from the date of issue, or
     *     20 years from the date of filing.

     The patent strategy being pursued by us is based on both broad coverage at the system level and focused coverage at the component level. This strategy is being applied to active medical devices such as cardiac assist devices (pacemakers and defibrillators), intraluminal imaging coils, patient monitoring instrumentation, neurostimulators, drug pumps, endoscopes; and to passive medical devices such as biopsy needles, guidewires, and to other medical devices that need to be made safe and effective in an MRI environment.

     Michael L. Weiner, our President and CEO, has participated as inventor or co-inventor in a number of the patent applications currently being pursued by Biophan, each of which has been assigned to us. Throughout his employment, Mr. Weiner has assigned and will continue to assign to us rights to patents that deal with MRI safety, image compatibility and HIV antisense. Biophan does not have proprietary rights in six unrelated patents, of which Mr. Weiner is the inventor or co-inventor, in areas of technology outside of Biophan's business interests. One of the six patents was the basis for an infringement suit against LeapFrog Enterprises, which was recently settled. The terms of the settlement agreement are confidential. This infringement suit was unrelated to the business of Biophan as is the patent upon which it is based. Of the patents, for which Mr. Weiner is an inventor of co-inventor, assigned to entities other than Biophan, none will be directly or indirectly competitive with Biophan. All material assignments of patent applications from Mr. Weiner to Biophan have been filed as exhibits to the registration statement, of which this prospectus is a part.

Products and Markets

     We are addressing three basic areas of technology and product development that apply across several market segments:

     *     MRI shielding for active medical devices.

     * MRI shielding for passive medical devices, such as guidewires and biopsy needles, enabling surgery be done under MRI guidance.

     *     Photonic and shielding solutions for MRI imaging

     We do not intend to produce by ourselves a product for sale, but rather to make our technologies available to other companies or partners that would like to include in their own product portfolio a new product(s) containing our technology. We anticipate that any such product(s) would be developed through collaboration with external companies or partners. Most likely, we would enter into licensing and R&D agreements with these partners, which ultimately could be potential sources of funding. Although we would consider lump-sum license payments, if offered, we anticipate licensing income in advance of product sales to tie up rights for each market segment, and then ongoing royalties once these products are in the market. Potential revenue streams above any negotiated minimum license payments would likely commence six to nine months following approval by the FDA for product shipments.

     Following are brief descriptions of the planned development activities, each with a set of milestones with timeline and estimated Biophan cost net of any revenues. In each case, we are assuming that a commercialization partner will be identified and provide revenues, in the form of development payments, to assist us in the further development of the particular technology. The milestone projections comprehend receiving such development revenues, in each case, at the milestone/activity stage denoted as "3. Complete a Detailed Product Design", generally, during the first half of calendar year 2004.

MRI shielding for active medical devices

     We have licensed, developed, and patented technology in both carbon composite shielding and nanomagnetic shielding. For certain devices, this approach has the potential to provide a more cost-effective path to MRI safety and compatibility than the photonic approach. Results of direct testing in an MRI device to date have been quite promising, and further work is underway to refine the designs of materials and coating methods. This MRI shielding technology may be applied to active medical devices such as pacemakers and related devices, drug pumps, and the like. We are currently having discussions, under confidentiality agreements, with manufacturers of primary device components such as pacemaker leads, as well as manufacturers of complete systems, concerning their use of this technology. Ongoing research, test, and evaluation activities in nanomagnetic shielding are being done internally, and in conjunction with Dr. Wang (the inventor of the technology) at Alfred University, and Dr. Chung at the University of Buffalo. The material terms of these contracts are discussed under the heading "Research and Product Development Activities."


Milestones / Activities - MRI Shielding for Active Devices:

       MILESTONE/ACTIVITY                            TIME PERIOD          REQUIRED
                                                                          FUNDING
                                                                          (000s)
----------------------------------------------------------------------------------
1.     Demonstrate Technical Feasibility

  a.     Demonstrate the ability to minimize or      Done
         eliminate device heating and electrical
         problems caused by MRI


Page                                  35


  b.     Demonstrate the ability to meet             December 30 - June 04    $ 80
         secondary product performance
         requirements (e.g. biocompatibility,
         flexibility, etc)

  c.     Demonstrate that the technology can be      December 30 - June 04    $ 60
         manufactured at acceptable costs and
         quality

  d.     Continue to file related patent             Done
         applications

2.     Identify a commercialization                  March to June 2003       $ 33
         partner(s)

3.     Complete a Detailed Product Design            December 03 - June 04    $180
  a.     Further optimize the technology's
         performance and manufacturability

  b.     Develop detailed Product Design and
         Manufacturing Process Specifications

4.     Complete Design Verification                  May 04 - October 04      $210

  a.     Demonstrate that a product
         manufactured to the Product Design
         Specifications will satisfy the
         Product Performance Requirements

  b.     Develop documentation required to
         initiate clinical testing

                                                      Spending through        $563
                                                      October 2004

5.     Complete Design Validation                     November 04 - June 05   $150


Page                                  36



  a.     Demonstrate that a product
         manufactured to the Product Design
         Specifications is clinically effective
         and safe when used as intended

  b.     Develop documentation required for
         regulatory body approval to distribute
         and sell the product
                                                      Total Project Spending  $713
                                                                             ======

       Biophan intends to identify a
       commercialization partner(s) to help
       prioritize and financially support
       activities (3), (4), and (5).

MRI shielding for passive medical devices

     The same MRI shielding technology may be applied to a wide variety of passive devices that are used in implantable medical devices and in surgery, such as biopsy needles, guidewires, endoscopes, etc. We believe that our MRI shielding will eliminate the problems of patient risks and image degradation for passive devices and surgical implements which incorporate the technology. We are currently having discussions with a variety of manufacturers of passive devices, and are involving them in test procedures we are conducting. Ongoing research, testing, and evaluation of this technology is also being done with Dr. Wang (the inventor of the technology) at Alfred University, and Dr. Chung at the University of Buffalo.

Milestones / Activities - MRI Shielding for Passive Devices

        MILESTONE/ACTIVITY                         TIME PERIOD             REQUIRED
                                                                           FUNDING
                                                                           (000s)
-----------------------------------------------------------------------------------
1.      Demonstrate Technical Feasibility

  a.      Demonstrate the ability to minimize or   Done
          eliminate device heating and electrical
          problems caused by MRI

  b.      Demonstrate the ability to meet          December 03 - June 04      $ 50
          secondary product performance
          requirements (e.g. biocompatibility,
          flexibility, etc)

  c.      Demonstrate that the technology can be   December 03 - June 04      $ 40
          manufactured at acceptable costs and
          quality

  d.      Continue to file related patent          October 03 - February 04   $ 40
          applications

2.      Identify a commercialization               October 03 - December 04   $ 30
        partner(s)


Page                                  37



3.      Complete a Detailed Product Design         December 03 - May 04       $ 80

  a.      Further optimize the technology's
          performance and manufacturability

  b.      Develop detailed Product Design and
          Manufacturing Process Specifications

4.      Complete Design Verification               April 04 - August 04       $150

  a.      Demonstrate that a product
          manufactured to the Product Design
          Specifications will satisfy the
          Product Performance Requirements

  b.      Develop documentation required to
          initiate clinical testing

5.      Complete Design Validation                 September 04 - October 04  $ 20

  a.      Demonstrate that a product               Spending through           $410
          manufactured to the Product Design       October 04

          Specifications is clinically effective
          and safe when used as intended

  b.      Develop documentation required for       November 04 -              $100
          regulatory body approval to distribute   April 05
          and sell the product

                                                   Total Project Spending     $510
                                                                              =====

        Once again, Biophan intends to
        identify a commercialization
        partner(s) to help prioritize and
        financially support activities (3),
        (4), and (5).


Photonic technology applied to a temporary pacemaker

     We subcontracted the development and testing of a photonic temporary pacemaker device to Greatbatch Enterprises. This phase of the development work has been completed. The photonic temporary pacemaker is intended as a backup for patients who need MRI diagnosis but who already have an implanted pacemaker or implantable cardioverter defibrillator (ICD).
This device consists of:

     *     An external handheld controller that is MRI safe.


Page                                  38


     * A fiber-optic lead that is biocompatible and physically similar to typical electrical pacemaker leads. This lead is temporarily inserted through a puncture and run through blood vessels to the heart.

     * The photonic electrodes at the end of the lead reconvert light to electrical signals that pace the heart in the same manner as traditional pacemakers.

     * The controller is designed to be reusable, and the lead/electrode is single use. The temporary pacemaker is available if the implanted device encounters any type of malfunction during or after the MRI procedure.

     As previously noted, while the technical and clinical feasibility of a photonic approach to cardiac pacing has already been demonstrated, the results of recent Biophan research and development activities in shielding and filtering technologies have enabled a change in direction of product development. A coated temporary pacing lead is anticipated to be considerably less expensive than a photonically powered temporary pacing device. Now that we have demonstrated the feasibility of shielding and filtering of metal wire leads, we are not currently conducting, directly or indirectly, any research or development of our photonically based temporary pacing program until an agreement is reached with a development partner. It should, however, be noted that additional attributes of photonic technology relating to information bandwidth are applicable to the emerging market of internally-placed micro-sized MRI receiver coils (intraluminal MRI microcoils). The project is described in the next section of this document.

     The initial prototype of an externally powered photonic pacemaker being developed by us was recently tested in an MRI system. The test used a "phantom" or plastic and liquid model of a human torso to permit tests for displacement due to the magnetic field, and for heating due to the RF energy. The results of this test, conducted by Dr. Frank Shellock, concluded that "the lead of the Photonic Temporary Pacemaker will not present an additional hazard or risk to a patient undergoing an MRI procedure using an MR system operating with a static magnetic field of 1.5 Tesla or less. (The term static magnetic field refers to a field similar to one from a permanent magnet or the Earth's natural field. A 1.5 Tesla field is approximately 30,000 times as powerful as the Earth's field.) As such the lead of the Photonic Temporary Pacemaker that underwent evaluation should be considered "MR safe" according to the specific conditions used for testing." (See Shellock, F. G. "Magnetic Resonance Safety Testing of a Fiber-Optic Lead Used for the Photonic Temporary Pacemaker.")

Photonic technology for intraluminal MR imaging

     Our patent coverage includes the use of photonics in medical devices unrelated to implants or to cardiac pacing. One example is in a relatively new branch of MRI referred to as intraluminal MRI. Image quality and resolution are directly related to proximity of the MRI receiver coil to tissue being diagnosed. Traditional full-body receiver coils are large enough for the patient and support device to pass through. Smaller coils placed on the patient, near the area of interest, can provide improved images.


Page                                  39


Intraluminal (within a body opening or vessel) and intraparenchymal (within tissue, e.g., brain) MRI microcoils provide performance advantages that include improved image quality, reduced scan time, and the ability to utilize lower strength MRI coils. However, current MRI microcoil techniques are limited by problems similar to those that exist for pacemakers. A photonic coil interface and use of optical fiber transmission eliminate these problems, provide for other optical tissue measurements, and provide the ability to handle huge amounts of data easily. One very exciting opportunity is in the area of "vulnerable plaque". It is believed that up to 85% of heart attacks and strokes may be caused by rapid formation of clots at places in the artery walls that are missed by other diagnostic methods. A feature article from Scientific American, May 2002; vol.286; no.5 by Peter Libby, entitled "Atherosclerosis: The New View", describes in detail the new thinking regarding the genesis of the vast majority of heart attacks and strokes. We are currently seeking a licensee interested in developing and marketing the photonic MRI and microcoil markets. The following cost projections are only to be expended in the event of a licensee willing to fund a portion of these phases and agree to take the product to market.

     We are not currently conducting, directly or indirectly, any research or development of our photonic technology and have no plans to further such efforts until an agreement is reached with a development partner. The necessary future product research, testing, and evaluation of these improvements will be done as a part of a development partnership with this partner, if and when such an agreement is reached.

Milestones / Activities - Photonic Technology for Intraluminal MR Imaging

        MILESTONE/ACTIVITY                           TIME PERIOD          REQUIRED
                                                                          FUNDING
                                                                          (000s)
1.      Demonstrate Technical Feasibility            Months 1-4           $ 50

  a.      Demonstrate the ability to minimize or
          eliminate device heating and electrical
          problems caused by MRI

  b.      Demonstrate the ability to meet
          secondary product performance
          requirements (e.g. biocompatibility,
          flexibility, etc)

  c.      Demonstrate that the technology can be
          manufactured at acceptable costs and
          quality

  d.      Continue to file related patent
          applications

2.      Identify a commercialization                 Months 2-7           $250
        partner(s)


Page                                  40


3.      Complete a Detailed Product Design           Months 8-16          $410

  a.      Further optimize the technology's
          performance and manufacturability

  b.      Develop detailed Product Design and
          Manufacturing Process Specifications

4.      Complete Design Verification                 Months 17-19         $160

  a.      Demonstrate that a product
          manufactured to the Product Design
          Specifications will satisfy the
          Product Performance Requirements

  b.      Develop documentation required to
          initiate clinical testing

5.      Complete Design Validation                   Months 20.31         $500

  a.      Demonstrate that a product
          manufactured to the Product Design
          Specifications is clinically effective
          and safe when used as intended

  b.      Develop documentation required for
          regulatory body approval to distribute
          and sell the product

*Note:  Project contingent on                        Total Project      $1,370
        Partnership; not in R&D                      Spending*          ======
        Spending Plan for 2003/2004


Markets

     The global market for medical devices that could benefit from technology that will enable those devices to operate safely and effectively in an MRI environment was approximately $5 billion in the year 2002 and is growing annually by 15%. (See Wedbush Morgan Securities' Equity Research Report 13 Mar. 2002 on NYSE-GB.)

     We anticipate that we will license our technology to one or more development partners who would be responsible to develop commercial products, obtain necessary approvals, manufacture, market and distribute the products.

We expect our search for development partners will be global, although our current efforts are focused on the U.S. operations of certain multi-national companies. However, we can not presently identify or predict the precise target markets, distribution methods or other marketing efforts of our potential development partners.

Competition

     There are a number of major companies engaged in the development of medical devices some of which may be investigating MRI safe options. However, to the best of our knowledge none of these companies, nor other companies that serve as their suppliers, have successfully developed technology enabling implantable medical devices to be operated in the presence of MRI equipment. We believe that in order to commercialize our technologies we will have to enter into a development or licensing agreement with one or more of the companies engaged in the development of medical devices.

     Currently, the major providers of active medical devices contraindicated for MRI include the following companies:

     Medtronic Incorporated is a leading manufacturer of cardiac rhythm management, cardiovascular and other medical devices. The company has a dominant position in cardiac pacemakers, is the leading manufacturer of implantable cardiac defibrillators, and is a major player in most other device markets in which it competes.

     Guidant Corporation is also a leading manufacturer of cardiac rhythm management devices such as cardiac pacemakers, implantable cardiac defibrillators, interventional cardiology devices (including coronary stents), and other cardiac and vascular surgery devices and instruments.

     St. Jude Medical, Inc. is a global developer, manufacturer, and distributor of medical device products for cardiac rhythm management, cardiology and vascular access. Other products include mechanical and tissue heart valves and vascular closure devices.

     Boston Scientific Corporation is the world's largest medical device company dedicated to less-invasive therapies. The Company's products and technologies are designed to improve surgical procedures and improve patient response, and involve a range of interventional tools and procedures.

     Johnson & Johnson is the world's largest healthcare company. In addition to OTC and home healthcare products, they provide a wide variety of pharmaceutical, diagnostic, and surgical products.

     We do not consider the above companies to be direct competitors, although they may possibly be developing MRI safe solutions for their own product lines. Rather, they may have interest in adopting one or more of our technologies into their products. Various first and second tier suppliers to these companies may be directly affected by either the photonic or shielding technologies we plan to commercialize, and since to the best of our knowledge none of them has satisfactory solutions to MRI issues, they are potential additional or alternative prospects for commercializing our technology.

Manufacturing and Component Strategy

     We are developing technology for MRI safety and image compatibility which will be licensed to leading biomedical device manufacturers. We do not plan to manufacture any product or component on our own. We may provide critical components and coating devices sourced from third parties and resold to our customers.

Regulatory Approval

     We believe that our technology will be incorporated into various medical devices by major manufacturers and that these manufacturers will be responsible for obtaining Food and Drug Administration (FDA) and other regulatory approvals required for clinical studies and marketing of their products. The time and cost of these activities can be substantial, especially for Class III implantable products, and could delay the introduction to the marketplace of products utilizing our technology.

     Currently, the FDA, specifically The Center for Drug Evaluation and Research (CDER), is responsible for the approval to market products resulting from the technology currently being developed by Biophan. Approval to market may take the form of a New Drug Application (NDA). An NDA is sought by a company prior to the commencement of clinical testing in humans. Before approving an NDA, the FDA will seek substantial documentation demonstrating that the product candidate technology is safe and effective. Once the NDA has been approved, clinical trials are conducted in three sequential phases which may overlap. Phase I clinical trials are performed in healthy human subjects to establish initial data about the safety and efficacy of the product. In Phase II clinical trials, in addition to accumulating safety and efficacy data, the product is evaluated in a limited number of patients with the targeted disease condition. Phase III clinical trials typically involve continued testing for safety and efficacy, as well as other criteria, in expanded, large-scale, multi-center studies of patients with the targeted disease condition.

     We do not intend to produce by ourselves a product for sale, rather we intend to make our technologies available to other companies or partners that would like to include the technology in their own product. We believe that these companies will be willing to share a portion of the costs required to obtain FDA approval. In certain instances, the FDA may require a partner's participation if approval is being sought for modification of a partner's existing product to include our technology, a product that uses the partner's existing manufacturing processes, or a situation where a partner requires that Biophan use the partner's quality system.

     We believe that the timeframe for FDA approval of our photonic technology for intra-luminal MR imaging, enabling us to make, use, and sell the product, will depend upon the following factors:

     * the FDA's classification of the photonic intra-luminal MR imaging catheter;

     * the specific ways in which a partner plans to use the product, such as the specific parts of the body they would like to image with the product (e.g. cardiovascular system, brain, etc.); and

     * the level of urgency placed on the activities required to obtain product regulatory approval.

     The FDA has already approved for sale intra-luminal imaging catheters that utilize electrical leads to provide power to the microcoil and to carry received signals back to the MRI system. Biophan is in discussions with one company that has such a product, and we believe that our photonic technology will permit improvements in performance due to its inherent immunity to electromagnetic noise created by the MRI environment. We are under a non-disclosure agreement with this other company and it is our expectation that if we move forward to develop a photonic intraluminal imaging catheter, they will be responsible for regulatory approval and for marketing and sale of the product. There will be no competition between Biophan and any other company based on an intraluminal imaging catheter. We plan to provide technology that improves the market position of another company already in the marketplace and not to develop a Biophan stand-alone product. In the event that this program moves forward, our plans provide for a contribution of $500,000 toward regulatory approval efforts costing approximately $1,500,000. However, the partner company will be responsible for oversight and conduct of clinical trials, and for applying to the FDA for approval.

     Because sufficient information exists from already-approved products to assure the safety and efficacy of these devices in the applications we envision, we anticipate, but cannot guarantee, that the FDA will require a Pre-Market Notification, or 510(k) approval. This would be in place of a Pre-Market Approval, a more involved process usually reserved for devices that sustain human life and for which there is insufficient information to assure patient safety. A 510(k) approval will require that we demonstrate to the FDA data that the product design and intended uses of the product are substantially equivalent to a product(s) already approved by the FDA for commercial distribution in the U.S.

     In the event the FDA considers the Biophan product to be a Class II Medical Device subject to 510(k) approval, we would work with a partner to collect or develop the product performance data the FDA requires to prove that the our product is substantially equivalent to intra-luminal catheters already on the market. We anticipate that collecting or developing this data would be at least a moderately high priority by a partner, and would take approximately three to six months to complete. Biophan and its partner would include this data in an application to the FDA for 510(k) approval, 90 days before selling the device. The FDA can refuse to allow this approval to be granted by responding with questions during the 90 day review period. Based upon this possibility, we estimate that the approval process will require a total of 180 days. Accordingly, the total time for product regulatory approval would be approximately 12 months.

     The FDA has also previously approved for sale the types of active devices (pacemaker leads) and passive devices (guidewires and catheters) that we would like to improve by the addition of our MRI (MRI) shielding technologies. We believe that the technology would improve the performance of these existing products during MRI examinations. The FDA considers these devices to be Class II Medical Devices, and historically they have been subject to Pre-Market Notification or 510(k) approval requirements.

     We anticipate working with a partner to collect or develop the product performance data required for FDA approval of our shielding technologies. This data will include proof of the following:

     * that the product modified to include Biophan's shielding technology is still substantially equivalent to products already approved for sale by the FDA; and

     * that the addition of Biophan's shielding technology actually does improve the performance of the existing product during MRI examinations.

     The addition of Biophan's shielding technology to an existing product requires that we apply a proprietary coating to the product. Because the coating process does not require any significant changes to the product design or to its manufacturing process and therefore little risk to the safety of its operation, we anticipate that a minimal amount of data will be required. We feel that it is reasonable to expect that the FDA will consider the 510(k) approval process they required to approve the original device, as sufficient to approve the minor modifications to a partner's device required to integrate Biophan's technology. We anticipate that collecting or developing this data would be at least a moderately high priority by a partner, and would take approximately three to six months to complete. Biophan and its partner would include this data in an application to the FDA for 510(k) approval, 90 days before selling the device, as is required by the 510(k) approval process. The FDA can refuse to grant 510(k) approval by responding with questions during the stipulated 90 day review period. Based upon this possibility, we conservatively estimate that the approval process will require a total of 180 days. Accordingly, the total time for product regulatory approval for planning purposes is 12 months for both active and passive devices.

     During the 510(k) approval process, it will be necessary to collect biocompatibility and toxicity data, to establish that the modified product is safe. The FDA provides specific guidelines for evaluating the biocompatibility and toxicity risk associated with medical devices in their document entitled "Guidance for the Submission of Research and Marketing Applications for Permanent Pacemaker Leads and for Pacemaker Lead Adapter 510(k) Submissions," issued on 1 November 2000. This guidance document clearly states (Attachment C - "Biocompatibility Flow Chart for the Selection of Toxicity Tests for 510(k)s") that device materials that do not contain toxic substances (as is the case with Biophan's shielding material) satisfy biocompatibility requirements. Biophan can collect this toxicity data from available toxicology literature without the need for human studies. We believe that the FDA will support this procedure and not require human studies to demonstrate biocompatibility and the absence of any toxicity risk. However, if this proves not to be the case, then we expect the FDA would follow the guidelines it recommends for determining the biocompatibility and toxicity of unknown substances. These are also outlined in their guidance document entitled "Guidance for the Submission of Research and Marketing Applications for Permanent Pacemaker Leads and for Pacemaker Lead Adapter 510(k) Submissions," issued on 1 November 2000. These guidelines stipulate the use of in-vitro (out of the body) extraction methods. This testing is relatively minor in nature, and has already been included in the proposed regulatory approval timeline and budget requirements.

     Demonstrating that Biophan's shielding technologies improve the products performance during MRI examinations will require evaluating the performance of the product in an MRI coil. Given the perceived low level of patient risk associated with our shielding technologies, we anticipate that these data can be obtained through testing that also does not involve human subjects and only a limited number of animals.

     We anticipate that the collection and development of these data will require $450,000 for each of the limited number of active device applications and passive device applications initially envisioned, and $1,500,000 for the intra-luminal imaging catheter. We also anticipate that a partner or licensee would fund at least 67% of these expenses. We anticipate our contribution to come from the sale of stock to SBI, the Spectrum equity line of credit or, if necessary, other equity investors. If we are unable to establish the partnerships or licenses that would provide a portion of the funds necessary to pursue regulatory approval then our submission of applications for regulatory approval to the FDA would be delayed, in whole or part, and our development efforts may also have to be delayed, in whole or part, until alternative funding was obtained.

Licenses

     We have entered into licenses for issued, allowed and pending patents. These licenses require annual minimum royalties up to $10,000 each, some of which escalate in future years, and provide for ongoing royalties of 4-5% of product sales. Each license is for the life of the patent(s) and each is exclusive for the medical market or segments thereof, and permit sub-licensing:

     * A license from Johns Hopkins University for an issued patent for an MRI safe electrocardiogram and pacemaker lead. This agreement provides for an initial licensing fee of $10,000 and a running royalty of 4% on product sales. This agreement remains in effect for the life of the patents underlying the license. The license may be terminated earlier, at Biophan's election, upon 60 days written notice to Johns Hopkins. Johns Hopkins may only terminate the agreement early if there is a breach by Biophan which is not cured within 30 days following written notice of such breach or default.

     * A license agreement for additional shielding technologies from Nanoset, LLC. This license agreement provides for a one time licensing fee of $10,000, which is nonrefundable, and an additional payment of $5,000 upon the issuance of the patent application(s). The seven patent applications covered by this license agreement have been assigned the following numbers by the U.S. Patent and Trademark Office:

               10/090,553 Magnetically Shielded Conductor 10/229,183 Magnetically Shielded Conductor 10/242,969 Magnetically Shielded Conductor
               10/260,247      Magnetically Shielded Assembly

               10/303,264      Magnetically Shielded Assembly
               10/313,738      Magnetically Shielded Assembly
               10/273,847      Magnetically Shielded Medical Device

           The term of the license for each of the seven covered patent applications is for the life of the applicable patent. There are no termination provisions contained in the license. However, the prevailing legal case law supports the following conclusions (i) Nanoset could not terminate the license unless Biophan failed to pay the required consideration; and (ii) Biophan could not terminate the license unless it provided reasonable prior notice to Nanoset. Biophan and Nanoset are discussing granting additional technology rights to Biophan under an expanded agreement, but to date no definitive agreement has been reached.

     * A license from Deborah D. L. Chung for an issued patent entitled Metal Filament for Electromagnetic Shielding. This agreement provides for an initial licensing fee of $10,000 and a running royalty of 5% on product sales. This agreement remains in effect for the life of the patents underlying the license. The license may be terminated earlier, at Biophan's election, upon 60 days' written notice to Chung. Chung may only terminate the agreement early if there is a breach by Biophan which is not cured within 60 days following notice of such breach or default.

Employees

     As of October 31, 2003, we had eleven full-time employees.

Description of Property

     Our headquarters are located at 150 Lucius Gordon Drive, Suite 215, West Henrietta, NY 14586, in 4,000 square feet of office space leased from an unrelated party. Current rentals are $4,846 per month and the lease expires in September 2004. The coordination of our research and development projects and the administration of our two wholly owned subsidiary companies, currently inactive, are directed from this location.


                              LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

                                  MANAGEMENT

     The officers and directors of Biophan are as follows:

Name                     Age     Title


Guenter H. Jaensch       64      Chairman of the Board
Michael L. Weiner        56      Director, Chief Executive Officer, President
Robert J. Wood           64      Vice-President, Treasurer, Chief Financial
                                 Officer
David A. Miller          48      Secretary
Stuart G. MacDonald      54      Vice-President-Research and Development
Jeffrey L. Helfer        50      Vice-President-Engineering
Robert S. Bramson        64      Director
Steven Katz              55      Director
Ross B. Kenzie           72      Director


     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors may be filled by majority vote of the remaining directors. Officers serve at the will of the Board of Directors.

     Guenter H. Jaensch, PhD is the former Chairman and CEO of Siemens Pacesetter, Inc., a manufacturer of pacemakers. During his more than twenty-five years at Siemens, Dr. Jaensch held various senior executive positions prior to running Siemens Pacesetter, including President of Siemens Communications Systems, Inc. from August 1983 to March 1985, Chairman and President of Siemens Corporate Research and Support, Inc., from April 1982 to September 1991 and Chairman and CEO of Siemens Pacesetter, Inc. and Head of the Cardiac Systems Division of Siemens AG Medical Engineering Group from October 1991 to September 1994. Dr. Jaensch holds a Masters Degree in Business Administration and a Ph.D. in Business and Finance from the University of Frankfurt and taught business and statistics at the University prior to joining Siemens in 1969. In 1994, he joined St. Jude Medical as Chairman and CEO of Pacesetter, Inc., a St. Jude Medical Company, and retired in 1995 to manage his personal investments. Since December 1997 he has been a director of MRV Communications, a publicly traded company which is a leading company in the fiber optic technology business. Dr. Jaensch has been a director of Biophan since March 2002.

     Michael L. Weiner began his career at Xerox Corporation in 1975, where he served in a variety of capacities in sales and marketing, including manager of software market expansion and manager of sales compensation planning. In 1985, after a ten year career at Xerox, Mr. Weiner founded Microlytics, a Xerox spin-off company which developed technology from the Xerox Palo Alto Research Center into a suite of products with licenses to many companies. In January 1995, Weiner co-founded and became CEO of Manning & Napier
Information Services, a Rochester-based company providing patent analytics, prior art searches, and other services. He held this position until January of 1999. In February 1999 he formed Technology Innovations, LLC, to develop and expand certain intellectual property assets. In August, 2000, Technology Innovations, LLC created a subsidiary, Biomed Solutions, LLC, to pursue certain biomedical and nanotechnology opportunities. Mr. Weiner serves on the Boards of Biomed Solutions, LLC, Technology Innovations, LLC, Speech Compression Technologies, LP (an R&D partnership commenced in 1989 to pursue compression technologies), Nanoset, LLC, and Nanocomp, LLC. Mr. Weiner holds six issued patents invented prior to the formation of Biophan which are owned by other companies that employed Mr. Weiner prior to the formation of Biophan. These patents do not involve technology that is competing or will compete with Biophan. Mr. Weiner has been CEO and a director of Biophan since December 2000.

     Robert J. Wood is a Certified Public Accountant with extensive experience in public accounting and business consulting. He began his career at Price Waterhouse & Co. in 1962 after graduating from St. John Fisher College with a B.B.A. in Accounting. From 1973 to 2000, he was consecutively owner/partner of Metzger, Wood & Sokolski, CPAs (through December 1985), Mengel, Metzger, Barr & Co., LLP (through December 1990), and Wood & Company, CPAs, P.C. (through November 2000), all in Rochester, New York. In December 2000, his practice was acquired by a regional CPA firm, Eldredge, Fox and Porretti, LLP and he was engaged in business consulting until joining Biophan as full-time Chief Financial Officer in August 2001. He is a member of the New York State Society of Certified Public Accountants. A portion of Mr. Wood's time is spent assisting with the fiscal management of Biomed Solutions, LLC, a related company, for which Biophan is reimbursed.

     David A. Miller was self employed from January 1998 until June 2001. Since June 2001 he has been employed by Biophan. From January 1998 through June 2000 Mr. Miller managed a retail outlet for his family's antique, gold and jewelry business. Additionally, from January 1998 until June 2001 he operated a business providing office support services. Mr. Miller has been an SEC Edgar system filing agent since November 1999. Mr. Miller has been associated with us since 1996. He has held the office of Corporate Secretary since January 30, 1999. During the period from April 22, 1998 until December 1, 2000 we were inactive. Mr. Miller provided office space for us and performed duties associated with maintaining our corporate existence. His duties included preparing and filing documents with applicable governmental agencies, maintaining stock records, stockholder relations, keeping minutes of Board of Directors and stockholder meetings and electronically filing periodic and special reports with the SEC. Since December 1, 2000 Mr. Miller has served in a similar manner consistent with the requirements of the office of Corporate Secretary. He served on the Board of Directors from April 22, 1998 until February 1, 2001 and held the offices of Vice-President and Treasurer from April 22, 1998 until December 1, 2000.

     Stuart G. MacDonald is experienced in research and development with a broad engineering and science background, emphasizing a systems approach to developing complex technology. From January 1995 through December 2000, Mr. MacDonald was employed at Ortho-Clinical Diagnostics, a Johnson & Johnson company, in Rochester, New York, holding the position of Director-Engineering from 1996 to mid-1997 and Vice-president, Clinical Lab Instrumentation R&D from mid-1997 through December 2000. He was responsible for overall management of the R&D group, including personnel, administration and financial performance. He worked at Eastman Kodak Company from 1971 to 1994, rising to the position of Assistant Director, Clinical Diagnostic Research Labs. Mr. MacDonald has a B.S. in Mechanical Engineering and Masters of Engineering degree from Cornell University. He is also licensed as a professional engineer by the State of New York. Mr. MacDonald was employed by Biophan as Vice-President-Research and Development in January 2001. A portion of Mr. McDonald's time is spent assisting with the research program of Biomed Solutions, LLC, a related company, for which Biophan is reimbursed.

     Jeffrey L. Helfer's background includes 28 years in new product and technology development, systems management, new business development, and regulatory affairs, having served in a number of positions at Eastman Kodak Company for 19 years until November 1994 and from December 1994 to September 2001 at Ortho-Clinical Diagnostics (OCD) in Rochester, New York, a Johnson & Johnson company. Most recently, he was program director within OCD's Product Development and Program Management Center of Excellence, where he was responsible for systems management of OCD's next-generation clinical chemistry platform. He also held positions as Program Director and Director of Regulatory Affairs from April 2000 to September 2001, Director of Engineering from January 1997 to March 2000, Director of New Business Development from February 1995 to December 1996, and headed up multiple international and corporate initiatives to improve product performance and business processes. He holds a B.S. from Rochester Institute of Technology and an M.S. from the University of Rochester, both in Mechanical Engineering. Mr. Helfer is a Johnson & Johnson certified Design for Six Sigma Black Belt and a New York State Professional Engineer. Mr. Helfer was employed by Biophan as Vice-President-Engineering in October 2001. A portion of Mr. Helfer's time is spent assisting with the research program of Biomed Solutions, LLC, a related company, for which Biophan is reimbursed.

     Robert S. Bramson is an engineer and patent attorney and since 1996 has been a partner in Bramson & Pressman, a law firm that focuses on patent and technology licensing matters. Since 1996 he has also been President of VAI Management Corp., a consulting firm that specializes in patent and technology licensing. He is former head of the Computer and Technology law group of Schnader, Harrison, Segal & Lewis (where he worked from 1968 to 1989); former Vice President and General Patent and Technology Counsel for Unisys (from 1989 to 1990); founder and former CEO of InterDigital Patents Corporation, a patent licensing company (from 1992 to 1995); former Licensing Counsel for Abbott Laboratories (from 1963 to 1966); and has been Adjunct Professor of Patent Law, Computer Law and (presently) Licensing Law at Temple Law School, Rutgers Law School and Villanova Law School at different times (from 1980 to date). Mr. Bramson has been a director of Biophan since July 2001.

     Steven Katz is President of Steven Katz & Associates, Inc., a technology-based management consulting firm specializing in strategic planning, corporate development, new product planning, technology licensing, and structuring and securing various forms of financing since 1982. From January 2000 until October 2001, Mr. Katz was President and Chief Operating Officer of Senesco Technologies, Inc., a public company engaged in the development of proprietary genes with application to agro-biotechnology. From 1983 to 1984 he was the co-founder and Executive Vice President of S.K.Y. Polymers, Inc., a biomaterials company. Prior to S.K.Y. Polymers, Inc., Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp. From 1976 to 1980 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon, Inc. (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a Bachelor of Business Administration degree in Accounting from the City College of New York in 1969. He is presently a member of the Board of Directors of USA Technologies, Inc., a publicly held corporation, and several other private companies. Mr. Katz has been a director of Biophan since July 2001.

     Ross B. Kenzie is a former Chairman and Chief Executive Officer of Goldome Bank, from which he retired in June 1989. He was previously Executive Vice President of Merrill Lynch & Co., in the New York worldwide headquarters, and is a former member of the Merrill Lynch & Co. Board of Directors. He is a former Director of the Federal Home Loan Bank of New York (from 1984 to 1988) and served on the boards of the National Council of Savings Institutions (from 1982 to 1986), the Federal Reserve Bank of New York, Buffalo Branch (from 1985 to 1987), and the Savings Banks Association of New York State (from 1984 to 1987). Mr. Kenzie was a Director of Millard Fillmore Hospitals (from 1982 to 1995)and is currently Past Chairman Emeritus. He served on the Board of the Kaleida Health, Education and Research Foundation (from 1998 to 2000) and is currently on its Investment Committee. He was a Director of the Health Systems Agency of Western New York (from 1988 to 1991), and was a member of the Western New York Commission on Health Care Reform (from 1987 to 1990). Mr. Kenzie was a member of the College Council of the State University College at Buffalo (from 1981 to
1998) and served as Chairman. He was a Director of the College's Foundation and a member of its Finance Committee (from 1984 to 1998) and is currently on its Investment Committee. He served on the Council of the Burchfield-Penney Art Center (from 1990 to 2001) and the Albright Knox Art Gallery (from 1983 to 1985). He is also a member of the Board, and the Chairman of the Investment Committee of the State University at Buffalo Foundation. Mr. Kenzie currently serves on the boards of several companies including the publicly held Rand Capital Corporation and many entrepreneurial ventures that are privately held, including the Boards of Members of Biomed Solutions LLC and Technology Innovations, LLC. Mr. Kenzie has been a director of Biophan since December 2000.

Committees

     The Board of Directors has an Audit Committee consisting of Messrs. Bramson, Katz and Kenzie and a Compensation Committee consisting of Messrs. Bramson, Katz and Kenzie. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls. The Compensation Committee makes recommendations to the Board regarding executive and employee compensation and benefits.

Compensation of the Board of Directors

     Directors who are also our employees do not receive additional compensation for serving on the Board or its committees. Non-employee directors, for their services as directors, are paid an annual cash fee of $3,500 and a per-meeting fee of $1,000. Dr. Jaensch receives an additional $1,000 per month for serving as Chairman of the Board. In addition, non-employee directors receive options under our Stock Option Plan. All directors are reimbursed for their reasonable expenses incurred in attending Board meetings. Steven Katz receives an additional $3,000 per year for serving as Chairman of the Audit Committee. Otherwise, no additional compensation is paid to any director for serving as a member of any committee of the Board. We maintain directors and officers liability insurance.

Conflicts of Interest

     Messrs. MacDonald, Helfer and Wood each spends a portion of his time on the business affairs of Biomed for which Biomed reimburses Biophan a percentage of their salary and benefits. Our Board of Directors periodically reviews this arrangement on a regular basis. Currently, Biomed reimburses Biophan for approximately 20% of the time of Messrs. MacDonald, Helfer and
Wood.   The Board of Directors does not believe that any conflicts of interest arise as a result of this policy, but it monitors the relationship on an ongoing basis.

     Michael Weiner devotes essentially his full business time to our company. His employment agreement with Biophan requires a majority of his time, allowing him to attend to certain administrative duties of Technology Innovations, its subsidiary, Biomed Solutions, and Speech Compression Technologies, LP, an R&D partnership holding certain assets. Mr. Weiner is a member and the manager of Biomed and of Technology Innovations. Ross Kenzie, one of the Biophan directors, is on the Board of Members of Technology Innovations and Biomed. Biomed is in the business of identifying and acquiring technologies in the biomedical field for exploitation. Biomed is a creditor of our company pursuant to the Line of Credit Note; and it has the right to reacquire the MRI-compatible technology which it sold to us if payments are not made when due. Due to these opposing roles, conflicts of interest could arise as to the enforcement of Biomed's rights under the Line of Credit Note, the determination of which entity will acquire a particular technology and the enforcement of its rights to the MRI-compatible technology under the Transfer Agreement.

     Biomed is an investor in Nanoset, and Mr. Weiner serves on the board of Nanoset. Subsequent to the formation of Nanoset and Mr. Weiner's joining their board, Mr. Weiner learned that the nanomagnetic particle technology held by Nanoset might be applicable to the MRI safety goals of Biophan. Mr. Weiner brought this technology to the attention of Biophan which eventually licensed the technology from Nanoset. Biomed holds a 33% interest in Nanoset. Biophan's license agreement with Nanoset was negotiated based on arms-length negotiations. Mr. Weiner and Mr. Kenzie each abstained from voting on whether to approve the license agreement.

     Biomed has agreed that all intellectual property developed by the employees of Biomed that is in the area of MRI Safe and/or Image Compatible Technology (MRI Technology) and HIV Antisense shall be assigned to Biophan. Per this agreement, MRI Technology means the technology necessary to enable medical devices resistant to radio frequency and static and gradient electromagnetic fields produced by MRI machines. HIV Antisense is a method of treating HIV.

     Our independent directors will make all determinations and decisions relating to the issue involving Biomed described above, without the vote of either Mr. Weiner or Mr. Kenzie. In addition, the Board will act to ensure that Mr. Weiner and Mr. Kenzie discharge their obligations to Biophan in accordance with their fiduciary duties to Biophan.

Limitation on Liability and Indemnification of Directors and Officers

     Under Nevada Revised Statutes Section 78.138, a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

     * his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

     * his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

     This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of Biophan will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit the right of Biophan or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

     As permitted by Nevada law, Biophan's By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. Biophan has purchased insurance under a policy that insures both Biophan and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Scientific Advisory Board

     From time to time, we call upon the advice of members of our Scientific Advisory Board who currently serve without fixed cash compensation but are each entitled to receive 8,333 options upon completion of each year of membership. The members of our Board are:

     Bradford C. Berk, M.D., Ph.D.- Since 1998, Dr. Berk has been Director, Center of Cardiovascular Research; Paul N. Yu Professor and Chief of Cardiology; Charles A. Dewey Professor and Chairman of Medicine, University of Rochester Medical Center. Dr. Berk has clinical expertise in adult cardiology and scientific expertise in cardiovascular medicine, particularly vascular biology.

     Herbert A. Hauptman, Ph.D.- In 1970, Dr. Hauptman joined the crystallographic group of the Hauptman-Woodward Medical Research Institute (formerly the Medical Foundation of Buffalo) of which he became Research Director in 1972. He currently serves as President of the Hauptman-Woodward Medical Research Institute as well as Research Professor in the Department of Biophysical Sciences and Adjunct Professor in the Department of Computer Science at the University of Buffalo. He was awarded the 1985 Nobel Prize in Chemistry and was elected to the National Academy of Sciences in 1988.

     Kevin Parker, M.S., Ph.D.- Dean Parker is a Professor of Electrical and Computer Engineering, Radiology, and Bioengineering at the University of Rochester. In 1998, Dr. Parker was named Dean of the School of Engineering and Applied Sciences.

     Henry M. Spotnitz, M.D.- Since 1994, Dr. Spotnitz has been Vice-Chairman, Research and Information Systems Department of Surgery at Columbia Presbyterian Medical Center.

     Jianhui Zhong, Ph.D.- Professor Zhong joined the University of Rochester in 1997 and is currently an Associate Professor of Radiology, Physics, and Biomedical Engineering, and Director of the MRI Research Group at the University Medical Center.

Special Consultant to the Scientific Advisory Board

     Ray Kurzweil, B.S.- Founder, Chairman, and CEO of Kurzweil Technologies, Inc., a technology development company, since 1995. President Clinton awarded Mr. Kurzweil the National Medal of Technology in 1999, for his invention of the Kurzweil Reading Machine for the Blind. Mr. Kurzweil was inducted into the National Inventor's Hall of Fame in 2002, and received the Lemelson-MIT Prize in 2001. Mr. Kurzweil also developed Kurzweil Voice Recognition System, and Kurzweil Music Synthesizer.


                         EXECUTIVE COMPENSATION

     The following table summarizes the annual compensation paid to our named executive officers during the three years ended February 28, 2003:


Name
 and                        Year     Salary    Securities
 principal                                     underlying
 position                                      options/SARs
----------------------------------------------------------------
Michael L. Weiner,         2/28/01   $ -0-      250,000
CEO
Michael L. Weiner,         2/28/02   $150,600     -0-
CEO
Michael L. Weiner,         2/28/03   $175,000   250,000
CEO
Robert J. Wood             2/28/03   $109,461    50,000
CFO
Stuart G. MacDonald        2/28/03   $116,057   100,000
Vice-President-Research
Jeffrey L. Helfer          2/28/03   $113,461   100,000
Vice-President-Engineering

     Columnar information required by Item 402(a)(2) of Regulation SB has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, the named executive officers required to be reported in the table during fiscal years 2001 through 2003.

Stock Options

     On June 22, 2001, the Board of Directors adopted the Biophan Technologies, Inc. 2001 Stock Option Plan. The Option Plan was amended on August 20, 2003. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 7,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto. Non-employee directors participate pursuant to the formula set forth in the Option Plan. Each Director receives an initial grant of 30,000 options, vesting equally on the first, second and third anniversaries of grant and annual grants of 10,000 options thereafter.

As of February 28, 2003, we had granted options to purchase 5,479,995 shares of Common Stock under the Option Plan. As of October 31, 2003, options to purchase 3,000,000 shares of common stock had been exercised..

     The following table summarizes information concerning stock options granted to the named executive officers during the last completed fiscal year ended February 28, 2003:


                                  Percent of
                                  Total
                    Number of     options/SARs
                    Securities    granted
                    underlying    to              Exercise
                    options/SARs  employees       or base
                    granted       in fiscal       price        Expiration
Name                (#)           year            ($/Sh)       date
----------------------------------------------------------------------
Michael L.          250,000        25.25%          $.43         7/16/12
Weiner, CEO
Robert J.            50,000         5.05%          $.43         7/16/12
Wood, CFO
Stuart G.           100,000        10.10%          $.43         7/16/12
MacDonald, Vice-
President-Research

Page                                  47

Jeffrey L. Helfer,  100,000        10.10%          $.43         7/16/12
Vice-President-
Engineering


No named executive officer exercised options in the fiscal year ended February 28, 2003. The following table presents the number and values of exercisable and unexercisable options as of February 28, 2003:


                                   Number of
                                   securities            Value of
                                   underlying            unexercised in-
            Shares                 unexercised           the-money
            acquired    Value      options/SARS at       options/SARs at
Name        on          realized   FY-end (#)            FY-end ($)
            exercise               Exercisable/Unexer-   Exercisable/Unexer-
                                    cisable               cisable
-----------------------------------------------------------------------------

Michael L.    None       $-0-       266,668/233,332        $4,167/$8,333
Weiner, CEO
Robert J.     None       $-0-        56,667/93,333          $833 /$1,667
Wood
CFO

Stuart G.     None       $-0-        73,334/126,666        $1,667/$3,333
MacDonald
Vice-President-R&D
Jeffrey L.    None       $-0-        73,334/126,666        $1,667/$3,333
Helfer
Vice-President-Eng.


Employment Agreements

     Each of Michael L. Weiner, President and Chief Executive Officer; Stuart
G. MacDonald, Vice President of Research and Development; Robert J. Wood, Treasurer and Chief Financial Officer; and Jeffrey L. Helfer, Vice President of Engineering has entered into employment agreements with Biophan.

     Mr. Weiner's employment agreement has an initial term of three years with subsequent one-year renewal periods. His employment agreement may be terminated by us for cause or upon his death or disability. In the event of the disability of Mr. Weiner, termination of his employment agreement by us following a change in control or termination of his employment agreement by him for good reason, Mr. Weiner is entitled to receive (i) the unpaid amount of his base salary earned through the date of termination; (ii) any bonus compensation earned but not yet paid; and (iii) a severance payment equal to one (1) year of his then current salary. In addition, Mr. Weiner will be immediately vested in any options, warrants, retirement plan or agreements then in effect. Good Reason means (i) a material change of Mr. Weiner's duties, (ii) a material breach by us under the employment agreement, or (iii) a termination of Mr. Weiner's employment in connection with a change in control.

     As used in Mr. Weiner's employment agreement, "change in control" means
(1) our merger or consolidation with another entity where the members of our Board, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation immediately prior to the merger or consolidation, or (2) the sale or other disposition of all or substantially all of our assets.

     In the event of termination for cause, all of Mr. Weiner's unexercised warrants and options, whether or not vested, will be canceled, and Mr. Weiner will not be eligible for severance payments. In the event of voluntary termination, all of Mr. Weiner's unvested warrants and options will be canceled and he will have three (3) months from the date of termination to exercise his rights with respect to the unexercised but vested options. He will not be eligible for severance payments.

     The employment agreements for each of Messrs. MacDonald, Wood and Helfer are terminable by either us or the employee upon 30 days' notice or by us for cause (as defined in their employment agreements) or upon the death or disability of the employee. However, each of them is entitled to receive severance equal to six months' base salary, payable in six equal consecutive monthly installments in the event that the employee is terminated by us within ninety (90) days following a change in control. In addition, under such circumstances each of them will be immediately vested in any options, warrants, retirement plan or agreements then in effect.

     For purposes of the employment agreements for Messrs. MacDonald, Wood and Helfer, "change in control" means (1) on the date of the merger or consolidation of Biophan with another entity where the members of the Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the

Board of Directors of the entity issuing cash or securities in the merger or consolidation; (2) on the date Michael L. Weiner is terminated as CEO of the Company; or (3) on the date of the sale or other disposition of all or substantially all of the assets of Biophan.

     In the event of termination for cause, all unexercised warrants and options held by the applicable employee, whether or not vested, will be canceled and the employee will not be eligible for severance payments. In the event of voluntary termination, all unvested warrants and options will be canceled and the employee will have three (3) months from the date of termination to exercise his rights with respect to the unexercised but vested options.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT

     The table below lists the beneficial ownership of our common stock, as of October 31, 2003, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers and by all of our directors and officers as a group.

 Name and Address of           Number of Shares
 Beneficial Owner            Beneficially Owned(1)(2)     Percent of Class
--------------------------------------------------------------------------

**Guenter H. Jaensch (3)
964 Allamanda Drive
Delray Beach, FL 33483              733,334                  1.58%

**Michael L. Weiner (4)
693 Summit Drive
Webster, NY 14580                 8,750,834                 18.43%

Edward F. Cowle
99 Park Avenue
Suite 2230
New York, NY 10016                2,898,600                  6.30%

Geoffrey Williams
56 West 400 Street
Suite 200
Salt Lake City, UT 84101          2,389,701                  5.19%

Wilson Greatbatch (5)
5935 Davison Road
Akron, NY 14001                   5,856,210                 12.63%

**Robert S. Bramson (6)
1100 East Hector Street
Suite 410
Consohocken, PA 19428                40,000                   *

**Ross B. Kenzie (7)
Cyclorama Bldg. Suite 100
369 Franklin Street
Buffalo, NY 14202                    40,000                   *

**Steven Katz (8)
20 Rebel Run Drive
East Brunswick NJ 08816              90,000                   *

Robert J. Wood (9)
12 Peachtree Lane
Pittsford, NY 14534                 146,667                   *

Stuart G. MacDonald (10)
4663 East Lake Road
Pultneyville, NY 14538              163,334                   *

Jeffrey H. Helfer (11)
1153 Hidden Valley Trail
Webster, NY 14580                   223,334                   *

David A. Miller
4004 Sunnyside Road
Sandpoint, ID 83864                 100,500                   *



All Officers and Directors as a
group (9 persons)                10, 288,003                 21.28%


*  Denotes less than one percent.
**  Denotes Member of the Board of Directors.

(1) Except as may be set forth below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Applicable percentage of ownership is based on 46,006,074 shares outstanding as of October 31, 2003, together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options or warrants currently exercisable or exercisable within 60 days after October 31, 2003 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other shareholder.

(3) Includes 433,334 shares issuable upon exercise of options and warrants granted to Dr. Jaensch.

(4) Michael L. Weiner is a member and the manager of Technology Innovations, LLC, which is the majority owner of Biomed Solutions, LLC . Mr. Weiner is also the Manager of Biomed. Mr. Weiner's calculation includes 662,857 shares owned beneficially and of record by Biomed and 300,644 shares owned beneficially and of record by Technology Innovations. Includes 1,180,000 shares issuable to Biomed upon exercise of warrants issued to Biomed, 1,875,862 shares issuable to Biomed upon conversion of $272,000 outstanding as of October 31, 2003 on the line of credit described in Note 4 under Certain Transactions, and 3,448,276 shares issuable to Biomed upon conversion of the $500,000 transfer agreement payment, as described in Note 5 under Certain Transactions. It also includes 283,334 shares issuable upon exercise of options granted to Mr. Weiner.

(5) Includes 5,379,550 shares owned of record and beneficially by Greatbatch Gen-Aid, Ltd., an entity owned by Wilson Greatbatch, and 109,993 shares owned by E. & W.G. Foundation, a private foundation of which Mr. Greatbatch is co-trustee. Also includes 216,667 shares issuable upon exercise of options granted to Mr. Greatbatch and 150,000 shares issuable upon exercise of warrants issued in connection with the Transfer Agreement with Biomed.

(6) Includes 40,000 shares issuable upon exercise of options granted to Mr. Bramson.

(7) Includes 40,000 shares issuable upon exercise of options granted to Mr. Kenzie. Does not include shares owned beneficially or of record by Biomed or by Technology Innovations. Mr. Kenzie is the Manager and an equity member of Biophan Ventures, LLC, which is the 43% equity member in Biomed; he is also the Manager of Patent Ventures LLC, which is the Class A Member of Technology Innovations. Mr. Kenzie and Mr. Weiner comprise the Board of Members of Biomed; Mr. Kenzie serves on the Board of Members of Technology Innovations.

(8)    Includes 40,000 shares issuable upon exercise of options held by Mr.
       Katz.

(9) Includes 86,667 shares issuable upon exercise of options and warrants held by Mr. Wood.

(10) Includes 103,334 shares issuable upon exercise of options and warrants held by Mr. MacDonald.

(11) Includes 123,334 shares issuable upon exercise of options and warrants held by Mr. Helfer.


                     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     (1) Michael L. Weiner, President and Chief Executive Officer of Biophan, is the Manager and a 42.7% equity member of Technology Innovations, LLC., a 57% equity member of Biomed Solutions, LLC (formerly Biophan, LLC). Mr. Weiner is also the Manager of Biomed. He and Ross Kenzie make up the Board of Members of Biomed. Biomed is the record owner of 662,857 shares of common stock of Biophan; Technology Innovations is the record owner of 300,644 shares of common stock of Biophan. As Manager of Technology Innovations and Biomed, Mr. Weiner has control over these entities. Mr. Weiner is also on the board of Nanoset, LLC, an entity owned in part by Biomed Solutions, and with which the we have entered into a technology license agreement.

     (2) On December 1, 2000, Biomed received 10,759,101 shares of Biophan's common stock in exchange for its shares of LTR Antisense Technology, Inc. Most of those shares have been distributed to the members of Biomed and their members.

     (3) Also on December 1, 2000, Biomed transferred its MRI-compatible pacemaker patent pending and related technology to Biophan for a future payment of $500,000. This payment bears interest at 8% per annum from February 28, 2002, and has been extended several times, to June 1, 2004. After June 1, 2004, principal and interest are payable in 12 equal monthly installments. After November 30, 2002, this entire obligation is convertible into common shares of Biophan at a conversion price equal to the lowest of (i) the closing bid price on June 4, 2002; (ii) the closing bid price on the date of exercise; or (iii) the lowest per share purchase price paid by any third party between June 4, 2002 and the exercise date.

     (4) On June 4, 2002, we executed a line of credit agreement with Biomed providing for borrowings up to $250,000. On August 19, 2002, the line was increased by $100,000 and the expiration date thereof for that portion of the line was set at August 19, 2003. The payment date of amounts borrowed under the original line was extended to December 1, 2002. On November 7, 2002, the maturity date of the line was extended until such time as the financing contemplated by the Spectrum stock purchase agreement commenced. It was later extended to June 1, 2004.

     (5) Biomed also holds warrants to purchase a total of 1,180,000 shares of our common stock. On March 1, 2001, it received warrants to purchase 200,000 shares at an exercise price of $1.00 in consideration of management effort and expense incurred on our behalf. On June 4, 2002, it received warrants to purchase 100,000 shares at an exercise price of $1.00 in consideration of the extension of the due date for the Transfer Agreement payment, and warrants to purchase 75,000 shares at an exercise price of $1.00 in consideration of the grant of the line of credit. (Wilson Greatbatch also received 150,000 warrants in consideration of the extension of the due date of the Transfer Agreement payment). On August 19, 2002, Biomed received warrants to purchase 30,000 shares in consideration of the increase in the line of credit commitment, and warrants to purchase 275,000 shares for additional extensions of the payment terms of the Transfer Agreement payment. On that date, the exercise price for all 680,000 warrants then held by Biomed was set at the lowest of (i) the closing bid price on June 4, 2002; (ii) the closing bid price on the date of exercise; or (iii) the lowest per share purchase price paid by any third party between June 4, 2002 and the exercise date. On November 7, 2002, Biomed was granted warrants to purchase an additional 500,000 shares at an exercise price of $.50 per share in consideration of another extension of the Transfer Agreement payment. The number of warrants will be reduced by 16,667 for each month prior to June 1, 2005 that the Transfer Agreement obligation is paid in full. Each extension of the Transfer Agreement payment enabled us to retain the MRI-compatible technology that we acquired under the Transfer Agreement. In connection with each issuance of warrants to Biomed, our board of directors determined, without the vote of Mr. Weiner or Mr. Kenzie, that the consideration received by us was fair and adequate consideration for the warrants issued.

     (6) During the years ended February 28, 2003 and 2002, Biomed and Technology Innovations paid expenses on our behalf aggregating $128,411 and $253,014, respectively. These advances did not bear interest and were subsequently repaid.

     (7) On January 1, 2001, Wilson Greatbatch was granted 250,000 options at an exercise price of $.50 for his consulting services to us and

          8,333 options at an exercise price of $.50 as former Chairman of the Scientific Advisory Board. As a consultant Mr. Greatbatch assisted us in the development of our photonic pacemaker by providing design and engineering services. The board of directors determined that the value of the consulting services was fair and adequate consideration for the options issued. We recorded compensation expense of $9,200 with respect to those options. Through his ownership of Greatbatch Gen-Aid, Ltd. and his co-trusteeship of a private foundation, E.& W.G. Foundation, he is the beneficial owner of 5,489,543 common shares of our common stock. He is also entitled to receive 60% of the consideration payable to Biomed ($500,000) for transfer of the MRI-compatible pacemaker technology to Biophan. On June 4, 2002, he received warrants to purchase 150,000 shares of our common stock with an exercise price of $1.00 in consideration of the extension of the payment due under the Transfer Agreement. Greatbatch Gen-Aid holds a 3.5% membership interest (11 Units) in Technology Innovations.

          On February 28, 2001, we entered into a research and development agreement with Greatbatch Enterprises Corporation. Mr. Greatbatch is the CEO and majority stockholder of Greatbatch Enterprises. Under the agreement, Greatbatch Enterprises undertook certain technology development and testing, for which we paid Greatbatch Enterprises an aggregate of $297,000. The agreement terminated in December 2002 with the completion of animal testing by Greatbatch Enterprises.

     (8) On March 1, 2002, Dr. Guenter H. Jaensch was granted options to purchase 250,000 shares at an exercise price of $.10 and on July 16, 2002 was granted an additional options to purchase 100,000 shares at an exercise price of $.43, in each case for consulting services he provided to us. As a consultant, Dr. Jaensch assisted us in developing our strategic plan, attended trade shows, and arranged and met with potential customers and strategic partners. The Board of Directors determined that the value of the consulting services was fair and adequate consideration for the options issued. We valued the options at $36,900 and $592,500, respectively.


                        DESCRIPTION OF SECURITIES

     The following summary is a description of our common stock and certain provisions of our Articles of Incorporation, Bylaws and Nevada law.

General

     Our authorized capital consists of 80,000,000 shares of common stock, par value $.005 per share.

Common Stock

     As of October 31, 2003, we had 46,006,074 shares of common stock outstanding. Each share of our common stock is entitled to one vote at all meetings of our shareholders. Our shareholders are not permitted to cumulate votes in the election of directors. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any. Neither our Articles of Incorporation nor our Bylaws contain any provisions which limit or restrict the ability of another person to take over our company; however, our Bylaws do permit our Board of Directors to be classified.

Options and Warrants

     As of October 31, 2003, we had outstanding options to purchase an aggregate of 2,479,995 shares of our common stock pursuant to our 2001 Stock Option Plan at a weighted-average exercise price of $.49 per share. These options are held by directors, officers, key employees and consultants, and as of October 31, 2003, options to purchase 1,651,665 shares were exercisable.

     We also have outstanding warrants to purchase an additional 4,935,994 shares of our common stock having a weighted-average exercise price of $.41 per share. Certain Statutory Provisions Of The Nevada Revised Statutes

     Sections 78.411 through 78.444 of the Nevada Revised Statutes provide, in general, that a stockholder acquiring more than 10% of the outstanding voting shares of a publicly-held Nevada corporation subject to the statutes (Interested Stockholder) may not engage in certain "Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder.

     Section 78.416 defines the term "Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

     These provisions could have the effect of delaying, deferring or preventing a change of control of our company. Our stockholders, by adopting an amendment to our Articles of Incorporation or Bylaws, may elect not to be governed by these provisions. Neither our Articles of Incorporation nor Bylaws currently excludes us from these restrictions.

     The Nevada Revised Statutes permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in cases brought against the director or officer in his capacity as such, provided the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing a violation of law, and improper personal benefit. Our Bylaws contain a provision implementing this statute.

Transfer Agent

     The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004-1123.


                         SHARES ELIGIBLE FOR RESALE

     Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Concurrent Registration

     We have registered under the Securities Act the resale by the holders thereof of 18,991,222 shares of our common stock that were or may be issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act. Of these shares 8,960,000 shares represent shares that have or may be issued to Spectrum under the Spectrum stock purchase agreement and 4,510,000 represent shares that may be issued upon the exercise of outstanding warrants. Such registration is separate from the registration of the 11,000,000 shares of our common stock covered by this prospectus.

Sale of Restricted Shares

     Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

     In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                          SELLING STOCKHOLDER

     All of the securities being offered hereunder are being offered by SBI Brightline Consulting, LLC, the selling shareholder. SBI may from time to time offer and sell pursuant to this prospectus up to an aggregate of 11,000,000 shares of our common stock that may be acquired by SBI pursuant to the SBI stock purchase agreement in transactions that are exempt from the registration requirements of the Securities Act of 1933. The selling stockholder is not one of our officers or directors.

     The selling stockholder may from time to time offer and sell any or all of its shares that are registered under this prospectus. Because the selling stockholder is not obligated to sell its shares, and because the selling stockholder may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the selling stockholder will own after the offering.

     Pursuant to the SBI stock purchase agreement between SBI and us, all expenses incurred with respect to the registration of the common stock issued to SBI will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by SBI in connection with the sale of such shares.

     The following table sets forth, with respect to SBI (i) the number of shares of common stock beneficially owned as of September 30, 2003 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling stockholder.

                          Prior to Offering                  After Offering(2)
------------------------------------------------------------------------------
     Name                  Shares  Percent  Shares Offered(1) Shares  Percent
------------------------------------------------------------------------------
SBI Brightline Consulting,
LLC(3)                        0       0%        11,000,000       0      0.0%
____________
(1) The shares offered represent the maximum number of shares that may be issued by us to SBI pursuant to the SBI stock purchase agreement. No such shares have been issued as of the date of this prospectus.

(2) For purposes of this table, we have assumed that SBI will sell in this offering all shares which it purchases under the SBI stock purchase agreement.

(3) SBI is controlled by SBI USA, LLC, which is in turn controlled by Shelly Singhal and John Wong. SBI USA and Messrs. Singhal and Wong may be deemed to share the beneficial ownership of securities owned by SBI. SBI-USA is associated with, but is not owned or controlled by First Securities USA, LLC, a registered broker-dealer. First Securities USA, LLC has agreed to exercise regulatory supervision over SBI-USA with respect to matters related to securities regulation. On December 18, 2002, we issued warrants to purchase 2,000,000 shares at $1.00 per share and 1,000,000 shares at $1.50 per share, to SBI USA as consideration for the execution of an agreement to provide financial advisory services with an estimated fair value of $20,000. On April 25, 2003, we terminated the financial advisory agreement with the agreement of SBI USA, and SBI USA surrendered the warrants to us without additional consideration.

                            PLAN OF DISTRIBUTION

General

     Shares of common stock offered through this prospectus may be sold from time to time directly by SBI or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, SBI will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the-counter market or on such exchanges or services, or (iv) through the writing of options.



     SBI has agreed not to directly or indirectly engage in short sales or otherwise participate in short selling of our common stock prior to April 1, 2005. After this period expires, SBI may enter into hedging transactions with respect to our shares with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. At that time SBI may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities. Material amounts of short selling of our common stock could contribute to progressive declines in the trading price of our common stock.


     SBI will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. SBI may sell the shares in any manner permitted by law, including one or more of the following:

     * a block trade in which a broker-dealer engaged by a Selling Shareholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

     * an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

     * ordinary brokerage transactions in which the broker solicits purchasers; and

     *     privately negotiated transactions.

     In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

Use of Underwriters, Brokers, Dealers or Agents

     If SBI effects sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from SBI or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     If SBI sells shares through an underwriter, broker, dealer or agent, SBI may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act. We have been informed by SBI that there are no existing arrangements between it and any underwriter, broker, dealer or agent relating to the distribution of the shares.

Treatment of SBI as Statutory Underwriter

     SBI is a statutory underwriter within the meaning of the Securities Act of 1933 in connection with its resale of shares pursuant to this prospectus. We will not receive any of the proceeds from the resale of shares, although we will receive the consideration payable by SBI for the shares at the time we sell the shares to SBI pursuant to the stock purchase agreement. SBI has agreed that it will comply with applicable state and federal securities laws and the rules and regulations promulgated thereunder in connection with its sale of the shares. SBI will pay all commissions and its own expenses, if any, associated with the sale of the shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. Pursuant to the stock purchase agreement, we have agreed to indemnify SBI against certain liabilities including liabilities under the Securities Act and SBI has agreed to indemnify us against certain liabilities including liabilities under the Securities Act.

     SBI will purchase shares from us under the stock purchase agreement at fixed prices. The difference between what SBI pays to us for the shares and the amount for which SBI sells the shares may be viewed as underwriting discounts or commissions. Because we do not know when or the price at which SBI will sell the shares, it is not possible to quantify these potential discounts or commissions.

     We have advised SBI that it is subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation, Rule 10b-5 and Regulation M thereunder. Under Registration M, SBI, its affiliates and anyone participating in a distribution of the shares may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while SBI is distributing shares covered by this prospectus.

Registration Obligations

     Under the stock purchase agreement, we have agreed to register the shares for resale by SBI under the Securities Act and to maintain the effectiveness of that registration until the earliest date, after the date on which all of the shares have been purchased pursuant to the stock purchase agreement or SBI's obligation to purchase shares pursuant to the stock purchase agreement has been terminated, on which:

     * all the shares acquired by SBI under the stock purchase agreement have been disposed of pursuant to the registration statement,

     * all shares acquired by SBI under the stock purchase agreement that are then held by SBI may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or

     * we have determined that all shares acquired by SBI under the stock purchase agreement that are then held by SBI may be sold without restriction under the Securities Act and we have removed any stop transfer instructions relating to such shares.

SBI's status as an underwriter may limit its sale of shares to qualify for an exemption from applicable securities registration requirements.

     We will pay the costs of registering the shares as contemplated by the stock purchase agreement, including the expenses of preparing this prospectus and the related registration statement of which it is a part. We estimate that our costs associated with such registration will be approximately $55,000.


                                LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Nixon Peabody LLP, Rochester, New York.


                                   EXPERTS

     The financial statements of Biophan as of and for the years ended February 28, 2003 and 2002, appearing in this prospectus have been audited by Goldstein Golub Kessler LLP, Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Biophan files current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. Biophan has filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

     For further information with respect to Biophan and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

FINANCIAL STATEMENTS

BIOPHAN TECHNOLOGIES, INC.
AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2003



                                  BIOPHAN TECHNOLOGIES, INC.AND SUBSIDIARIES
                                      (A Development Stage Company)


                                                                     CONTENTS
                                                            FEBRUARY 28, 2003
-----------------------------------------------------------------------------

Independent Auditor's Report                                              F-1


Consolidated Financial Statements:

   Balance Sheet                                                          F-2
   Statement of Operations                                                F-3
   Statement of Stockholders' Deficiency                                  F-4
   Statement of Cash Flows                                                F-7
   Notes to Consolidated Financial Statements                             F-9




INDEPENDENT AUDITOR'S REPORT
------------------------------


To the Board of Directors
Biophan Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Biophan Technologies, Inc. and Subsidiaries (a development stage company) as of February 28, 2003, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for each of the two years in the period then ended, and the amounts in the cumulative column in the consolidated statements of operations, stockholders' deficiency, and cash flows for the period from August 1, 1968 (date of inception) to February 28, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biophan Technologies, Inc. and Subsidiaries as of February 28, 2003 and the results of their operations and their cash flows for each of the two years in the period then ended and the amounts included in the cumulative column in the consolidated statements of operations and cash flows for the period from August 1, 1968 to February 28, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

April 10, 2003

Pg. F-1




                                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                 (A Development Stage Company)

                                                    CONSOLIDATED BALANCE SHEET
------------------------------------------------------------------------------
February 28, 2003
------------------------------------------------------------------------------
ASSETS

Current assets:
  Cash                                                            $     48,935
  Investments in marketable securities                                 302,000
  Advances receivable                                                   10,127
  Due from related party                                                24,368
  Prepaid expenses                                                      90,923
------------------------------------------------------------------------------
    Total current assets                                               476,353
------------------------------------------------------------------------------

Fixed assets - at cost, net                                             63,232
------------------------------------------------------------------------------

Other assets:
  Intellectual property rights                                          70,000
  Security deposit                                                       2,933
  Deferred equity placement costs                                       70,538
  Deferred tax asset, net of valuation allowance of $2,120,000               -
------------------------------------------------------------------------------
                                                                       143,471
------------------------------------------------------------------------------
                                                                  $    683,056
==============================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
  Accounts payable and accrued expenses                           $    343,216
  Loan payable to stockholder                                          143,570
  Payable to related party                                             300,000
  Due to related party                                                   9,401
------------------------------------------------------------------------------
    Total current liabilities                                          796,187
------------------------------------------------------------------------------

Long-term payable to related party, less discount                       83,333
------------------------------------------------------------------------------


Stockholders' deficiency:
  Common stock - $.005 par value:
    Authorized, 60,000,000 shares
    Issued and outstanding, 37,634,693 shares                          188,173
    Additional paid-in capital                                       7,588,520
  Deficit accumulated during the development stage                  (7,973,157)
------------------------------------------------------------------------------
                                                                      (196,464)
------------------------------------------------------------------------------
                                                                  $    683,056
==============================================================================







            See notes to consolidated financial statements


Pg. F-2



                                             BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                           (A Development Stage Company)

                                                    CONSOLIDATED STATEMENT OF OPERATIONS
----------------------------------------------------------------------------------------

                                                                            Period from
                                                                              August 1,
                                                                            1968 (date of
                                                Year ended    Year ended    inception) to
                                                February 28,  February 28,  February 28,
                                                  2003            2002          2003
----------------------------------------------------------------------------------------
Operating expenses:
  Salaries and related                      $    648,304    $    461,629    $  1,169,794
  Research and development                     1,373,124         949,124       2,435,292
  Professional fees                              522,115       1,310,916       1,871,716
  Write-down of intellectual property rights      40,000                         530,000
  General and administrative                     582,174         475,520       1,084,254
----------------------------------------------------------------------------------------

Operating loss                                (3,165,717)     (3,197,189)     (7,091,156)
----------------------------------------------------------------------------------------

Other income (expense):
  Interest expense                              (447,853)       (540,543)     (1,001,396)
  Interest income                                 17,083          26,061          44,763
  Other income                                   187,040          42,035         229,075
  Other expense                                  (28,805)        (36,281)        (65,086)
----------------------------------------------------------------------------------------

Total other expenses, net                       (272,535)       (508,728)       (792,644)
----------------------------------------------------------------------------------------

Loss from continuing operations               (3,438,252)     (3,705,917)     (7,883,800)

Loss from discontinued operations                                                (89,357)
----------------------------------------------------------------------------------------

Net loss                                    $ (3,438,252)   $ (3,705,917)   $ (7,973,157)
========================================================================================
Loss per common share - basic and diluted   $      (0.11)   $      (0.14)
========================================================================================
Weighted average shares outstanding           31,731,051      27,000,962
========================================================================================


            See notes to consolidated financial statements


Pg. F-3



                                                      BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                    (A Development Stage Company)

                                               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
-------------------------------------------------------------------------------------------------
Period from August 1, 1968 (date of inception) to February 28, 2003
-------------------------------------------------------------------------------------------------
                                                                         Deficit
                                                                        Accumulated
                                                              Additional During the Stockholders'
                                              Number   Common  Paid-in  Development    Equity
                                             of Shares  Stock   Capital  Stage      (Deficiency)
-------------------------------------------------------------------------------------------------
1969 - 14,130 shares issued for services
 for $.05 per share                           14,130 $      70 $      637              $     707

1970 - 1,405,000 shares issued for mining
 rights for $.05 per share                 1,405,000     7,025     63,225                 70,250

1970 - 55,500 shares issued for services
 for $.05 per share                           55,500       278      2,497                  2,775

1973 - 10,000 shares issued for services
 for $.05 per share
                                              10,000        50        450                    500

1976 - 500 shares issued for services
 for $.05 per share
                                                 500         3         22                     25

1978 - 12,000 shares issued for services
 for $.05 per share
                                              12,000        60        540                    600

1980 - 225,000 shares issued for services
 for $.05 per share
                                             225,000     1,125     10,125                 11,250

1984 - 20,000 shares issued for services
 for $.05 per share
                                              20,000       100        900                  1,000

1986 - 10,000 shares issued for services
 for $.05 per share
                                              10,000        50        450                    500

1990 - 10,000 shares issued for services
 for $.05 per share                           10,000        50        450                    500

1993 - 25,000 shares issued for services
 for $.05 per share
                                              25,000       125      1,125                  1,250

Net loss from inception through
 February 28, 1998                                                             (89,357)  (89,357)
-------------------------------------------------------------------------------------------------

Balance at February 28, 1998               1,787,130     8,936     80,421      (89,357)        -


1999 - 10,000 shares issued for services
 for $.05 per share                           10,000        50        450              $     500


            See notes to consolidated financial statements

Pg. F-4


                                                     BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                   (A Development Stage Company)

                                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
-------------------------------------------------------------------------------------------------
Period from August 1, 1968 (date of inception) to February 28, 2003
-------------------------------------------------------------------------------------------------

                                                                         Deficit
                                                                        Accumulated
                                                              Additional During the Stockholders'
                                              Number   Common  Paid-in  Development    Equity
                                             of Shares  Stock   Capital    Stage     (Deficiency)
-------------------------------------------------------------------------------------------------
1999 - 1,000,000 shares issued for services
 for $.005 per share                       1,000,000                             5,000     5,000

Net loss for the year ended
 February 28, 1999                                                              (5,500)   (5,500)
-------------------------------------------------------------------------------------------------

Balance at February 28, 1999               2,797,130    13,986     80,871      (94,857)        -


2000 - 1,000,200 shares issued
 for services for $.005 per share
                                           1,000,200     5,001                             5,001

Net loss for the year ended
 February 29, 2000                                                             (5,001)    (5,001)
-------------------------------------------------------------------------------------------------
Balance at February 29, 2000               3,797,330    18,987     80,871      (99,858)        -

2000 - 250,000 shares issued for services
 for $.005 per share
                                             250,000     1,250                             1,250

2000 - Expenses paid by stockholder                                2,640                   2,640

2000 - 10,759,101 shares issued for
 acquisition of Antisense Technology,
  Inc.                                    10,759,101    53,795    121,205                175,000

2000 - 10,759,101 shares issued for cash
 for $.005 per share                      10,759,101    53,796    121,204                175,000

Net loss for the year ended
 February 28, 2001                                                           (729,130)  (729,130)
-------------------------------------------------------------------------------------------------

Balance at February 28, 2001              25,565,532   127,828    325,920    (828,988)  (375,240)

2001 - 2,399,750 shares issued for cash
 for $1.00 per share                       2,399,750    11,999  2,387,751              2,399,750

2001 - 468,823 shares issued for interest    468,823     2,344    466,479                468,823


            See notes to consolidated financial statements

Pg. F-5


                                                     BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                                   (A Development Stage Company)

                                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
-------------------------------------------------------------------------------------------------
Period from August 1, 1968 (date of inception) to February 28, 2003
-------------------------------------------------------------------------------------------------
2001 - Redemption of 200,000 shares         (200,000)   (1,000)                           (1,000)

2001 - 1,315,334 shares issued upon
 conversion of bridge loans at $.75
  per share                                1,315,334     6,576    979,924                986,500

2001 - Offering costs associated with
 share issuances for cash                                        (254,467)              (254,467)

2002 - Grant of stock options for services                        702,800                702,800

Net loss for the year ended
 February 28, 2002                                                         (3,705,917)(3,705,917)
-------------------------------------------------------------------------------------------------

Balance at February 28, 2002              29,549,439   147,747  4,608,407  (4,534,905)   221,249

2002 - Shares issued for cash for
  $.34 per share                             993,886     4,969    337,461                342,430
2002 - Shares issued for cash for
  $.15 per share                           1,192,874     5,964    167,002                172,966
2002 to 2003 - Shares issued for cash for
  $.25 per share                           5,541,100    27,706  1,357,569              1,385,275
2002 to 2003 - Shares issued as commissions
  on offerings                               357,394     1,787     (1,787)                     -
2002 to 2003 Cash commissions on offerings                       (119,488)              (119,488)
Offering costs                                                    (45,644)               (45,644)
Grant of stock options for services                               485,000                485,000
Intrinsic value of beneficial conversion feature
  of note payable and MRI liability                               800,000                800,000
Net loss for the year ended
  February 28,2003                                                         (3,438,252)(3,438,252)
------------------------------------------------------------------------------------------------
Balance at February 28, 2003              37,634,693 $ 188,173 $7,588,520 $(7,973,157) $(196,464)
=================================================================================================


            See notes to consolidated financial statements


Pg. F-6


                                             BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                           (A Development Stage Company)

                                                    CONSOLIDATED STATEMENT OF CASH FLOWS
----------------------------------------------------------------------------------------

                                                                                    Period from
                                                                                      August 1,
                                                                                    1968 (date of
                                                           Year ended   Year ended  inception) to
                                                           February 28, February 28, February 28,
                                                              2003          2002          2003
-------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                                $(3,438,252) $(3,705,917) $(7,973,157)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation                                              25,601      14,762        40,530
     Realized and unrealized losses on marketable securities   28,805      38,143        66,948
     Amortization of interest on convertible notes payable    383,333           -       383,333
     Write-down of intellectual property rights                40,000           -       530,000
     Amortization of discount on payable to related party           -      62,000        75,000
     Issuance of common stock for services                          -                   101,108
     Issuance of common stock for interest                                468,823       468,823
     Grant of stock options for services                      485,000     702,800     1,187,800
     Expenses paid by stockholder                                   -           -         2,640
     Changes in operating assets and liabilities:
      Increase in advances receivable                         (10,127)          -       (10,127)
      Increase in due from related parties                    (24,368)          -       (24,368)
      (Increase) decrease in prepaid expenses                     896     (91,819)      (90,923)
      Increase in security deposits                                 -      (2,933)       (2,933)
      Increase in accounts payable and accrued expenses       214,176      18,184       329,885
      Decrease in due to related parties                       (6,948)   (153,787)      (34,095)
-------------------------------------------------------------------------------------------------
       Net cash used in operating activities               (2,301,884) (2,649,744)   (4,949,536)
-------------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchases of fixed assets                                    (7,951)    (90,811)     (103,762)
  Sales of marketable securities                              540,000     377,270       917,270
  Purchases of marketable securities                         (302,000)   (984,218)   (1,286,218)
-------------------------------------------------------------------------------------------------
       Net cash provided by (used in) investing activities    230,049    (697,759)     (472,710)
-------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds of bridge loans                                          -     986,500       986,500
  Loan from stockholder                                       143,570           -       143,570
  Line of credit borrowing from related party                 300,000                   300,000
  Net proceeds from sales of capital stock                  1,735,539   2,201,110     4,111,649
  Deferred equity placement costs                             (70,538)          -       (70,538)
-------------------------------------------------------------------------------------------------
       Net cash provided by financing activities            2,108,571   3,187,610     5,471,181
-------------------------------------------------------------------------------------------------


            See notes to consolidated financial statements

Pg. F-7

                                             BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                           (A Development Stage Company)

                                                    CONSOLIDATED STATEMENT OF CASH FLOWS
----------------------------------------------------------------------------------------

                                                                                    Period from
                                                                                      August 1,
                                                                                    1968 (date of
                                                           Year ended   Year ended  inception) to
                                                           February 28, February 28, February 28,
                                                              2003          2002          2003
-------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents           36,736    (159,893)       48,935

Cash and cash equivalents at beginning of period               12,199     172,092             -
-------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                $    48,935  $   12,199    $   48,935
=================================================================================================

Supplemental schedule of noncash investing and financing activities:

   Intellectual property acquired through issuance of common
     stock and assumption of related party payable                                  $     175,000
=================================================================================================

   Acquisition of intellectual property rights                                      $     425,000
=================================================================================================
   Issuance of common stock upon conversion of bridge loans             $  986,500  $     986,500
=================================================================================================


            See notes to consolidated financial statements

Pg. F-8


                                    BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                  (A Development Stage Company)

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                              February 28, 2003
-------------------------------------------------------------------------------

1.  PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:

The consolidated financial statements include the accounts of Biophan Technologies, Inc. ("Biophan") and its wholly owned subsidiaries, LTR Antisense Technology, Inc. ("Antisense")and MRIC Drug Delivery Systems, LLC ("MRIC") (collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company is in the development stage and is expected to remain so for at least the next 12 months. The Company is developing technologies that make biomedical devices safe for use in an MRI (Magnetic Resonance Imaging) machine.

The Company was incorporated under the laws of the State of Idaho on August 1, 1968. On January 12, 2000, the Company changed its domicile to Nevada by merging into a Nevada corporation, and on July 19, 2001, changed its name to Biophan Technologies, Inc.

The Company has not generated any revenue throughout its history. The Company's ability to continue in business is dependent upon obtaining sufficient financing or attaining future profitable operations.

On December 1, 2000, the Company acquired LTR Antisense Technology, Inc., a New York corporation ("LTR"), from Biomed Solutions, LLC (formerly Biophan,
LLC), a New York limited liability company ("Biomed"), in a share for share exchange. As a result of the exchange, LTR became a wholly owned subsidiary of the Company. The exchange was consummated pursuant to and in accordance with an Exchange Agreement, originally dated December 1, 2000 and subsequently amended, by and among the Company, LTR and Biomed. LTR owns multiple patents for proprietary HIV antisense gene therapy technology.

In connection with the exchange, the Company (i) issued an aggregate of 10,759,101 shares of common stock to Biomed in exchange for all the issued shares of LTR and (ii) issued an aggregate of 10,759,101 shares of common stock to a group of investors for $175,000. Also on December 1, 2000, the Company acquired intellectual property rights, including a pending patent to the MRI-compatible pacemaker technology from Biomed (the "Assignment"), for future consideration of $500,000 ("MRI technology purchase liability payable") The Assignment was consummated pursuant to, and in accordance with, an Assignment and Security Agreement, originally dated December 1, 2000 and subsequently amended, by and between the Company and Biomed.

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value, with the change in fair value during the period included in operations.

Depreciation of fixed assets is provided by the straight- line method over the estimated useful lives of the related assets. Amortization of acquired intellectual property rights is provided by the straight-line method over 17 years. Costs for internally developed intellectual property rights with indeterminate lives are expensed as incurred.


Pg. F-9


                                    BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                  (A Development Stage Company)

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                              February 28, 2003
-------------------------------------------------------------------------------

At each balance sheet date, the Company evaluates the period of amortization of intangible assets. The factors used in evaluating the period of amortization include: (i) current operating results, (ii) projected future operating results, and (iii) any other material factors that affect continuity of the business.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply when the differences are expected to be realized. A valuation allowance is recognized if it is anticipated that some or all of the deferred tax asset may not be realized.

Basic loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per common share gives effect to dilutive options, warrants and other potential common stock outstanding during the period. Potential common stock has not been included in the computation of diluted loss per share, as the effect would be antidilutive.

The Company has elected to apply Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options issued to employees (intrinsic value) and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per common share would have been as follows:

Year ended February 28,                             2003           2002
-----------------------------------------------------------------------
Net loss - as reported                        $3,438,252     $3,705,917

Add: Stock-based employee compensation
 Expense included in reported net loss,
 net of related tax effects                      458,000        268,000

Deduct:  Total stock-based employee
 compensation expense determined
 under fair value based method for
 all awards, net of related tax effects          524,000        280,000
-----------------------------------------------------------------------
Net loss - pro forma                          $3,372,252     $3,693,917
=======================================================================
Basic and diluted loss
 per share - as reported                      $      .11     $      .14
=======================================================================
Basic and diluted loss
 per share - pro forma                        $      .11     $      .14
=======================================================================

The Company's assumptions used to calculate the fair values of options issued during the year ended February 28, 2003 were (i) risk-free interest rates of 3.05% through 4.75%, (ii) expected lives of 5 to 10 years, (iii) expected volatility of 90%, and (iv) expected dividends of zero.

The Company's assumptions used to calculate the fair values of options issued during the year ended February 28, 2002 were (i) risk-free interest rates of 4.27% and 4.87%, (ii) expected life of nine years, (iii) expected volatility of 90.%, and (iv) expected dividends of zero.

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual


Pg. F-10


results could differ from these estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.


2.  INVESTMENTS IN MARKETABLE SECURITIES:

    Investments in trading securities are summarized as follows at February 28, 2003:

                                                          Gross
                                                        Unrealized      Fair
                                               Cost      Gain/Loss      Value
    -------------------------------------------------------------------------
    Corporate debt securities                $302,000      $  -       $302,000
    ==========================================================================
    There were no unrealized holding losses on trading securities for the year ended February 28, 2003.

3.  PREPAID EXPENSES:

Prepaid expenses at February 28, 2003 consist of the following:

       Prepaid consulting fees                         $ 53,933
       Prepaid insurance                                 18,865
       Prepaid supplies                                  18,125
                                                       --------
                                                       $ 90,923
                                                       ========


4.  FIXED ASSETS:

Fixed assets, at cost, consist of the following:

                                                                  Depreciation/
                                                                  Amortization
                                                                     Period
                    -----------------------------------------------------------
                    Furniture & Equipment              $39,320        5-7 years
                    Computers                           10,283          5 years
                    Internet Web site                   54,159          7 years
                    -----------------------------------------------------------
                                                       103,762
                    Less accumulated depreciation      (40,530)
                    -----------------------------------------------------------
                                                       $63,232
                    ===========================================================

Depreciation expense for the years ended February 28, 2003 and 2002 amounted to $25,601 and $14,762, respectively. Depreciation expense for the period from August 1, 1968 (Date of Inception) to February 28, 2003 was $40,530.


5.  INTELLECTUAL PROPERTY RIGHTS:

Intellectual property rights were acquired on December 1, 2000 and encompass two areas: (1) The utilization of new proprietary technology to prevent implantable cardiac pacemakers and other critical and life-sustaining medical devices from being affected by MRI and other equipment using magnetic fields, radio waves and similar forms of electromagnetic interference ("EMI"), and (2)


Pg. F-11


the use of proprietary antisense gene therapy technology to inhibit the spread of human immunodeficiency virus (HIV-1) infection in conjunction with the use of lentiviral vectors. In the current year ended February 28, 2003, the stated cost value of the gene technology rights in the amount of $40,000 was written off. The Company has discontinued its development efforts in this area.


6.  LOAN AGREEMENTS:

In June 2002, the Company signed a Loan Agreement with a shareholder providing for borrowings of up to $400,000 with interest payable at 8% per annum. Principal and accrued interest become due and payable on December 31, 2003. At February 28, 2003, $143,570 had been borrowed under this Agreement.

In June 2002, the Company executed a line-of-credit agreement (the "Line") with Biomed that provided for borrowings up to $250,000. Interest accrues at 8% per annum. Upon execution of the Line, Biomed received warrants to purchase 325,000 shares of restricted common stock at $1.00 per share. The warrants were valued at approximately $234,000 which was recorded as a discount against the Convertible Promissory Note (the "Note") supporting the Line. At issuance, the Note was convertible into shares of the Company's common stock, at a price below the market value of such stock. The intrinsic value of the beneficial conversion feature of the Note was recorded as an additional discount, such that the full $250,000 issued was discounted, with a corresponding increase to additional paid-in capital.

On August 19, 2002, the Line was increased by $100,000 and the expiration date thereof was extended to August 19, 2003. The payment date of amounts borrowed under the original Line was extended to December 1, 2002. In consideration for the increase in the Line, Biomed received 30,000 additional warrants to purchase shares of restricted common stock at a price dependent on the selling price of the Company's stock, as defined. The exercise price of the warrants issued to Biomed in exchange for the increase in the line of credit to $350,000 and the extension of the payment date to December 1, 2002 is the lowest of (i) the closing bid price on June 4, 2002; (ii) the closing bid price on the date of exercise; or (iii) the lowest per share purchase price paid by any third party between June 4, 2002 and the exercise date. The fair value of the warrants - in accordance with guidance provided by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation - was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.25; no dividend yield; volatility factor of the expected market price of the company's common stock of 0.0%, and an expected life of 2.8 years. The value attributed to the warrants was insignificant. As a result, these warrants have been allocated no value. The Company has drawn an additional $50,000 under the Line, which was also fully discounted as a result of the beneficial conversion feature, which was recorded as additional paid-in capital. At February 28,2003, the Company has borrowed $300,000 in aggregate under the Line.

Under the Transfer Agreement dated December 1, 2000, the Company incurred a liability ("MRI technology purchase liability payable") of $500,000 (including interest of $75,000) to Biomed in connection with the acquisition of the MRI intellectual property rights described in Note 4. Biomed maintains a security interest in the underlying patents until the liability is satisfied. The intellectual property rights will revert to Biomed if the Company does not satisfy the liability by June 1, 2004. The stated liability bears interest at an annual rate of 8%. The balance of the MRI technology purchase liability payable at February 28, 2002 is $500,000.

At February 28, 2003, the principal amounts of the Company's obligations approximated their estimated fair values based upon current borrowing rates for similar issues.

In December 2002, in consideration for extending the maturity date to June 1, 2004 and for prior extensions, the Company and Biomed agreed to make the $500,000 MRI technology purchase liability payable to Biomed convertible at Biomed's election into shares of the Company's common stock at a price dependent on the selling price of the Company's stock, as defined, but below market. Consequently, the intrinsic value of the beneficial conversion feature of the liability was recorded as a discount, such that the full $500,000 was discounted, with a corresponding increase to additional paid-in capital.


Pg. F-12


7.  STOCKHOLDERS' EQUITY:

In July and August 2002, the Company entered into finder's agreements for the sale of restricted common stock to foreign investors pursuant to the exemption from registration provided in Regulation S of the 1933 Securities Act. The Company issued a total of 2,186,760 shares of stock for aggregate net proceeds of $491,034 under these agreements.

Effective August 22, 2002, the Company entered into a finder's agreement with a domestic consulting firm providing for the sale of restricted shares of common stock pursuant to Regulation D under the Securities Act. The finder receives a cash fee of 10% plus stock. The Company issued a total of 5,541,100 shares of stock for aggregate net proceeds of $1,244,505.

During November 2002, the Company entered into a Stock Purchase Agreement with an institutional investor whereby the Company agreed to sell up to $3,000,000 of the Company's common stock. The agreement requires the Company to file with the Securities and Exchange Commission ("SEC") a Registration Statement covering the shares issuable under this agreement. The Company can begin selling shares to the purchaser immediately after the SEC declares the above-mentioned Registration Statement effective. The Company is in the process of filing for registration.


8.  COMMITMENTS:

The Company is obligated under an operating lease for office space expiring September 30, 2004. The Company may terminate the lease upon ninety days prior
written notice to the landlord.   The aggregate minimum future payments under
this lease are payable as follows:

                    Year ending February 28,
                              2004                                  $ 46,783
                              2005                                    25,083
                    --------------------------------------------------------
                                                                    $ 71,866
                    ========================================================

Rent expense charged to operations under this operating lease aggregated $51,321 and $14,667 for the years ended February 28, 2003 and 2002, respectively. Rent expense charged to operations for the period from August 1, 1968 (Date of Inception) to February 28,2003 was $65,988.


9.  RELATED PARTY TRANSACTIONS:

Biomed and another related party paid expenses on behalf of the Company aggregating $128,411 and $253,014 during the years ended February 28, 2003 and 2002, respectively, and $551,561 for the period August 1, 1968 through February 28, 2003. At February 28, 2003, the balance due from a related party is $24,368 and the balance due to a separate related party is $9,401. The amounts due from and to the related parties do not bear interest, and the Company expects to collect and repay these respective balances during the next 12 months.

10.  STOCK-BASED COMPENSATION PLAN:

The Company has a stock option plan (the "Plan") which provides for the granting of nonqualified or incentive stock options ("ISO") to officers, key employees, non-employee directors and consultants. The Plan authorizes the granting of options to acquire up to 2,500,000 common shares. ISO grants under the Plan are exercisable at the market value of the Company's stock on the date of such grant. Nonqualified option grants under the Plan are exercisable at amounts determined by the board of directors. All options


Pg. F-13


under the Plan are exercisable at times as determined by the board of directors, not to exceed 10 years from the date of grant. Additionally, the Plan provides for the granting of restricted stock to officers and key employees.

     The following table summarizes activity in stock options:


                                                            Weighted-
                                                              average
                                                             Exercise
                                               Options          Price
          -----------------------------------------------------------
          Outstanding at March 1, 2001             -              -

          Granted                            1,779,997       $    .51

          Forfeited                                -              -

          Exercised                                -              -
          -----------------------------------------------------------
          Outstanding at February 28, 2002   1,779,997       $    .51

          Granted                              739,998            .42

          Forfeited                             30,000            .50

          Exercised                                -              -
          -----------------------------------------------------------
          Outstanding at February 28, 2003   2,489,995       $    .48
          ===========================================================

          Weighted-average fair value of
           options granted during the year
           ended February 28, 2003 and 2002,
           respectively                         $  .33        $   .90
          ===========================================================


          The following table summarizes information about stock options outstanding and exercisable at February 28, 2003:

                                   Options Outstanding            Options Exercisable
                           -----------------------------------   ----------------------
                                         Weighted
                                          Average    Weighted-                Weighted-
                                         Remaining    Average                  Average
            Range of        Number      Contractual  Exercise       Number     Exercise
          Exercise Price  Outstanding       Life       Price      Exercisable    Price
          ----------------------------------------------------------------------------
           $.10 - $.43       940,000     7.50 years      $.33        546,666      $.27

           $.50 - $1.00    1,549,995     7.64 years      $.58      1,017,995      $.62
          ----------------------------------------------------------------------------
           $.10 - $1.00    2,489,995     7.58 years      $.48      1,564,661      $.50

At February 28, 2003, 10,005 shares of common stock were reserved for future issuance of stock options.

11.  INCOME TAXES:

As of February 28, 2003, the Company had net operating loss carryforwards of approximately $5,706,000 for federal income tax purposes, which expire through 2023.


Pg. F-14


The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is as follows:

                     Year Ended February 28,                    2003       2002
                    -----------------------------------------------------------
                    Tax benefit at U.S. statutory rates         34 %       34 %
                    Increase in valuation allowance            (34)%      (34)%
                    -----------------------------------------------------------
                                                                -0-%       -0-%
                    ===========================================================

Deferred tax asset is comprised of the following:

                    February 28, 2003
                    -----------------------------------------------------------
                    Net operating loss carryforwards                $1,940,000
                    Write-down of intellectual property rights         180,000
                    -----------------------------------------------------------

                    Total deferred tax asset                         2,120,000
                    Valuation allowance                             (2,120,000)
                    -----------------------------------------------------------

                    Net deferred tax asset                          $      -0-
                    ==========================================================


F-15



BIOPHAN TECHNOLOGIES, INC.
 AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2003


BIOPHAN TECHNOLOGIES, INC.AND SUBSIDIARIES
 (A Development Stage Company)


CONTENTS
AUGUST 31, 2003
______________________________________________________________________________

Condensed Consolidated Financial Statements:

    Independent Accountant's Report                                        F-1

    Condensed Consolidated Balance Sheets, August 31, 2003 (Unaudited)
    and February 28, 2003                                                  F-2

    Condensed Consolidated Statements of Operations, Three Months and Six Months Ended August 31, 2003 and 2002 (Unaudited), and from August 1,
    1968 (Date of Inception) through August 31, 2003 (Unaudited)           F-3

    Condensed Consolidated Statements of Cash Flows, Six Months Ended
    August 31, 2003 and 2002 (Unaudited) and from August 1, 1968
   (Date of Inception) through August 31, 2003 (Unaudited)                 F-4

    Notes to Condensed Consolidated Financial Statements             F-5 - F-8



INDEPENDENT ACCOUNTANT'S REPORT
-------------------------------

To the Board of Directors
Biophan Technologies, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of Biophan Technologies, Inc. and Subsidiaries as of August 31, 2003, and the related condensed consolidated statements of operations for the three-month and six-month periods ended August 31, 2003 and 2002 and the condensed consolidated statements of cash flows for the six-month periods ended August 31, 2003 and 2002. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of February 28, 2003, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year then ended (not presented herein); and in our report dated April 10, 2003, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of February 28, 2003, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

October 7, 2003


Pg.  F-1


                         BIOPHAN TECHNOLOGIES, INC.
                              AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE COMPANY)

                   CONDENSED CONSOLIDATED BALANCE SHEETS

                                           August 31, 2003
                                             (Unaudited)   February 28, 2003
                                         ------------------------------------
                      ASSETS
Current Assets:
  Cash                                     $    5,350         $   48,935
  Investments in marketable securities              -            302,000
  Advances receivable                               -             10,127
  Due from related party                       58,561             24,368
  Prepaid expenses                             78,932             90,923
                                           --------------------------------
              Total Current Assets            142,843            476,353
                                           --------------------------------

Fixed Assets, at cost, net                     70,394             63,232

Other Assets:
  Intellectual property rights                 70,000             70,000
  Security deposit                              2,933              2,933
  Deferred equity placement costs                   -             70,538
  Deferred tax asset, net of valuation
   allowance of $2,477,000 and $2,120,000
    respectively                                    -                  -
                                           --------------------------------
                                               72,933            143,471
                                           --------------------------------
                                           $  286,170         $  683,056
                                           ================================

     LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
  Accounts payable and accrued expenses       696,782         $  343,216
  Loan payable to stockholder                       -            143,570
  Payable to related party, less discount     219,501            300,000
  Due to related party                         11,443              9,401
                                           --------------------------------
               Total Current Liabilities      927,726            796,187
                                           --------------------------------

Long-term payable to related party,
  less discount                               190,000             83,333

Stockholders' Deficiency:
  Common stock, $.005 par value
    Authorized, 80,000,000 shares
    Issued and outstanding,
      40,951,317 shares, and
       37,634,693 shares, respectively        204,757             188,173
  Additional paid-in capital                8,292,433           7,588,520
  Deficit accumulated during the
    development stage                      (9,328,746)         (7,973,157)
                                           --------------------------------
                                             (831,556)           (196,464)
                                           --------------------------------
                                           $  286,170          $  683,056
                                           ================================


    See Notes to Condensed Consolidated Financial Statements.


Pg.  F-2


                          BIOPHAN TECHNOLOGIES, INC.
                              AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE COMPANY)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)

                                                                           Period from August
                              Three Months Ended          Six Months Ended   1, 1968 (date of
                                   August 31,                 August 31,       inception) to
                               2003         2002          2003         2002   August 31, 2003
                            -----------------------------------------------------------------
Operating expenses:

    Salaries and related    $  129,861   $  175,914    $  257,503    $ 347,127   $ 1,427,297
    Research and development   201,786      189,466       439,889      641,281     2,875,281
    Professional fees          149,567      129,527       255,676      270,020     2,127,392
    Write-down of intellectual
      property rights                -            -             -            -       530,000
    General and administrative 119,709      122,300       224,445      287,609     1,308,699
                            ----------------------------------------------------------------
  Operating loss              (600,923)    (617,207)   (1,177,513)  (1,546,037)   (8,268,669)

  Other income(expense):
    Interest income                362           93        1,264        16,701        46,027
    Interest expense          (134,413)    (161,260)    (244,664)     (171,560)   (1,246,060)
    Other income                37,520       76,226       65,324        89,724       294,399
    Other expense                    -            -                    (28,805)      (65,086)
                            ----------------------------------------------------------------
                               (96,531)     (84,941)    (178,076)      (93,940)     (970,720)
                            ----------------------------------------------------------------
  Loss from continuing
    operations                (697,454)    (702,148)  (1,355,589)   (1,639,997)   (9,239,389)

  Loss from discontinued
    operations                       -            -            -             -       (89,357)
                            ----------------------------------------------------------------
  Net loss                  $ (697,454)  $ (702,148) $(1,355,589)  $(1,639,997)  $(9,328,746)
                            ================================================================
  Loss per common share-
    basic and diluted       $    (0.02)  $    (0.02) $     (0.04)  $     (0.06)
                            ==================================================
  Weighted average shares
    outstanding             39,070,506   29,652,082   38,532,599    29,600,761
                            ==================================================


          See Notes to Condensed Consolidated Financial Statements.


Pg.  F-3


                         BIOPHAN TECHNOLOGIES, INC.
                              AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE COMPANY)

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (Unaudited)
                                                                            Period from
                                                                           August 1, 1968
                                                     Six Months Ended    (date of inception)
                                                        August 31,               to
                                                    2003          2002     August 31, 2003
                                               -------------------------------------------
Cash flows used for operating activities:
  Net loss                                      $(1,355,589)  $(1,639,977)   $(9,328,746)
  Adjustments to reconcile net loss to net cash
    provided(used) by operating activities:
     Depreciation                                    11,528        12,780         52,058
     Realized and unrealized losses on
       marketable securities                              -        28,805         66,948
     Accrued interest on note payable
       converted to common stock                     11,998                       11,998
     Amortization of interest on convertible
       notes payable                                210,118       150,000        593,451
     Write-down of intellectual property rights           -             -        530,000
     Amortization of discount on payable to
       related party                                      -             -         75,000
     Issuance of common stock for services                -             -        101,108
     Issuance of common stock for interest                -             -        468,823
     Grant of stock options for services            116,000        94,000      1,303,800
     Expenses paid by stockholder                         -             -          2,640
  Changes in operating assets and liabilities:
    (Increase)decrease in advances receivable        10,127             -              -
     Increase in due from related
       parties                                      (34,193)            -        (58,561)
    (Increase) decrease in prepaid expenses          11,991       (78,193)       (78,932)
     Increase in security deposits                        -             -         (2,933)
     Increase in accounts payable and
       accrued expenses                             353,566       203,974        683,451
     Increase(decrease) in due to related
       parties                                        2,042        (7,421)       (32,053)
                                                ----------------------------------------
                                                   (662,412)   (1,236,032)    (5,611,948)

Cash flows used for investing activities:
  Purchases of fixed assets                         (18,690)       (7,951)      (122,452)
  Sales of marketable securities                    302,000       540,000      1,219,270
  Purchases of marketable securities                      -             -     (1,286,218)
                                                ----------------------------------------
                                                    283,310       532,049       (189,400)

Cash flows provided by financing activities:
  Proceeds of bridge loans                                -             -        986,500
  Loan from stockholder                                   -       143,570        143,570
  Line of credit borrowing from related party       175,000       300,000        475,000
  Net proceeds from sales of capital stock           69,979       391,345      4,181,628
  Deferred equity placement costs                    70,538       (20,000)             -
  Proceeds from exercise of options                  20,000                       20,000
                                                ----------------------------------------
                                                    335,517       814,915      5,806,698
                                                ----------------------------------------
Net increase(decrease)in cash                       (43,585)      110,932          5,350

Cash, beginning                                      48,935        12,199              -
                                                ----------------------------------------

Cash, ending                                    $     5,350   $   123,131    $     5,350
                                                ========================================
Supplemental schedule of noncash investing
  and financing activities:
    Intellectual property acquired through
      issuance of capital stock and
      assumption of related party payable       $         -   $         -    $   175,000
                                                ========================================
    Acquisition of intellectual property        $         -   $         -    $   425,000
                                                ========================================
    Issuance of common stock upon conversion
      of bridge loans                           $   143,570   $         -    $ 1,130,070
                                                ========================================
    Issuance of common stock upon partial
      conversion of line of credit loans        $   183,950   $         -    $   183,950
                                                ========================================


          See Notes to Condensed Consolidated Financial Statements.


Pg. F-4


                BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                       (A DEVELOPMENT STAGE COMPANY)

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            August 31, 2003


INTERIM FINANCIAL STATEMENTS:

The condensed consolidated financial statements as of August 31, 2003 and for the three and six months ended August 31, 2003 and 2002 are unaudited. However, in the opinion of management of the Company, these financial statements reflect all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the financial position and results of operations for such interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results to be obtained for a full year.

BASIS OF CONSOLIDATION:

The condensed consolidated financial statements include the accounts of Biophan Technologies, Inc. ("Biophan")and its wholly owned subsidiaries, LTR Antisense Technology, Inc. ("Antisense") and MRIC Drug Delivery Systems, LLC ("MRIC") (collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

ORGANIZATIONAL HISTORY:

The Company was incorporated under the laws of the State of Idaho on August 1, 1968. On January 12, 2000, the Company changed its domicile to Nevada by merging into a Nevada corporation, and on July 19, 2001, changed its name to Biophan Technologies, Inc. The Company's stock currently trades over-the-counter under the symbol BIPH. Our corporate headquarters are located at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586; Tel.
(585) 214-2441; website: www.biophan.com.

On December 1, 2000, the Company acquired LTR Antisense Technology, Inc., a New York corporation ("LTR"), from Biomed Solutions, LLC (formerly Biophan,
LLC), a New York limited liability company ("Biomed"), in a share for share exchange. As a result of the exchange, LTR became a wholly owned subsidiary of the Company. The exchange was consummated pursuant to and in accordance with an Exchange Agreement, originally dated December 1, 2000 and subsequently amended, by and among the Company, LTR and Biomed. LTR owns multiple patents for proprietary HIV antisense gene therapy technology.

In connection with the exchange, the Company (i) issued an aggregate of 10,759,101 shares of common stock to Biomed in exchange for all the issued shares of LTR and (ii) issued an aggregate of 10,759,101 shares of common stock to a group of investors for $175,000. Also on December 1, 2000, the Company acquired intellectual property rights, including a pending patent to the MRI-compatible pacemaker technology from Biomed (the "Assignment"), for future consideration of $500,000 ("MRI technology purchase liability payable"). The Assignment was consummated pursuant to, and in accordance with, an Assignment and Security Agreement, originally dated December 1, 2000 and subsequently amended, by and between the Company and Biomed.

PRINCIPAL BUSINESS ACTIVITIES:

The Company is in the development stage and is expected to remain so for at least the next twelve months.

The Company is developing technologies that make implantable biomedical devices safe for use in an MRI (Magnetic Resonance Imaging) machine. Many implanted biomedical devices are prohibited for use in an MRI machine, including pacemakers, cardioverter-defibrillators, neurostimulators, bladder control devices, insulin pumps with wire connected sensors, pain control devices, interluminal imaging coils, interventional catheters and guide wires, endoscopes, and others. The Company plans to provide intellectual property licenses to manufacturers of these biomedical devices.

ACCOUNTING FOR STOCK OPTIONS:

The Company has elected to apply Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options issued to employees (intrinsic value) and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per common share would have been as follows:

                                      Three Months Ended            Six Months Ended
                                           August 31,                   August 31,
                                      2003           2002          2003           2002
------------------------------------------------------------------------------------------
Net loss - as reported            $ (697,454)    $ (702,148)  $ (1,355,589)  $ (1,639,997)

Add - stock based employee
  compensation expense included
  in reported net loss, net of
  related tax effects                 30,000         47,000         60,000         94,000

Deduct - Total stock based
  employee compensation expense
  determined under fair value
  based method for all awards,
  net of related tax effects          64,000        115,000        114,000        230,034
------------------------------------------------------------------------------------------
Net loss - pro forma              $ (731,454)    $ (770,148)  $ (1,409,589)  $ (1,776,031)
==========================================================================================
Basic and diluted loss per
  share - as reported             $     (.02)    $     (.03)  $       (.04)  $       (.06)
==========================================================================================
Basic and diluted loss per
  share - pro forma               $     (.02)    $     (.03)  $       (.04)  $       (.06)
==========================================================================================



PREPAID EXPENSES:

Prepaid expenses at August 31, 2003 consist of the following:

       Prepaid insurance                               $ 60,807
       Prepaid supplies                                  18,125
                                                       --------
                                                       $ 78,932
                                                       ========

LOAN AGREEMENTS:

In June 2002, the Company signed a Loan Agreement with a stockholder providing for borrowings of up to $400,000 with interest payable at 8% per annum.

Principal and accrued interest become due and payable on December 31, 2003.
On July 28, 2003, the Company issued 775,000 shares of common stock for the conversion of the entire principal amount of the loan of $143,570 plus accrued interest of $11,998.

In June 2002, the Company executed a line-of-credit agreement (the "Line") with Biomed that provided for borrowings up to $250,000. Interest accrues at 8% per annum. Upon execution of the Line, Biomed received warrants to purchase 325,000 shares of restricted common stock at $1.00 per share. The warrants were valued at approximately $234,000 which was recorded as a discount against the Convertible Promissory Note (the "Note") supporting the Line. At issuance, the Note was convertible into shares of the Company's common stock, at a price below the market value of such stock. The intrinsic value of the beneficial conversion feature of the Note was recorded as an additional discount, such that the full $250,000 issued was discounted, with a corresponding increase to additional paid-in capital.

On August 19, 2002, the Line was increased by $100,000 and the expiration date thereof was extended to August 19, 2003. The payment date of amounts borrowed under the original Line was extended to December 1, 2002. The entire line now expires on June 1, 2004. In consideration for the increase in the Line, Biomed received 30,000 additional warrants to purchase shares of restricted common stock at a price dependent on the selling price of the Company's stock, as defined. The exercise price of the warrants issued to Biomed in exchange for the increase in the line of credit to $350,000 and the extension of the payment date to December 1, 2002 is the lowest of (i) the closing bid price on June 4, 2002; (ii) the closing bid price on the date of exercise; or (iii) the lowest per share purchase price paid by any third party between June 4, 2002 and the exercise date. The fair value of the warrants - in accordance with guidance provided by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation - was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.25; no dividend yield; volatility factor of the expected market price of the company's common stock of 0.0%, and an expected life of 2.8 years. The value attributed to the warrants was insignificant.
As a result, these warrants have been allocated no value.

On June 30, 2003, we issued 1,268,621 shares of common stock for the conversion of $183,950 of the $350,000 Line of Credit obligation. The Company has drawn additional amounts totaling $175,000 under the Line, which amounts were also fully discounted as a result of the beneficial conversion feature, and recorded as additional paid-in capital. At August 31, 2003, $291,050 was outstanding under the Line. The stated liability for financial reporting purposes is $291,050 less an unamortized discount $131,549, or $159,501.

Under the Transfer Agreement dated December 1, 2000, the Company incurred a liability ("MRI technology purchase liability payable") of $500,000 (including interest of $75,000) to Biomed in connection with the acquisition of the MRI intellectual property rights described above. Biomed maintains a security interest in the underlying patents until the liability is satisfied. The intellectual property rights will revert to Biomed if the Company does not satisfy the liability by June 1, 2004. The stated liability bears interest at an annual rate of 8%.

In December 2002, in consideration for extending the maturity date to June 1, 2004 and for prior extensions, the Company and Biomed agreed to make the $500,000 MRI technology purchase liability payable to Biomed convertible at Biomed's election into shares of the Company's common stock at a price dependent on the selling price of the Company's stock, as defined, but below market. Consequently, the intrinsic value of the beneficial conversion feature of the liability was recorded as a discount, such that the full $500,000 was discounted, with a corresponding increase to additional paid-in capital. At August 31, 2003, the balance of the MRI technology purchase liability payable, net of a discount of $250,000, is $250,000.

At August 31, 2003, the principal amounts of the Company's obligations approximated their estimated fair values based upon current borrowing rates for similar issues.

CHANGES IN EQUITY:

During November 2002, the Company entered into a Stock Purchase Agreement with an institutional investor whereby the Company agreed to sell up to $3,000,000 of the Company's common stock. The agreement required the Company to file with the Securities and Exchange Commission ("SEC") a Registration Statement covering the shares issuable under this agreement. The registration became effective on July 11, 2003. Through August 31, 2003, the Company sold and issued 1,119,348 shares of common stock under the agreement for gross proceeds of $192,625. Also, during the quarter, $122,646 of related offering expenses were charged against the additional paid-in capital account.

On August 13, 2003, 2,000,000 options were granted to two consultants, exercisable at prices equal to 80% of the closing price of the stock on the day prior to exercise. During the month of August, options for 153,655 shares were exercised for an aggregate of $20,000.


                                PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Under Nevada Revised Statutes Section 78.138, a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

     * his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

     * his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

     This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of Biophan will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in the performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit the right of Biophan or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

     As permitted by Nevada law, Biophan's By-Laws include a provision which provides for indemnification of a director or officer by Biophan against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was a director or officer, provided that the director or officer acted in good faith and in a manner he believed to be in or not opposed to the best interests of Biophan. Biophan has purchased insurance under a policy that insures both Biophan and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

       SEC registration fee                              $     201.00
       Printing and engraving expenses                   $   5,000.00
       Legal and accounting fees and expenses            $  50,000.00
                                                         ------------
TOTAL                                                    $  55,201.00
                                                         ============

     All amounts in the above table are estimated except the SEC registration fee. None of the expenses will be paid by the selling shareholder.

Item 26.  Recent Sales of Unregistered Securities.

     The securities of Biophan that were issued or sold by Biophan within the past three years and were not registered with the SEC are described below.

(a) On December 1, 2000, we acquired LTR Antisense Technology, Inc., a New York corporation, from Biomed Solutions, LLC (formerly Biophan, LLC), a New York limited liability company, in a share for share exchange. As a result of the exchange, LTR became a wholly owned subsidiary. The exchange was consummated pursuant to and in accordance with an Exchange Agreement, dated December 1, 2000 and amended as of June 8, 2001, by and among Biophan, LTR and Biomed.

     In connection with the exchange, we (i) issued an aggregate of 10,759,101 shares of common stock to Biomed in exchange for all the issued shares of LTR, and (ii) issued an aggregate of 10,759,101 shares of common stock to an investor group consisting solely of three accredited investors for $175,000 in cash and the undertaking to assist us in additional capital raising.

     In transaction (i), the value of the consideration received (the LTR shares) was established at $175,000 in arms-length negotiation and approved by Biophan's board of directors. In transaction (ii), the value of the consideration received ($175,000) was established in arms-length negotiations and approved by Biophan's Board of Directors.

     The transactions were exempt from registration under Section 4(2) of the Securities Act of 1933 because the shares were issued to a limited number of accredited investors in a private, negotiated transaction in which the issuer gave full representations and warranties and the recipients of the securities did extensive due diligence and had access to all relevant information about Biophan, including annual and periodic filings with the SEC, necessary to evaluate their investment. The shares were all issued with restrictive legends. The shares issued to Biomed in exchange for the shares of LTR were issued to Biomed for its own account, for investment, and not with a view to distribution, and were received pursuant to the Exchange Agreement wherein the issuer provided full representations and warranties, various documents and other information about the issuer, including financial statements and SEC filings, and Biomed did extensive due diligence. A restrictive legend was placed on the certificate issued to Biomed. There was no solicitation involved in this issuance of securities, rather the securities were issued pursuant to a contractual relationship.

     In September 2001, the bulk of the shares received by Biomed were then distributed to its members and the members of its members (the "ultimate investors"). No consideration was provided by the members or the ultimate investors for the redistributed shares; the shares were distributed pro rata to the members and ultimate investors; the members and ultimate investors received information about the ratio used to calculate their distribution and the expected tax consequences of the transaction; the members and ultimate investors were accredited investors; and all the redistributed shares were issued with a restrictive legend.

(b) Between January 1, 2001 and February 1, 2003, Biophan issued options to purchase a total of 2,489,995 options under its 2001 Stock Option Plan to directors, officers, key employees and consultants. These include the following:

     * On January 1, 2001, Wilson Greatbatch was granted 250,000 options for his consulting services to us, and 8,333 options as former Chairman of the Scientific Advisory Board. The board of directors determined that the value of the consulting services was fair and adequate consideration for the options issued and Biophan recorded compensation expense of $9,200 with respect to those options.

     * On March 1, 2002, Dr. Guenter H. Jaensch was granted options to purchase 250,000 shares and on 7/16/02 was granted an additional 100,000 options, for his consulting services to us. The board of directors determined that the value of the consulting services was fair and adequate consideration for the options issued; Biophan valued the options at $36,900 and $592,500, respectively.

     * On January 1, 2001, Biophan issued to Boylan, Brown, Code, Vigdor & Wilson, LLP options to purchase 40,000 shares of common stock at an exercise price of $.50 per share, in consideration of the firm's agreement to defer payment of legal fees incurred in the transaction of the Exchange Agreement and Transfer Agreement dated December 1, 2000. Biophan recorded an expense of $1,600 with respect to the issuance of these options.

     The issuances of the above options were exempt under Section 4(2) of the Securities Act as the options were offered and issued to three persons were knowledgeable of Biophan's business; were either an accredited or sophisticated investor; and had access to all relevant information about Biophan, including annual and periodic filings with the SEC, necessary to evaluate their investment. Each recipient represented to Biophan that the options were being acquired for investment purposes without a view to distribution. There was no solicitation involved in this issuance of securities, rather the securities were issued pursuant to a contractual relationship for which the recipient of the securities provided services.

(c) In June 2001, we entered into bridge loan agreements providing gross proceeds of $986,500. Loans of $400,000 from one lender provided for a maturity date of December 15, 2001 and interest payable by issuance of 100,000 shares of stock on the due date. As additional consideration, the noteholder received 100,000 shares of stock and warrants to purchase an additional 100,000 shares at $1.00 per share. The noteholder had the right to convert the principal amounts into stock at $.75 per share at any time prior to maturity. We also received proceeds from a series of bridge loans to 15 accredited investors aggregating $586,500 upon the same general terms as above except that interest was payable by issuance of 73,324 shares of stock at the maturity date of October 29, 2001 (extended to November 29, 2001). Warrants to purchase 146,627 at $1.00 per share were issued to these lenders. All bridge lenders exercised their conversion options on November 29, 2001, at which time the Company issued 1,315,334 shares of common stock to convert the loans in the aggregate amount of $986,500 to equity.

     These transactions were exempt from registration under Regulation D, Rule 506 under the Securities Act of 1933 because the securities were offered and sold only to accredited investors and/or persons with knowledge of business, there was no general solicitation or general advertising related to the transactions, purchasers represented that they were acquiring securities for their own account and for investment, and the securities were issued with restrictive legends.

(d) Pursuant to a Private Placement Memorandum dated July 2, 2001, we offered to sell 3,000,000 shares of common stock at $1.00 per share, solely to accredited investors. The offering was concluded in January 2002. Gross proceeds of $2,399,750 were received, less offering costs of $254,467. The private offering was made pursuant to Regulation D, Rule 506 under the Securities Act. In accordance with Rule 506, (i) no general solicitation or general advertising was conducted in connection with the offering of the shares, (ii) all of the purchasers in the offering represented to Biophan that they were accredited investors, (iii) each purchaser was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain additional information, (iv) each purchaser represented that he had purchased the shares for his own account, for investment, and (v) the shares were issued with restrictive legends. In connection with this offering, we issued a total of 99,667 warrants at an exercise price of $1.00 per share, to three individuals for their services valued nominally at $10,000 in placing a portion of the offering.

     Prospective investors were identified and contacted through existing relationships and personal contacts of Biophan's directors, officers and consultants. A total of 43 accredited investors purchased securities in the private placement. Prospective investors were provided with a private placement memorandum, subscription agreement and detailed investor questionnaire. Also, Biophan's annual, quarterly and other periodic reports filed with the SEC were made available to prospective investors. An individual's status as an accredited investor was determined by representations made in the subscription agreement and responses to the questionnaire regarding the person's income and net worth.

(e) Biomed has received a total of 1,180,000 warrants to purchase shares of Biophan common stock as follows:

     (i) On March 1, 2001, it received options to purchase 200,000 shares at an exercise price of $1.00, in consideration of management effort and expense, with an estimated fair value of $47,000, incurred on behalf of Biophan.

    (ii) On June 4, 2002, it received 100,000 warrants at an exercise price of $1.00 in consideration of the extension of the due date for the Transfer Agreement payment (for which Biophan recorded an expense of $72,000) and 75,000 warrants with an exercise price of $1.00 for the grant of the line of credit (for which Biophan recorded an expense of $54,000).

   (iii) On August 19, 2002, Biomed received 30,000 warrants in consideration of the increase in the line of credit commitment, and 275,000 warrants for additional extensions of the payment terms of the Transfer Agreement payment, together valued at $71,500. On that date, the exercise price for all 680,000 warrants then outstanding to Biomed was set at the lowest of (x) the closing bid price on June 4, 2002; (y) the closing bid price on the date of exercise; or (z) the lowest per share purchase price paid by any third party between June 4, 2002 and the exercise date.

    (iv) On November 7, 2002, Biomed received warrants to purchase an additional 500,000 shares at an exercise price of $.50 per share, in consideration of the final extension of the Transfer Agreement payment, with an estimated fair value of $117,000, approved that day.

     The number of warrants will be reduced by 16,667 for each month prior to June 1, 2005 that the Transfer Agreement obligation is paid in full. Each extension of the Transfer Agreement payment enabled us to retain the MRI-compatible technology that we acquired under the Transfer Agreement. In each forgoing case, the Board of directors determined, without the vote of Messrs. Weiner and Kenzie, that the consideration received by the company was fair and adequate consideration for the warrants issued.

     These warrant issuances were exempt from registration under Section 4(2) of the Securities Act. The warrants were issued in private transactions to one accredited investor that had access to all relevant information about Biophan, including annual and periodic filings with the SEC, necessary to evaluate its investment and who represented that it acquired the warrants without a view to distribution. There was no solicitation involved in this issuance of securities, rather the securities were issued pursuant to a contractual relationship.

(f) On June 4, 2002, Wilson Greatbatch received 150,000 warrants with an exercise price of $1.00 in consideration of the extension of the payment due under the Transfer Agreement(for which Biophan recorded an expense of $108,000). This issuance was exempt from registration under Section 4(2) of the Securities Act as it was made in a private transaction to one accredited investor who had access to all relevant information about Biophan, including annual and periodic filings with the SEC, necessary to evaluate his investment, and who acquired the warrants without a view to distribution. There was no solicitation involved in this issuance of securities, rather the securities were issued pursuant to a contractual relationship.

(g) Also in July, 2002, we issued warrants to purchase a total of 50,000 shares at an exercise price of $.39 per share to four individuals in consideration of certain investment banking services with an estimated fair value of $2,000. In November 2002, we issued an additional 71,572 warrants at $.16 to $.41 per share to three of those four individuals in consideration of services, with an estimated fair value of $18,000, in the nature of a finder in connection with a portion of the Regulation S offering and other loans to us. We relied on exemptions from Registration under Section 4(2) of the Securities Act of 1933 because the issuances were in private transactions to a limited number of accredited or sophisticated persons who had access to all relevant information about Biophan, including annual and periodic filings with the SEC, necessary to evaluate their investment, and who represented they acquired the warrants without a view to distribution. There was no solicitation involved in this issuance of securities, rather the securities were issued pursuant to a contractual relationship for which the recipient of the securities provided services.

(h) During August and September 2002, we issued a total of 2,186,760 shares of common stock for gross cash proceeds of $515,397, less commissions and offering costs of $11,985. In connection with these transactions, we also issued 99,388 shares of common stock as additional commission with a value of $34,243. These shares were issued solely to nonaffiliated, non U.S. persons in offshore transactions exempt from registration under the Securities Act of 1933 pursuant to Regulation S.

(i) From September 2002 through January 6, 2003, we raised $1,385,275 by selling 5,541,100 shares at a per share price of $.25 to 117 accredited investors. Those investors also received warrants to purchase an additional 2,770,550 shares, half at an exercise price of $.25 per share and half at $.50 per share. In connection with this offering, we paid cash commissions of $107,503 and issued 258,006, valued at $.25 per share, shares to finders in consideration of their placement of shares. This offering was exempt from registration under Regulation D, Rule 506 of the Securities Act of 1933, based upon the following facts:

     (i) the shares and warrants were sold only to accredited investors with whom Biophan or Westbay, its finder, had a pre-existing relationship;

    (ii) neither Biophan nor Westbay offered to sell the securities by any form of general solicitation or general advertising;

   (iii) no Regulation D offering took place within the six months prior to the commencement of the offering;

    (iv) each purchaser represented that he had purchased the securities for his own account, for investment; and

     (v)  the securities were issued with restrictive legends.

(j) On January 7, 2003, Biophan issued warrants to purchase 161,290 shares at $.31 per share to Boylan, Brown, Code, Vigdor & Wilson LLP, in consideration of the firm reducing by $25,000 its fees billed to Biophan for the preparation of the registration statement relating to the resale of our shares by Spectrum. The board of directors determined that this was fair and adequate consideration. We relied on an exemption under Section 4(2) of the Securities Act for this issuance as it did not constitute a public offering and because there was only one offeree; there was no general solicitation or advertising; the firm is considered a sophisticated investor and had access to the same kind of information about Biophan normally found in a prospectus or in annual and periodic filings with the SEC; the firm had a prior business relationship with Biophan and its officers and directors; the firm agreed to and received the options with the intent to hold the options and the shares underlying the options for investment and not with a view to distribution; and the options contained a restrictive legend.

(k) On December 18, 2002, we issued warrants to purchase 2,000,000 shares at $1.00 per share and 1,000,000 shares at $1.50 per share, to SBI USA, LLC as consideration for the execution of an agreement to provide financial advisory services with an estimated fair value of $20,000. We relied on an exemption from registration under Section 4(2) of the Securities Act. SBI was the only offeree; the terms of the issuance were negotiated at arms length; SBI is the U.S. investment banking arm of Softbank Investment Group, Japan, and as such, is a sophisticated investor; SBI was provided with Biophan's public filings, including its most recent 10-KSB and 10-QSB. There was no solicitation involved in this issuance of securities, rather the securities were issued pursuant to a contractual relationship for which the recipient of the securities provided services. On April 25, 2003, Biophan and SBI terminated the financial advisory agreement, and SBI surrendered the warrants to Biophan without additional consideration.

(l) On June 30, 2003, we issued 1,268,621 shares of common stock for the conversion of $183,950 of the $350,000 Line of Credit obligation payable to Biomed Solutions, LLC. Biomed had previously sold that portion of its receivable to a single purchaser, Bellador Advisory Services (Labuan) Ltd., a Kuala Lumpur, Malaysia company. The shares were issued to Bellador and its assigns pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, involving a private transaction in exchange for debt, and pursuant to the provisions of Regulation S of the Securities Act. All recipients of the shares were nonaffiliated, non U.S. persons deemed to be accredited investors and/or persons with knowledge of business. There was no general solicitation or general advertising related to the transaction, and the recipients were required to represent that they were non U.S. persons and that they were not acquiring the shares for the account or benefit of any U.S. Person. The offer to purchase the shares was not made to a person in the United States and, at the time of the transaction, the purchasers were outside the United States. All securities representing the shares were issued with appropriate restrictive legends.

(m) On July 28, 2003, we issued 775,000 shares of common stock for the conversion of a debt obligation payable to a single investor in the aggregate amount of $155,568 ($143,570 principal, plus $11,998 interest). The shares were issued to the investor pursuant to the exemptions provided by Sections 3(a)(9) and 4(2) of the Securities Act, involving a private transaction in exchange for debt. The shares were exchanged by Biophan with a single existing security holder who is a non-affiliated accredited investor. No commission or other remuneration was paid or given directly or indirectly for soliciting the exchange. All securities representing the shares were issued with appropriate restrictive legends.

(n) Between July 12, 2003 and November 17, 2003 we issued an aggregate of 3,325,757 shares of our common stock to Spectrum Advisors, Ltd. in connection with the restated stock purchase agreement dated as of November 22, 2002 between us and Spectrum. We received aggregate proceeds of $491,190 from our sale of these shares to Spectrum. In connection with such sales, we are obligated to issue to Carolina Financial Services, LLC warrants to purchase 166,288 shares of our common stock at an average exercise price of approximately $.16. These transactions were exempt from registration under
Section 4(2) of the Securities Act because they did not involve any public offering.

Item 27.  Exhibits.

Exhibit No.   Exhibit Description                 Location
------------------------------------------------------------------------------
2.1           Articles of Merger                  Incorporated by reference
                                                  to Exhibit 3.2 to Biophan's
                                                  Form 10-KSB for the year
                                                  ended February 29, 2000
                                                  (the "2000 10-KSB")

2.2           Articles of Dissolution             Incorporated by reference
                                                  to Exhibit 3.3 to the 2000
                                                  10-KSB

2.3           Exchange Agreement, dated as of     Incorporated by reference
              December 1, 2000, by and among      to Exhibit 2.3 to Biophan's
              Biophan, Biomed Solutions, LLC      Registration Statement on
              (formerly Biophan, LLC), and LTR    Form SB-2 (File No. 333-
              Antisense Technology, Inc.          102526) (the "Prior
                                                  Registration")

3.1           Articles of Incorporation (Nevada)  Incorporated by reference to Exhibit 3.1 to the 2000
                                                  10-KSB

3.2           Bylaws (Nevada)                     Incorporated by reference
                                                  to Exhibit 3.2 to Biophan's
                                                  Form 10-SB filed on May 13,
                                                  1999.

3.3           Amendment to the Articles of        Incorporated by reference
              Incorporation                       to Exhibit 3.1(i) to
                                                  Biophan's Form 8-K, filed
                                                  December 15, 2000.

3.4           Amendment to Exchange Agreement     Incorporated by reference
                                                  to Exhibit 2 to Biophan's
                                                  Form 10-KSB for the year
                                                  ended February 28, 2001 and
                                                  filed as an exhibit to Form
                                                  SB-2a on May 1, 2003.

3.5           Certificate of Amendment to         Incorporated by reference
              Articles of Incorporation           to Exhibit 3.1(i) to
                                                  Biophan's Form 8-K on
                                                  August 27, 2001.

4.1           Stock Purchase Warrant between      Incorporated by reference
              Biophan and Biomed Solutions, LLC   to Exhibit 4.1 to
              (formerly Biophan, LLC) dated June  Biophan's Form 10-QSB for
              4, 2002                             the period ended May 31,
                                                  2002.

4.2           Restated Stock Purchase Warrant     Incorporated by reference
              Biophan and Bonanza Capital         to Exhibit 4.2 to
              Masterfund LTD                      Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

4.3           Restated Stock Purchase Warrant     Incorporated by reference
              between Biophan and Biomed          to Exhibit 4.3 to
              Solutions, LLC, dated January 8,    Biophan's Form 10-QSB for
              2003                                the period ended November
                                                  30, 2002.

4.4           Stock Purchase Warrant between      Incorporated by reference
              Biophan and Biomed Solutions, LLC   to Exhibit 4.4 to Biophan's
              dated November 11, 2002             Form 10-QSB for the period
                                                  ended November 30, 2002.

4.5           Form of Stock Purchase Warrant      Incorporated by reference
              issued to principals of Carolina    to Exhibit 4.5 to Biophan's
              Financial Services, for a total of  Form 10-QSB for the period
              121,572 shares                      ended November 30, 2002.

4.6           Form of Stock Purchase Warrant to   Incorporated by reference
              be issued to Carolina Financial     to Exhibit 4.6 to Biophan's
              services in connection with the     Form 10-QSB for the period
              Stock Purchase Agreement with       ended November 30, 2002.
              Spectrum Advisors, Ltd

4.7           Form of Stock Purchase Warrant      Incorporated by reference
              issued to investors in private      to Exhibit 4.7 to Biophan's
              placement of securities, for a      Form 10-QSB for the period
              total of 2,770,550 shares           ended November 30, 2002.

4.8           Stock Purchase Warrant issued to    Incorporated by reference
              SBI USA, LLC                        to Exhibit 4.8 to Biophan's
                                                  Form 10-QSB for the period
                                                  ended November 30, 2002.

5.1           Opinion of Nixon Peabody LLP        Filed as an Exhibit to
                                                  Registration Statement filed
                                                  on October 9, 2003.

10.1          Assignment, dated as of December    Incorporated by reference
              1, 2000, by and between Biophan     to Exhibit 10.1 to
              and Biomed Solutions, LLC           Biophan's Form 8-K, filed
              (formerly Biophan, LLC), a New      December 15, 2000.
              York limited liability company

10.2          Security Agreement, dated as of     Incorporated by reference
              December 1, 2000, by and between    to Exhibit 10.2 to
              Biophan and Biomed Solutions, LLC   Biophan's Form 8-K, filed
              (formerly Biophan, LLC), a New      December 15, 2000.
              York limited liability company

10.3          Transfer Agreement                  Incorporated by reference
                                                  to Exhibit 99.1 to
                                                  Biophan's Form 10-KSB for
                                                  the year ended February
                                                  28, 2001.

10.4          Amendment to Transfer Agreement     Incorporated by reference
                                                  to Exhibit 99.2 to
                                                  Biophan's Form 10-KSB for
                                                  the year ended February 28,
                                                  2001.

10.5          Line of Credit Agreement between    Incorporated by reference
              Biophan and Biomed Solutions, LLC   to Exhibit 10.1 to
              dated June 4, 2002                  Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.6          Convertible Promissory Note         Incorporated by reference
              between Biophan and Biomed          to Exhibit 10.2 to
              Solutions, LLC dated June 4         Biophan's Form 10-QSB for
              2002                                the period ended May 31,
                                                  2002.

10.7          Loan Agreement between Biophan      Incorporated by reference
              and H. Deworth Williams dated       to Exhibit 10.3 to
              June 18, 2002                       Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.8          Stock Purchase Agreement between    Incorporated by reference
              Biophan and Bonanza Capital         to Exhibit 10.4 to
              Masterfund LTD                      Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.9          Escrow Agreement between Biophan,   Incorporated by reference
              Bonanza Capital Masterfund LTD      to Exhibit 10.5 to
              and Boylan, Brown, Code, Vigdor &   Biophan's Form 10-QSB for
              Wilson LLP                          the period ended May 31,
                                                  2002.

10.10         Registration Rights Agreement       Incorporated by reference
              between Biophan and Bonanza         to Exhibit 10.6 to
              Capital Masterfund LTD              Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.11         Executive Employment Agreement      Incorporated by reference
              between Biophan and Michael L.      to Exhibit 10.7 to
              Weiner dated December 1, 2000       Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.12         Executive Employment Agreement      Incorporated by refer
              between Biophan and Jeffrey L.      to Exhibit 10.8 to
             Helfer dated June 6, 2002            Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.13         Executive Employment Agreement      Incorporated by reference
              between Biophan and Stuart G.       to Exhibit 10.9 to
              MacDonald dated June 6, 2002        Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.14         Executive Employment Agreement      Incorporated by reference
              between Biophan and Robert J.       to Exhibit 10.10 to
              Wood dated June 6, 2002             Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.15         Financial Accommodations Agreement  Incorporated by reference
              between Biophan and Bellador        to Exhibit 10.11 to
             (Labuan) Ltd dated July 1, 2002      Biophan's Form 10-QSB for
                                                  the period ended May 31,
                                                  2002.

10.16         Stock Purchase Agreement between    Incorporated by reference
              Biophan and Spectrum Advisors,      to Exhibit 10.16 to
              LTD.                                Biophan's Form 10-QSB for
                                                  the period ended November
                                                  30, 2002.

10.17         Escrow Agreement between Biophan,   Incorporated by reference
              Spectrum Advisors, Ltd. and         to Exhibit 10.17 to
              Boylan, Brown, Code, Vigdor &       Biophan's Form 10-QSB for
              Wilson LLP.                         the period ended November
                                                  30, 2002.

10.18         Registration Rights Agreement       Incorporated by reference
              between Biophan and Spectrum        to Exhibit 10.18 to
              Advisors, Ltd.                      Biophan's Form 10-QSB for
                                                  the period ended November
                                                  30, 2002.

10.19         Lease Agreement between Biophan     Incorporated by reference
              and High Technology of Rochester,   to Exhibit 10.19 to
              Inc.                                Biophan's Form SB-2a on
                                                  March 14, 2003.

10.20         Strategic Partnership Agreement     Incorporated by reference
              between Biophan and UB Business     to Exhibit 10.20 to
              Alliance dated December 10, 2001    Biophan's Form SB-2a on
                                                  March 14, 2003.

10.21         License Agreement between Biophan   Incorporated by reference
              and Xingwu Wang and Nanoset, LLC    to Exhibit 10.21 to
              dated February 7, 2002              Biophan's Form SB-2a on
                                                  March 14, 2003.

10.22         Patent License Agreement between    Incorporated by reference
              Biophan and Deborah D. L. Chung     to Exhibit 10.22 to
              dated April 5, 2002                 Biophan's Form SB-2a on
                                                  March 14, 2003.

10.23         License Agreement between Biophan   Incorporated by reference
              and Johns Hopkins University        to Exhibit 10.23 to
                                                  Biophan's Form SB-2a on
                                                  March 14, 2003.

10.24         Advisory Agreement between Biophan  Incorporated by reference
              and SBI USA, LLC dated December     to Exhibit 10.24 to
              18, 2002                            Biophan's Form SB-2a on
                                                  March 14, 2003.

10.25         Development Agreement between       Incorporated by reference
              Biophan and Alfred University       to Exhibit 10.25 to
              dated February 21, 2002             Biophan's Form SB-2a on
                                                  March 14, 2003.

10.26         Development Agreement between       Incorporated by reference
              Biophan and Alfred University       to Exhibit 10.26 to
              dated January 24, 2003              Biophan's Form SB-2a on
                                                  March 14, 2003.

10.27         First Amendment to Restated Stock   Incorporated by reference
              Purchase Agreement between Biophan  to Exhibit 10.27 to
              and Spectrum Advisors, Ltd.         Biophan's Form SB-2a on
                                                  March 14, 2003.

10.28         Development Agreement between       Incorporated by reference
              Biophan and Greatbatch              to Exhibit 10.28 to
              Enterprises, Inc., dated February   Biophan's Form SB-2a on May
              28, 2001                            1, 2003.

10.29         Assignment of Patent No:            Incorporated by reference
              60,269,817, by and between          to Exhibit 10.29 to
              Biophan and Michael L. Weiner,      Biophan's Form SB-2a on May
              Wilson Greatbatch, Patrick R.       1, 2003.
              Connelly, and Stuart G.
              MacDonald

10.30         Assignment of Patent No:            Incorporated by reference
              10,077,988, by and between Biophan  to Exhibit 10.30 to
              and Patrick R. Connelly, Michael    Biophan's Form SB-2a on May
              L. Weiner, Stuart G. MacDonald,     1, 2003.
              Thomas H. Foster, Wilson
              Greatbatch, and Victor Miller

10.31         Assignment of Patent No:            Incorporated by reference
              10,077,836, by and between Biophan  to Exhibit 10.31 to
              and Michael L. Weiner, Stuart G.    Biophan's Form SB-2a on May
              MacDonald, and Patrick R. Connelly  1, 2003.

10.32         Assignment of Patent No:            Incorporated by reference
              10,077,823, by and between Biophan  to Exhibit 10.32 to
              and Patrick R. Connelly, Michael    Biophan's Form SB-2a on May
              L. Weiner, Jeffrey L. Helfer ,      1, 2003.
              Stuart G. MacDonald, and Victor
              Miller

10.33         Assignment of Patent No:            Incorporated by reference
              10,077,978, by and between Biophan  to Exhibit 10.33 to
              and Michael L. Weiner, Jeffrey L.   Biophan's Form SB-2a on May
              Helfer, Stuart G. MacDonald,        1, 2003.
              Patrick R. Connelly, and Victor
              Miller

10.34         Assignment of Patent No:            Incorporated by reference
              10,078,062, by and between Biophan  to Exhibit 10.34 to
              and Michael L. Weiner, Patrick R.   Biophan's Form SB-2a on May
              Connelly, Stuart G. MacDonald,      1, 2003.
              Jeffrey L. Helfer, Victor Miller

10.35         Assignment of Patent No:            Incorporated by reference
              10,077,932, by and between Biophan  to Exhibit 10.35 to
              and Michael L. Weiner, Jeffrey L.   Biophan's Form SB-2a on May
              Helfer, Patrick R. Connelly,       1, 2003.
              Stuart G. MacDonald, and Victor
              Miller

10.36         Assignment of Patent No:            Incorporated by reference
              10,077,887, by and between Biophan  to Exhibit 10.36 to
              and Michael L. Weiner, Jeffrey L.   Biophan's Form SB-2a on May
              Helfer, Patrick R. Connelly,        1, 2003.
              Stuart G. MacDonald, and Victor
              Miller

10.37         Assignment of Patent No:            Incorporated by reference
              10,077,883, by and between Biophan  to Exhibit 10.37 to
              and Michael L. Weiner, Jeffrey L.   Biophan's Form SB-2a on May
              Helfer,  Patrick R. Connelly,       1, 2003.
              Stuart G. MacDonald, and Victor
              Miller

10.38         Assignment of Patent No:            Incorporated by reference
              10,077,958, by and between Biophan  to Exhibit 10.38 to
              and Michael L. Weiner, Jeffrey L.   Biophan's Form SB-2a on May
              Helfer,  Patrick R. Connelly,       1, 2003.
              Stuart G. MacDonald, and Victor
              Miller

10.39         Assignment of Patent No:            Incorporated by reference
              10,077,888, by and between Biophan  to Exhibit 10.39 to
              and Patrick R. Connelly, Stuart G.  Biophan's Form SB-2a on May
              MacDonald, and Michael L. Weiner    1, 2003.

10.40         Assignment of Patent No:            Incorporated by reference
              60,357,935, by and between Biophan  to Exhibit 10.40 to
              and Jeffrey L. Helfer, Robert W.    Biophan's Form SB-2a on May
              Gray, and Michael L. Weiner         1, 2003.

10.41         Assignment of Patent No:            Incorporated by reference
              10,132,457, by and between Biophan  to Exhibit 10.41 to
              and Stuart G. MacDonald, Jeffrey L. Biophan's Form SB-2a on May
              Helfer, and Michael L. Weiner       1, 2003.

10.42         Assignment of Patent No:            Incorporated by reference
              09,864,944, by and between Biophan  to Exhibit 10.42 to
              and Wilson Greatbatch, Patrick R.   Biophan's Form SB-2a on May
              Connelly and Michael L. Weiner      1, 2003.

10.43         Assignment of Patent No:            Incorporated by reference
              09,865,049, by and between Biophan  to Exhibit 10.43 to
              and Victor Miller, Wilson           Biophan's to Form SB-2a on
              Greatbatch, Patrick R. Connelly     May 1, 2003.
              and Michael L. Weiner

10.44         Assignment of Patent No:            Incorporated by reference
              09,885,867, by and between Biophan  to Exhibit 10.44 to
              and Wilson Greatbatch, Patrick R.   Biophan's Form SB-2a on May
              Connelly and Michael L. Weiner      1, 2003.

10.45         Assignment of Patent No:            Incorporated by reference
              09,885,868, by and between Biophan  to Exhibit 10.45 to
              and Victor Miller, Wilson           Biophan's Form SB-2a on May
              Greatbatch, Patrick R. Connelly     1, 2003.
              and Michael L. Weiner

10.46         Assignment of Patent No:            Incorporated by reference
              10,283,530, by and between Biophan  to Exhibit 10.46 to
              and Wilson Greatbatch and Michael   Biophan's Form SB-2a on May
              L. Weiner                           1, 2003.

10.47         Assignment of Patent No:            Incorporated by reference
              10,369,429, by and between Biophan  to Exhibit 10.47 to
              and Jeffrey L. Helfer, Robert W.    Biophan's Form SB-2a on May
              Gray, and Michael L. Weiner         1, 2003.

10.48         Assignment of Patent No:            Incorporated by reference
              10,162,318, by and between Biophan  to Exhibit 10.48 to
              and Biomed Solutions, LLC           Biophan's Form SB-2a on May
                                                  1, 2003.

10.49         Strategic Partnership Agreement     Incorporated by reference
              between Biophan and UB Business     to Exhibit 10.49 to
              Alliance dated May 27, 2003.        Biophan's Form SB-2a on
                                                  July 11, 2003.

10.50         Stock Purchase Agreement dated      Filed as an Exhibit to
              October 1, 2003 between Biophan     Registration Statement filed
              and SBI Brightline Consulting,      on October 9, 2003
              LLC.

10.51         Development Agreement between       Filed as an Exhibit to
              Biophan and Alfred University       Registration Statement filed
              dated July 17, 2003                 October 9, 2003.

16.1          Letter on change of accountants     Incorporated by reference
                                                  to Exhibit 16 to Biophan's
                                                  Form 10-KSB for the year
                                                  ended February 28, 2001.

16.2          Appointment of independent public   Incorporated by reference
              accountants                         to Exhibit 16 to Biophan's
                                                  Form 8-K on May 7, 2001.

21            Subsidiaries                        Incorporated by reference
                                                  to Exhibit 21 to Biophan's
                                                  Form 10-KSB for the year
                                                  ended February 28, 2001.

23.1          Consent Goldstein Golub Kessler     Filed herewith
              LLP

23.2          Accountant's Awareness Letter -
              Goldstein, Golub, Kessler, LLP      Filed herewith

23.3          Consent of Nixon Peabody LLP        Filed as an Exhibit to
                                                  Registration Statement filed
                                                  October 9, 2003.

23.4          Consent of Frank G. Shellock        Incorporated by reference
                                                  to Exhibit 23.2 to
                                                  Biophan's Form SB-2a on
                                                  May 22, 2003.

23.5          Consent of Robert Rubin M.D.        Incorporated by reference
                                                  to Exhibit 23.3 to
                                                  Biophan's Form SB-2a on
                                                  May 1, 2003.

24.1          Power of Attorney                   Included on Signature Page
                                                  of the Registration
                                                  Statement filed on October
                                                  9, 2003.

99.1          2001 Stock Option Plan              Incorporated by reference
                                                  to Exhibit 99.(i) to
                                                  Biophan's Form 8-K on
                                                  August 27, 2001.


Item 28. Undertakings.

     The undersigned registrant hereby undertakes that:

     (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof; and

     (3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Page                                  112



                               SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 2 on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Henrietta, State of New York on November 18, 2003.

BIOPHAN TECHNOLOGIES, INC.


By:   /s/ Michael L. Weiner
   ----------------------------------------
      Michael L. Weiner,
      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                              Date
---------------------    ---------------------------         -----------------

/s/ Michael L. Weiner    President, CEO and Director          November 18, 2003
---------------------   (Principal Executive Officer)
    Michael L. Weiner

/s/ Robert J. Wood       Vice President, Treasurer and CFO    November 18, 2003
---------------------   (Principal Financial and Accounting
Robert J. Wood           Officer)


/s/ *                     Secretary                           November 18, 2003
---------------------
David A. Miller

/s/ *                     Director                            November 18, 2003
---------------------
Guenter H. Jaensch

/s/ *                     Director                            November 18, 2003
---------------------
Ross B. Kenzie

/s/ *                     Director                            November 18, 2003
---------------------
Steven Katz

/s/ *                     Director                            November 18, 2003
---------------------
Robert S. Bramson


     * By: /s/ Robert J. Wood
       Robert J. Wood
       Attorney-in-Fact


Page                                  113